                                             Filed Pursuant to Rule 424(b)(2)of
                                             the Rules and Regulations Under the
                                             Securities Act of 1933 Registration
                                             Statement No. 333-103502

The information contained in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities or accept offers to buy these securities prior to the time this preliminary prospectus supplement is delivered in final form. This preliminary prospectus supplement with the accompanying prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where their offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MARCH 31, 2003

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 31, 2003)

                                $1,000,000,000

                                    Education Loan Backed Notes

                                 Education Funding Capital Trust-II
                                               Issuer

                                  Education Funding Capital I, LLC
                                             Depositor
[LOGO] Education (SM)
       LENDING GROUP, INC.
                                    Education Lending Group/SM/
                                               Seller

   We are offering our notes in the following nine series:

                   Original                                                                    Proceeds
                   Principal                                Final       Price to Underwriters'  to the
Series              Amount          Interest Rate       Maturity Date    Public    Discount    Issuer(1)
------           -------------- --------------------- ----------------- -------- ------------- ---------
Series A-1 Notes $   80,000,000 3-month LIBOR plus  %  March 15, 2007      %           %           $
Series A-2 Notes $  144,000,000 3-month LIBOR plus  % December 15, 2011    %           %           $
Series A-3 Notes $  276,000,000 3-month LIBOR plus  % December 15, 2017    %           %           $
Series A-4 Notes $   75,000,000        Auction         March 17, 2042      %           %           $
Series A-5 Notes $   75,000,000        Auction         March 17, 2042      %           %           $
Series A-6 Notes $  100,000,000        Auction         March 17, 2042      %           %           $
Series A-7 Notes $  100,000,000        Auction         March 17, 2042      %           %           $
Series A-8 Notes $  100,000,000        Auction         March 17, 2042      %           %           $
Series B-1 Notes $   50,000,000        Auction         March 17, 2042      %           %           $
   Total........ $1,000,000,000                                                                    $

--------
(1) Before deducting expenses, estimated to be $      .

   The notes will be secured by student loans. The notes are issued by a trust and constitute obligations of the trust payable solely from the student loans and other assets of the trust. The notes are not obligations of Education Funding Capital I, LLC or Education Lending Group, Inc. or any of their affiliates.

   All of the Class A notes offered pursuant to this prospectus supplement will be rated AAA by Fitch Ratings, Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's. The Class B notes offered pursuant to this prospectus supplement will be rated at least A by Fitch Ratings, A2 by Moody's Investors Service, Inc. and A by Standard & Poor's.

Neither the SEC nor any state securities commission has approved or disapproved of these notes
    or determined that this prospectus supplement is accurate or complete.
           Any representation to the contrary is a criminal offense.

                               -----------------

 You should carefully consider the risk factors beginning on page S-18 of this prospectus supplement and on page 5 of the accompanying prospectus.

   The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form on or about April 16, 2003, against payment in immediately available funds.

               SALOMON SMITH BARNEY      WILLIAM R. HOUGH & CO.


           The date of this prospectus supplement is March   , 2003
--------
/SM/ Education Lending Group and logo are service marks of Education Lending
     Group, Inc.

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the notes offered pursuant to this prospectus supplement in two separate documents that progressively provide more detail: (a) this prospectus supplement, which describes the specific terms of the notes being offered hereby, and (b) the accompanying prospectus, which provides general information, some of which may not apply to the notes offered hereby. You are urged to read both this prospectus supplement and the accompanying prospectus in full to obtain information concerning the notes.

   Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in those documents where you can find further discussions about related topics. The table of contents on the following page indicates the pages on which these captions are located.

   Unless otherwise indicated, references in this prospectus supplement to:

  . "the notes" refers to all of the notes offered pursuant to this prospectus supplement;

  . "the Class A notes" refers collectively to the Series A-1 notes, Series A-2 notes, Series A-3 notes, SeriesA-4 notes, Series A-5 notes, Series A-6 notes, Series A-7 notes and Series A-8 notes offered pursuant to this prospectus supplement;

  . "the Class B notes" refers to the Series B-1 notes offered pursuant to this prospectus supplement;

  . "the LIBOR notes" refers collectively to the Series A-1 notes, Series A-2 notes and Series A-3 notes offered pursuant to this prospectus supplement;

  . "the auction rate notes" refers collectively to the Series A-4 notes, Series A-5 notes, Series A-6 notes, Series A-7 notes, Series A-8 notes and Series B-1 notes offered pursuant to this prospectus supplement;

  . "student loans" refers to loans made under the Federal Family Education Loan Program to students and parents of students;

  . "we," "us," "our," "the trust" and "the issuer" refer to Education Funding Capital Trust-II, the issuer of the notes;

  . "indenture" refers to the Indenture of Trust among the issuer, the indenture trustee and the eligible lender trustee, which authorized the issuance of the notes;

  .   "depositor" refers to Education Funding Capital I, LLC;

  . "seller" refers to Education Lending Group, Inc., the seller of the student loans;

  . "master servicer" refers to Education Lending Services, Inc., the master servicer of the student loans; and

  . "underwriters" refers to Salomon Smith Barney Inc. and William R. Hough & Co., the underwriters for the notes.

   Additional terms used in this prospectus supplement are defined in the Glossary of Defined Terms attached to this prospectus supplement.

                TABLE OF CONTENTS TO THIS PROSPECTUS SUPPLEMENT

                   Summary..............................  S-1

                   Risk Factors......................... S-18

                   Forward-Looking Statements........... S-20

                   Description of the Notes............. S-21

                   Use of Proceeds...................... S-33

                   Acquisition of the Student Loans..... S-34

                   Characteristics of the Student Loans. S-34

                   Regarding the Student Loans.......... S-41

                   Description of the Indenture......... S-44

                   Plan of Distribution................. S-44

                   Legal Matters........................ S-45

                   Ratings.............................. S-45

                   Appendix A--Auction Procedures.......  A-1

                   Appendix B--Settlement Procedures....  B-1

                   Appendix C--Glossary of Defined Terms  C-1

               TABLE OF CONTENTS TO THE ACCOMPANYING PROSPECTUS

  Summary................................................................  1

  Risk Factors...........................................................  5

  Forward-Looking Statements............................................. 15

  Description of the Notes............................................... 16

  Security and Sources of Payment for the Notes.......................... 23

  Education Lending Group, Inc.'s Student Loan Program................... 25

  Servicing of the Student Loans......................................... 31

  Description of the Federal Family Education Loan Program............... 36

  Description of the Guarantee Agencies.................................. 48

  Description of the Indenture........................................... 55

  Federal Income Tax Consequences........................................ 65

  State Tax Considerations............................................... 74

  ERISA Considerations................................................... 74

  Plan of Distribution................................................... 75

  Legal Matters.......................................................... 76

  Ratings................................................................ 76

  Incorporation of Documents by Reference; Where to Find More Information 77

                                    SUMMARY

   The following summary highlights selected information about the notes and may not contain all of the information that you may find important in making your investment decision. The remainder of this prospectus supplement contains more detailed terms about the notes. You are strongly encouraged to read this entire prospectus supplement and the entire accompanying prospectus before deciding whether to purchase any of the notes.

Principal Parties

..    Issuer/Trust......................... Education Funding Capital Trust-II

..    Depositor............................ Education Funding Capital I, LLC

..    Seller............................... Education Lending Group, Inc.

..    Master Servicer and Administrator.... Education Lending Services, Inc.

..    Subservicers......................... Great Lakes Educational Loan Services, Inc. and ACS
                                           Education Services, Inc.

..    Guarantors........................... Great Lakes Higher Education Guaranty Corporation and
                                           Massachusetts Higher Education Assistance Agency d/b/a/
                                           American Student Assistance

..    Owner Trustee........................ Wilmington Trust Company

..    Co-Owner Trustee..................... Fifth Third Bank

..    Indenture Trustee.................... Fifth Third Bank

..    Eligible Lender Trustee.............. Fifth Third Bank

..    Underwriters......................... Salomon Smith Barney Inc. and William R. Hough & Co.

..    Broker-Dealers....................... William R. Hough & Co. for the Series A-4 notes and the
                                           Series A-5 notes and Salomon Smith Barney Inc. for the
                                           Series A-6 notes, the Series A-7 notes, the Series A-8
                                           notes and the Series B-1 notes

..    Market Agent......................... Salomon Smith Barney Inc.

..    Auction Agent........................ Deutsche Bank Trust Company Americas

..    Calculation Agent.................... Salomon Smith Barney Inc.

The Offered Notes

   The issuer is offering the following series of notes:

  Class A Notes:

  . Series A-1 LIBOR Floating Rate Education Loan Backed Notes, in the amount of $80,000,000;

  . Series A-2 LIBOR Floating Rate Education Loan Backed Notes, in the amount of $144,000,000;

  . Series A-3 LIBOR Floating Rate Education Loan Backed Notes, in the amount of $276,000,000;

  . Series A-4 Auction Rate Education Loan Backed Notes, in the amount of $75,000,000;

  . Series A-5 Auction Rate Education Loan Backed Notes, in the amount of $75,000,000;

  . Series A-6 Auction Rate Education Loan Backed Notes, in the amount of $100,000,000;

  . Series A-7 Auction Rate Education Loan Backed Notes, in the amount of $100,000,000; and

  . Series A-8 Auction Rate Education Loan Backed Notes, in the amount of $100,000,000.

  Class B Notes:

  . Series B-1 Auction Rate Education Loan Backed Notes, in the amount of $50,000,000.

  LIBOR Notes:

   The LIBOR notes consist of Series A-1, Series A-2 and Series A-3.

  Auction Rate Notes:

   The auction rate notes consist of Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, and Series B-1.

Dates

   Closing Date.  The closing date for this offering is April 16, 2003.

   Statistical Cut-off Date. In this prospectus supplement, we have presented information relating to a portfolio of student loans that we intend to acquire on or before April 17, 2003. Information relating to the portfolio of student loans is as of the statistical cut-off date, which is the close of business on February 28, 2003. We believe that the information set forth in this prospectus supplement with respect to those student loans as of the statistical cut-off date is representative of the characteristics of those student loans as they will exist at the date on which we acquire them, although certain characteristics of the student loans may vary.

   Distribution Dates. The distribution dates for the LIBOR notes is the 15th of each March, June, September and December, beginning June 16, 2003. If any March 15, June 15, September 15 or December 15 is not a business day, the distribution date will be the next business day. We sometimes refer to these distribution dates as "quarterly distribution dates".

   The distribution dates for the auction rate notes are (a) for a series of auction rate notes with an auction period less than 90 days, the business day following the end of each auction period for that series of auction rate notes; and (b) for a series of auction rate notes with an auction period in excess of 90 days, the quarterly distribution dates referred to above and the business day following the end of each auction period for that series of auction rate notes. We sometimes refer to a distribution date for auction rate notes as an "auction rate distribution date".

   Monthly Allocation Dates. On or prior to the 15th day of each month, the indenture trustee will make certain allocations of the funds on deposit in the collection account. See "--Administration of the Trust Estate--Monthly Allocations". We refer to the day of each month on which those allocations are required to be made as the "monthly allocation date".

   Monthly Expense Payment Dates. On or prior to the 15th day of each month, the indenture trustee will pay certain expenses related to the notes and the student loans held in the trust estate, including, rebate fees to the Secretary of Education and the fees of each subservicer, the indenture trustee, the eligible lender trustee, the owner trustee, the auction agent, each broker-dealer, the calculation agent, the market agent, the master servicer and the administrator. See "--Administration of the Trust Estate--Distributions". We refer to those fees as the "monthly issuer fees" and to the day of each month on which those fees are required to be paid as the "monthly expense payment date". See "--Monthly Issuer Fees".

   Record Dates. Interest and principal will be payable to holders of record as of the close of business on the record date, which is:

  .   for the LIBOR notes, the day before the related distribution date; and

  .   for the auction rate notes,

     . for payments of interest at the applicable interest rate and for payments of principal, two business days before the related distribution date, and

     . for payments of carry-over amounts and interest accrued thereon, the record date relating to the distribution date for which the carry-over amount accrued.

Information about the Notes

   The notes are debt obligations of the issuer. The notes are payable solely from the student loans and other assets of the issuer. The notes are not obligations of Education Funding Capital I, LLC or Education Lending Group, Inc. or any of their affiliates.

  LIBOR Notes

   Interest will accrue generally on the principal balances of the LIBOR notes during three-month accrual periods and will be paid on quarterly distribution dates.

   An accrual period for the LIBOR notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date. The first accrual period for the LIBOR notes, however, will begin on the closing date and end on June 15, 2003, the day before the first quarterly distribution date.

   Interest Rates. The LIBOR notes will bear interest at the annual rates listed below:

  .   The Series A-1 interest rate will be three-month LIBOR, except for the
      first accrual period, plus   %;

  .   The Series A-2 interest rate will be three-month LIBOR, except for the
      first accrual period, plus   %; and

  .   The Series A-3 interest rate will be three-month LIBOR, except for the
      first accrual period, plus   %.

   For the LIBOR notes, LIBOR for the first accrual period will be determined by the indenture trustee by reference to straight line interpolation between one-month and two-month LIBOR based on the actual number of days in the interest accrual period.

   We will determine LIBOR on the days specified in this prospectus supplement under "DESCRIPTION OF THE NOTES--Determination of LIBOR". For the LIBOR notes, we will calculate interest based on the actual number of days elapsed in each accrual period divided by 360.

  Auction Rate Notes

   Interest will accrue generally on the principal balance of the auction rate notes during the related accrual period and will be paid on the related auction rate distribution date.

   An accrual period for a series of auction rate notes begins on an auction rate distribution date for that series and ends on the day before the next auction rate distribution date for that series. The first accrual period for a series of auction rate notes, however, will begin on the closing date and end on the initial auction date for that series.

   Interest Rates. After the initial period, the interest rate on the auction rate notes is determined at auction. The initial interest rates on the auction rate notes will be determined on the business day before the closing date. The initial auction date and the initial rate adjustment date for each series of auction rate notes are set forth below:

                                            Initial Rate
                                 Initial     Adjustment
                        Series Auction Date     Date
                        ------ ------------ ------------
                         A-4    May 9, 2003 May 12, 2003
                         A-5   May 23, 2003 May 27, 2003
                         A-6    May 7, 2003  May 8, 2003
                         A-7   May 14, 2003 May 15, 2003
                         A-8   May 21, 2003 May 22, 2003
                         B-1   May 21, 2003 May 22, 2003

   For each auction period, the interest rate for the notes will equal the least of:

  . the "auction rate"--a rate determined pursuant to the auction procedures attached to this prospectus supplement as Appendix A;

  .   the "maximum rate"--a rate defined in the indenture as the lesser of:

     . the LIBOR rate for a comparable period plus a margin ranging from 1.50% to 3.50% depending upon the ratings of the notes, or

     .   the maximum rate permitted by law; and

  . the "net loan rate"--a rate defined in the indenture to mean the weighted average interest rate on our student loans (net of the rebate fee payable to the Secretary of Education with respect to our Federal Consolidation Loans) less our program expense percentage and net losses realized on the student loans (expressed as a percentage of the outstanding principal balance of all our student loans). The program expense percentage, which is currently 0.50%, is determined by us and equals our estimated annual expenses divided by the outstanding principal balance of all our student loans.

   For the auction rate notes, we will calculate interest based on the actual number of days elapsed during the related accrual period divided by 360.

   After the initial period, the auction period for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period or the auction date for any series of auction rate notes may change as described in the accompanying prospectus under "DESCRIPTION OF THE NOTES--Auction Rate Notes".

   If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the auction period will be the non-payment rate, which is one-month LIBOR plus 1.50%.

   If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the auction period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

   Optional Redemption. On any auction rate distribution date occurring after the date on which the principal balances of all LIBOR notes are reduced to zero, the auction rate notes are subject to redemption in whole or in part at the option of the issuer; provided, however, while any Class A auction rate notes are outstanding, the issuer may redeem Class B auction rate notes only if, as of the date of selection of notes for redemption and after giving effect to the redemption, the senior parity percentage is at least 105.0% and the parity percentage is at least 100.5%. See "PROSPECTUS SUMMARY--Parity Percentages" in the accompanying prospectus for a description of the calculation of the parity percentage and the senior parity percentage. If less than all outstanding auction rate notes are to be redeemed, the particular series to be redeemed will be determined by us. If less than all outstanding auction rate notes of a given series are to be redeemed, the particular notes to be redeemed will be determined by lot.

  All Notes

   Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

   Principal Payments. While any LIBOR notes are outstanding, principal will be payable on the LIBOR notes in an amount generally equal to (a) the Principal Distribution Amount for that quarterly distribution date plus (b) any shortfall in the payment of principal as of the preceding quarterly distribution date. For the initial quarterly distribution date, the Principal Distribution Amount will include any amounts transferred from the acquisition account to the collection account during the initial collection period.

   After the principal balances of all LIBOR notes are reduced to zero, principal will be allocated to the auction rate notes on each monthly allocation date in an amount generally equal to (a) the Principal Distribution Amount as of that monthly allocation date plus (b) any shortfall in the payment of principal as of the preceding monthly allocation date. Principal allocated but not payable to the auction rate notes on a monthly allocation date will be set aside in the distribution account and then paid on the applicable auction rate distribution date.

   We will apply or allocate principal sequentially on each quarterly distribution date or monthly allocation date, as applicable, in the following manner:

  . first, to the Series A-1 notes until their principal balances are reduced to zero;

  . second, to the Series A-2 notes until their principal balances are reduced to zero;

  . third, to the Series A-3 notes until their principal balances are reduced to zero;

  . fourth, subject to any payment of principal to the Series B-1 notes as described in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes", to the Series A-4 notes until their principal balances are reduced to zero;

  . fifth, subject to any payment of principal to the Series B-1 notes as described in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes", to the Series A-5 notes until their principal balances are reduced to zero;

  . sixth, subject to any payment of principal to the Series B-1 notes as described in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes", to the Series A-6 notes until their principal balances are reduced to zero;

  . seventh, subject to any payment of principal to the Series B-1 notes as described in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes", to the Series A-7 notes until their principal balances are reduced to zero;

  . eighth, subject to any payment of principal to the Series B-1 notes as described in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes", to the Series A-8 notes until their principal balances are reduced to zero; and

  . ninth, to the Series B-1 notes until their principal balances are reduced to zero.

   However, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the Class A notes will be made or set aside for future distribution pro rata, without preference or priority.

   Any payment of principal on an auction rate note shall be made by redeeming that auction rate note. See "DESCRIPTION OF THE NOTES--The Class A Notes--Distributions of Principal" and "--The Class B Notes--Distributions of Principal" in this prospectus supplement for a more detailed description of principal payments.

   Maturity Dates.

  .   The Series A-1 notes will mature no later than March 15, 2007;

  .   the Series A-2 notes will mature no later than December 15, 2011;

  .   the Series A-3 notes will mature no later than December 15, 2017;

  .   the Series A-4 notes will mature no later than March 17, 2042;

  .   the Series A-5 notes will mature no later than March 17, 2042;

  .   the Series A-6 notes will mature no later than March 17, 2042;

  .   the Series A-7 notes will mature no later than March 17, 2042;

  .   the Series A-8 notes will mature no later than March 17, 2042; and

  .   the Series B-1 notes will mature no later than March 17, 2042.

   The actual maturity of any series of notes could occur earlier if, for example,

  .   there are prepayments on the student loans held in the trust estate;

  . the master servicer exercises its option to purchase any remaining student loans held in the trust estate; or

  . the indenture trustee auctions the remaining student loans held in the trust estate.

   Denominations. We will issue the LIBOR notes in minimum denominations of $1,000 or an integral multiple of $1,000. We will issue the auction rate notes in minimum denominations of $50,000 or an integral multiple of $50,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System. You will not receive a certificate representing your notes except in very limited circumstances.

   Security for the Notes. The notes will be secured by the assets of the issuer, primarily the student loans, which student loans will consist of Federal Consolidation Loans. See "--Information about the Issuer--Assets of the Issuer--Student Loans".

   Subordination of the Class B Notes. Payments of interest on the Class B notes on a distribution date will be subordinate to the payment of interest on the Class A notes that have a distribution date on that distribution date. Generally, payments of principal on the Class B notes will be subordinate to the payment of both interest and principal on the Class A notes. However, under certain circumstances, payments of principal may be made on or allocated to the Class B notes before payments of principal are made on or allocated to Class A auction rate notes. See "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.

   Interest Rate Swap Agreement. On or about the closing date, the issuer expects to enter into an interest rate swap agreement with a counterparty whose long-term senior unsecured debt will be rated at least "Aa3" by Moody's Investors Service and whose short-term debt will be rated at least "A-1" by Fitch Ratings and at least "A-1" by Standard and Poor's. The issuer expects that the swap agreement will be in effect for less than 36 months and that under the swap agreement, (i) the issuer will cause the indenture trustee to pay the counterparty thereunder on each quarterly distribution date a fixed interest rate based on a specified notional amount, which fixed interest rate and notional amount will be determined at or about the time the swap agreement is executed, and (ii) the counterparty thereunder will pay to the indenture trustee on each quarterly distribution date a variable rate of interest equal to one-month LIBOR.

Information about the Issuer

  Formation of the Issuer

   The issuer is a Delaware statutory trust.

   The only activities of the issuer will be acquiring, owning and managing the student loans and the other assets of the issuer, issuing and making payments on the notes and other related activities.

   Education Funding Capital I, LLC, as depositor, after acquiring the student loans from Education Lending Group, Inc., as seller, under a transfer and sale agreement, will sell the student loans to the issuer under a transfer and sale agreement. Fifth Third Bank, as eligible lender trustee, will hold legal title to the student loans for the depositor under an eligible lender trust arrangement.

  Assets of the Issuer

   The assets of the issuer will include:

  .   the student loans;

  .   collections and other payments on the student loans; and

  . funds it will hold in its trust accounts under the indenture, including an acquisition account, collection account, a reserve account, a capitalized interest account, and a distribution account.

   Student Loans. The student loans are education loans to students and parents of students. Consolidation loans made under the Federal Family Education Loan Program, known as FFELP, comprise 100% of the initial Pool Balance. Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.

   The student loans had an initial Pool Balance of approximately $546,956,000 as of the statistical cut-off date.

   As of the statistical cut-off date, the weighted average annual borrower interest rate of the student loans was approximately 4.61% and their weighted average remaining term to scheduled maturity was approximately 255 months.

   Education Lending Group, Inc., as the seller, or one of its affiliates, has or will originate or acquire the student loans in the ordinary course of its student loan financing business. The depositor expects to purchase from the seller, and the issuer expects to purchase from the depositor, student loans in the aggregate principal amount (including principal and accrued interest thereon) of approximately $850,000,000 on or before April 17, 2003 and from the depositor additional student loans in the aggregate principal amount (including principal and accrued interest thereon) of approximately $101,219,000 on or before May 31, 2003. See "ACQUISITION OF THE STUDENT LOANS" in this prospectus supplement.

   Guarantee agencies described in this prospectus supplement guarantee all of the student loans. They are reinsured by the United States Department of Education.

   The student loans will be selected from the consolidation loans acquired by the seller based on the criteria established by the depositor, as described in this prospectus supplement and in the accompanying prospectus.

   Special allowance payments on all of the student loans are based on the three-month commercial paper rate plus 2.64%. See "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM--Fees--Rebate Fee on Federal Consolidation Loans". For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter.

   Collection Account. The indenture trustee will establish and maintain the collection account under the indenture. The indenture trustee will deposit into the collection account all collections on the student loans, including all interest subsidy payments and special allowance payments.

   The first collection period will be the period from the date of original issuance and delivery of the notes through May 31, 2003. Thereafter, a collection period will be (a) while any LIBOR notes are outstanding, the three-month period ending on the last day of August, November, February or May, in each case for the quarterly distribution date in the following month, and
(b) after the date on which the principal balances of all LIBOR notes are reduced to zero, the period beginning on the first day of each month and ending on the last day of the same month.

   Distribution Account. The indenture trustee will establish and maintain the distribution account under the indenture. The indenture trustee will deposit specified amounts on deposit in the collection account into the distribution account as set forth under "--Administration of the Trust Estate--Monthly Allocations".

   Reserve Account. The indenture trustee will establish and maintain the reserve account under the indenture. The indenture trustee will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $10,000,000. Funds in the reserve account may be replenished on each quarterly distribution date, or on each monthly allocation date after the principal balances of all LIBOR notes have been reduced to zero, by additional funds available after all prior required distributions have been made. See "DESCRIPTION OF THE NOTES--Allocations and Distributions" in this prospectus supplement.

   Amounts remaining in the reserve account on any distribution date in excess of the reserve account requirement, after the payments described below, will be deposited into the collection account.

   The reserve account requirement is the amount required to be maintained in the reserve account. The reserve account requirement for any quarterly distribution date, or for any monthly allocation date after the principal balances of all LIBOR notes have been reduced to zero, means the greater of (a) 1.0% of the outstanding balance of all our notes, and (b) $500,000; provided, however, that in no event will the reserve account requirement exceed the outstanding balance of all our notes.

   The reserve account will be available to cover any shortfalls in payments of the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount after applying to that shortfall amounts on deposit in the capitalized interest account and in the acquisition account.

   In addition, the reserve account will be available:

   (a) on the maturity date for each Class A note, to cover shortfalls in payments of the Class A noteholders' principal and accrued interest, and

   (b) on the maturity date for each Class B note and upon termination of the trust estate, to pay the Class B noteholders the unpaid principal balance on the Class B notes and accrued interest.

   The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

   If the market value of the reserve account on any distribution date is sufficient to pay the remaining principal and interest accrued on the notes, amounts on deposit in the reserve account will be so applied on that distribution date. See "DESCRIPTION OF THE NOTES--Credit Enhancement--Reserve Account" in this prospectus supplement.

   Capitalized Interest Account. The indenture trustee will establish and maintain the capitalized interest account under the indenture. The indenture trustee will make an initial deposit from the net proceeds from the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $10,000,000.

   If on any distribution date, amounts on deposit in the distribution account and allocated to the payment of interest on the notes and amounts on deposit in the collection account representing interest receipts on the student loans are insufficient to make the required interest distributions to noteholders on that date, to the extent of that insufficiency, amounts on deposit in the capitalized interest account will be used to make the required interest distributions before applying to that payment amounts on deposit in the collection account representing principal receipts on the student loans or amounts on deposit in the acquisition account or in the reserve account. The capitalized interest account will be available to cover shortfalls in payments of the Class A Noteholders' Interest Distribution Amount and, after that, shortfalls in payments of the Class B Noteholders' Interest Distribution Amount.

   Funds in the capitalized interest account will not be replenished. Funds remaining in the capitalized interest account on February 28, 2005, after giving effect to all withdrawals from the account on or prior to that date, will be deposited into the collection account and may be transferred on an earlier date if we receive a confirmation from each rating agency then rating any of our outstanding notes that such transfer will not result in its rating(s) of those notes being reduced or withdrawn.

   The capitalized interest account further enhances the likelihood of timely interest payments to noteholders on each distribution date occurring on or before February 15, 2005. Because it will not be replenished, in certain circumstances the capitalized interest account could be depleted. This depletion could result in shortfalls in interest distributions to noteholders. See "DESCRIPTION OF THE NOTES--Allocations and Distributions--Capitalized Interest Account" in this prospectus supplement.

   Acquisition Account. The indenture trustee will establish and maintain the acquisition account under the indenture. On the closing date, the indenture trustee will deposit approximately $977,030,000 of the proceeds of the sale of the notes into the acquisition account. Using the amounts in the acquisition account, we expect to pay costs of issuance of the notes and to purchase from the depositor a pool of student loans in the aggregate principal amount (including principal and premium and accrued interest thereon) of approximately $871,250,000 on or before April 17, 2003 and from the depositor additional student loans in the aggregate principal amount (including principal and premium and accrued interest thereon) of approximately $103,750,000 on or before May 31, 2003. We may not purchase student loans that have characteristics that are materially and adversely different from the characteristics shown in the most recent cash flow projections provided to the rating agencies unless we first receive confirmation from each rating agency then rating any of our outstanding notes that the acquisition of such student loans will not result in its rating(s) of those notes being reduced or withdrawn. See "ACQUISITION OF THE STUDENT LOANS" and "CHARACTERISTICS OF THE STUDENT LOANS" in this prospectus supplement.

   If on any distribution date, amounts on deposit in the distribution account and allocated to the payment of interest on the notes, amounts on deposit in the collection account representing interest receipts on the student loans, and amounts on deposit in the capitalized interest account are insufficient to make the required interest distributions to noteholders on that date, or if on the stated maturity date of any series of notes, amounts on deposit in the distribution account and allocated to the payment of principal on that series of notes and amounts on deposit in the collection account are insufficient to make the required principal distributions to noteholders on that date, to the extent of that insufficiency, amounts on deposit in the acquisition account will be used to make the required distributions before applying to that payment amounts on deposit in the reserve account.

   Amounts remaining in the acquisition account on May 31, 2003, after giving effect to all withdrawals from the account on or prior to that date, will be transferred to the collection account unless we receive a confirmation from each rating agency then rating any of our outstanding notes that a delay in such transfer will not result in its rating(s) of those notes being reduced or withdrawn. See "DESCRIPTION OF THE NOTES--Allocations and Distributions--Acquisition Account" in this prospectus supplement.

Administrator

   Education Lending Services, Inc. will act as the administrator of the issuer under an administration agreement.

Compensation of the Administrator

   The administrator will receive an administration fee equal to 0.05% per annum of the average monthly outstanding principal balance of student loans in the trust estate. The administration fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase.

   For so long as Education Lending Services, Inc. or any of its affiliates is the administrator, the administration fee shall be payable only in months in which the parity percentage and the senior parity percentage, calculated as of the last day of the month preceding the month in which the administration fee is to be paid, are not less than 98% and 103%, respectively.

Administration of the Trust Estate

  Monthly Allocations

   On or prior to each monthly allocation date, the indenture trustee will make the following allocations with funds on deposit in the collection account:

  . first, deposit into the distribution account for the Secretary of Education, an amount equal to the monthly rebate fee payable to the Secretary of Education expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts as described in this summary under "--Distributions";

  . second, deposit into the distribution account for each subservicer, pro rata, an amount equal to their fees expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

  . third, deposit into the distribution account for the indenture trustee, the eligible lender trustee and the owner trustee, pro rata, an amount equal to their fees expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

  . fourth, deposit into the distribution account, pro rata, for the auction agent, the broker-dealers, the calculation agent and the market agent, an amount equal to their fees expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

  . fifth, deposit into the distribution account for the master servicer and administrator, pro rata, the amounts of the servicing fee and administration fee that will accrue for the related calendar month plus previously accrued and unpaid or set aside amounts;

  . sixth, deposit into the distribution account, pro rata, for each series of Class A notes an amount equal to the sum of (i) the interest expected to accrue on the Class A notes from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (ii) the amount expected to be payable by the issuer to the counterparties under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments specified in the schedule to each derivative product; and

  . seventh, deposit into the distribution account for the Class B notes an amount equal to the sum of (i) the interest expected to accrue on the Class B notes from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (ii) the amount expected to be payable by the issuer to the counterparties under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments specified in the schedule to each derivative product.

  Distributions

   On each monthly expense payment date, the indenture trustee will pay the following fees from amounts on deposit in the distribution account and allocated to the payment of those fees, and to the extent of any insufficiency, from amounts on deposit in the collection account: (i) the monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal of and interest on Federal Consolidation Loans described under "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM--Fees--Rebate Fee on Federal Consolidation Loans" in the accompanying prospectus, (ii) pro rata, the fees of each subservicer, (iii) pro rata, the fees of the indenture trustee, the eligible lender trustee and the owner trustee, (iv) pro rata, the fees of the auction agent, the broker-dealers, the calculation agent and the market agent, and (v) subject to the limitations described in this summary under "Compensation of the Master Servicer" and "Compensation of the Administrator", pro rata, the fees of the master servicer and the administrator.

   On each quarterly distribution date occurring on or before the date on which the principal balances of all LIBOR notes are reduced to zero, and thereafter on each monthly allocation date, the indenture trustee will make the deposits and distributions set forth in clauses (a) through (s) below, and in the case of a quarterly distribution date or monthly allocation date that is not an auction rate distribution date for all auction rate notes, allocations to the distribution account with respect to those auction rate notes (for principal and carry-over amounts), in the amounts and in the order of priority shown in clauses (a) through (s) below, except as otherwise provided in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes" and "--The Class A Notes--Distributions of Principal".

   (a) Pro rata, based on the aggregate principal balance of the Class A notes entitled to distributions on this date and on the amount payable by the issuer to counterparties under derivative products secured on a parity with those Class A notes as scheduled payments and as certain termination payments:

      (1) to the Class A noteholders, the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with the Class A notes, the amount payable by the issuer as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product;

   (b) pro rata, based on the aggregate principal balance of the Class B notes entitled to distributions on this date and the amount payable by the issuer to counterparties under derivative products secured on a parity with those Class B notes as scheduled payments and as certain termination payments:

      (1) to the Class B noteholders, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with the Class B notes, the amount payable by the issuer as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product;

   (c) to the Series A-1 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (d) after the Series A-1 notes have been paid in full, to the Series A-2 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (e) after the Series A-2 notes have been paid in full, to the Series A-3 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (f) after the Series A-3 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-4 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (g) after the Series A-4 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-5 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (h) after the Series A-5 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-6 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (i) after the Series A-6 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-7 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (j) after the Series A-7 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-8 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (k) after all of the Class A notes have been paid in full, to the Class B noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount;

   (l) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Reserve Account Requirement;

   (m) if the parity percentage is not at least 100.5% and the senior parity percentage is not at least 105.0%, to the distribution account to pay principal on the Class A notes on their next respective distribution dates, in the order and priority described in this summary under "--Information about the Notes--All Notes--Principal Payments", the least amount required to increase the parity percentage to at least 100.5% and the senior parity percentage to at least 105.0%, with those percentages computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class A notes;

   (n) if the parity percentage is not at least 100.5%, to the distribution account to pay principal on the Class B notes on their next distribution date, the least amount required to increase the parity percentage to at least 100.5%, with that percentage computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class B notes;

   (o) to the distribution account to be paid on the next respective distribution dates for the Class A auction rate notes, pro rata, any Class A carry-over amounts;

   (p) to the distribution account to be paid on the next respective distribution dates for the Class B auction rate notes, any Class B carry-over amounts;

   (q) pro rata, based on the amount of any termination payments due pursuant to this clause, to the counterparties under each derivative product secured on a parity with the Class A notes, the amount of any termination payments due and payable by the issuer and not payable in clause (a), above;

   (r) pro rata, based on the amount of any termination payments due pursuant to this clause, to the counterparties under each derivative product secured on a parity with the Class B notes, the amount of any termination payments due and payable by the issuer and not payable in clause (b), above; and

   (s) to the depositor, any remaining amounts after application of the preceding clauses if, and after giving effect to the transfer of any amounts to the depositor, the parity percentage is equal to at least 100.5% and the senior parity percentage is equal to at least 105.0%.

   On each auction rate distribution date that is not a quarterly distribution date or monthly allocation date the indenture trustee will make the following distributions:

   (a) first, from amounts deposited in the distribution account that were allocated to the Class A auction rate notes with a distribution date on this auction rate distribution date and to counterparties under derivative products secured on a parity with those Class A auction rate notes, and then from amounts on deposit in the collection account, pro rata, based on the aggregate principal balances of those Class A auction rate notes and the amount payable by the issuer as scheduled payments and as certain termination payments under each derivative product secured on a parity with those Class A auction rate notes:

      (1) to the noteholders of those Class A auction rate notes, the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with those Class A auction rate notes, the amount payable by the issuer under each derivative product as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product; and

   (b) second, from amounts deposited in the distribution account that were allocated to the Class B auction rate notes with a distribution date on this auction rate distribution date and to counterparties under derivative products secured on a parity with those Class B auction rate notes, and then from amounts on deposit in the collection account, pro rata, based on the aggregate principal balances of those Class B auction rate notes and the amount payable by the issuer as scheduled payments and as certain termination payments under each derivative product secured on a parity with those Class B auction rate notes:

      (1) to the noteholders of those Class B auction rate notes, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with those Class B auction rate notes, the amount payable by the issuer under each derivative product as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product.

   Amounts on deposit in the distribution account with respect to principal and carry-over amounts allocated to the auction rate notes will be paid to the auction rate noteholders on the applicable auction rate distribution dates.

   While any LIBOR notes are outstanding, on each quarterly distribution date that is not an auction rate distribution date for one or more series of auction rate notes, in lieu of making payments on that date of principal and carry-over amounts on those series of auction rate notes, these amounts will be deposited into the distribution account. See "DESCRIPTION OF THE NOTES--Allocations and Distributions" in this prospectus supplement for a more detailed description of distributions.

  Monthly Issuer Fees

   The issuer will make payments of certain fees and expenses prior to distributions of principal and interest on the notes. Those fees and expenses include payments to the Secretary of Education as rebate fees and to each subservicer, the indenture trustee, the eligible lender trustee, the owner trustee, the auction agent, each broker-dealer, the calculation agent, the market agent, the master servicer and the administrator. See "DESCRIPTION OF THE NOTES--Monthly Issuer Fees" in this prospectus supplement for a more detailed description of monthly issuer fees.

  Transfer of the Assets to the Issuer

   Under a transfer and sale agreement, the depositor will sell the student loans to the issuer, with the eligible lender trustee holding legal title to the student loans.

   If the depositor breaches a representation under the transfer and sale agreement regarding a student loan, generally the depositor will have to cure the breach, repurchase or replace that student loan or reimburse the issuer for losses resulting from the breach.

  Servicing of the Assets

   Education Lending Servicing, Inc., as the master servicer, will be responsible for servicing, maintaining custody of and making collections on the student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. The master servicer may perform its servicing obligations through one or more subservicing agreements with eligible third party servicers. See "SERVICING OF THE STUDENT LOANS" in the accompanying prospectus for a more detailed description of the provisions of the master servicing agreement.

  Compensation of the Master Servicer

   The master servicer will receive a servicing fee equal to 0.10% per annum of the average monthly outstanding principal balance of student loans serviced. The servicing fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase. The servicing fee may also include specified amounts payable to the master servicer for tasks it performs.

   For so long as Education Lending Services, Inc. or any of its affiliates is the master servicer, the servicing fee shall be payable only in months in which the parity percentage and the senior parity percentage, calculated as of the last day of the month preceding the month in which the servicing fee is to be paid, are not less than 98% and 103%, respectively.

  Termination of the Trust Estate

   The trust estate under the indenture will terminate upon:

  . the maturity or other liquidation of the last student loan and the disposition of any amount received upon its liquidation; and

  .   the payment of all amounts required to be paid to the noteholders.

   See "DESCRIPTION OF THE INDENTURE--Satisfaction of Indenture" in the accompanying prospectus.

  Optional Purchase

   The master servicer may purchase or arrange for the purchase of all remaining student loans on any distribution date when the Pool Balance is 10% or less of the initial Pool Balance. The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the greater of (i) the aggregate outstanding balances of the remaining student loans as of the end of the preceding collection period, including all interest accrued thereon, and (ii) a prescribed minimum purchase amount.

   This prescribed minimum purchase amount is the amount that would be sufficient to:

  . reduce the outstanding principal amount of each series of notes then outstanding on the related distribution date to zero;

  .   pay to noteholders the interest payable on the related distribution date;

  . pay all amounts due to counterparties under derivative products secured on a parity with the notes; and

  . in the case of auction rate notes, pay any carry-over amounts and interest on carry-over amounts.

  Auction of Trust Assets

   The indenture trustee will offer for sale by auction all remaining student loans at the end of the collection period when the Pool Balance is 10% or less of the initial Pool Balance. The auction date will be the 3rd business day before the related distribution date. An auction will occur only if the master servicer has first waived its optional purchase right. The master servicer will waive its option to purchase the remaining student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the student loans. The depositor and its affiliates, including Education Lending Group, Inc. and the master servicer, and unrelated third parties may offer bids to purchase the student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the student loans.

   If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds (a) the minimum purchase amount described in this summary under "Optional Purchase" or
(b) the fair market value of the student loans as of the end of the related collection period, whichever is higher. If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the notes or the administrator, to determine if the fair market value of the student loans has been offered.

   The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

   If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the student loans after future collection periods upon terms similar to those described above, including the master servicer's waiver of its option to purchase remaining student loans.

   If the student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the reserve account requirement, the indenture trustee will distribute the amount of the excess as accelerated payments of note principal. The indenture trustee may or may not succeed in soliciting acceptable bids for the student loans either on the auction date or subsequently.

Indenture Trustee

   Under the indenture, Fifth Third Bank will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

Eligible Lender Trustee

   The issuer will be created under a trust agreement. Fifth Third Bank will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the student loans owned by the issuer.

Auction Agent

   Deutsche Bank Trust Company Americas will act as auction agent with respect to the auction rate notes.

Broker-Dealers

   William R. Hough & Co. will act as broker-dealer with respect to the Series A-4 notes and the Series A-5 notes and Salomon Smith Barney Inc. will act as broker-dealer with respect to the Series A-6 notes, the Series A-7 notes, the Series A-8 notes and the Series B-1 notes.

Master Servicer

   Education Lending Services, Inc. will act as the master servicer of the student loans held in the trust estate.

Subservicers

   Great Lakes Educational Loan Services, Inc. and ACS Education Services, Inc. each will act as a subservicer of specified student loans held in the trust estate.

Guarantors

   Great Lakes Higher Education Guaranty Corporation and Massachusetts Higher Education Assistance Agency d/b/a American Student Assistance each will act as a guarantor of specified student loans held in the trust estate.

Calculation Agent

   Salomon Smith Barney Inc. will act as the calculation agent with respect to the LIBOR notes.

ERISA Considerations

   Subject to the considerations discussed in the accompanying prospectus under "ERISA CONSIDERATIONS", the notes are eligible for purchase by employee benefit plans.

Federal Income Tax Consequences

   In the opinion of Squire, Sanders & Dempsey L.L.P., the notes will be characterized as debt obligations for federal income tax purposes. Interest paid or accrued on the notes will be taxable to you. See "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus.

Ratings

   It is a condition to the sale of the Class A notes that they be rated "AAA" by Fitch Ratings, "Aaa" by Moody's Investors Service and "AAA" by Standard & Poor's. It is a condition to the sale of the Class B notes that they be rated at least "A" by Fitch Ratings, "A2" by Moody's Investors Service and "A" by Standard & Poor's.

Risk Factors

   Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the accompanying prospectus under "RISK FACTORS".

                                 RISK FACTORS

   You should consider the following risk factors in deciding whether to purchase the notes. The accompanying prospectus, beginning on page 5, describes additional risk factors you should consider.

Subordination of the      Class B noteholders, to a lesser extent Series A-8,
Class B notes and         Series A-7, Series A-6, Series A-5 and Series A-4
payment priorities may    noteholders, to a still lesser extent, Series A-3
result in a greater       noteholders, and to a still lesser extent, Series A-2
risk of loss.             noteholders bear a greater risk of loss than do
                          Series A-1 noteholders because:

                          . Distributions of interest on the Class B notes on a
                            distribution date will be subordinate to the payment of interest on the Class A notes that have a distribution date on that distribution date. Distributions of principal of the Class B notes will be subordinate to the payment of interest on the Class A notes;

                          . Except as described in this prospectus supplement
                            under "DESCRIPTION OF THE NOTES--The Class B
                            Notes--Subordination of the Class B Notes", no principal will be paid to the Class B noteholders until all of the Class A noteholders have been paid in full;

                          . No principal will be paid to the Series A-8, Series
                            A-7, Series A-6, Series A-5, and Series A-4 noteholders, until the Series A-1, Series A-2, and Series A-3 noteholders have been paid in full;

                          . No principal will be paid to the Series A-3
                            noteholders until the Series A-2 noteholders have been paid in full; and

                          . No principal will be paid to the Series A-2
                            noteholders until the Series A-1 noteholders have been paid in full;

Because the initial       The initial Pool Balance and other assets in the
principal balance of      trust estate is approximately 97.12% of the aggregate
the notes exceeds the     principal amount of the notes. Noteholders must rely
trust assets, you may     primarily on interest payments on the student loans
be adversely affected     and other trust assets, in excess of servicing and
by a high rate of         administration fees and interest payable on the
prepayments.              notes, to reduce the aggregate principal amount of
                          the notes to the Pool Balance. The noteholders, especially Class B noteholders, could be adversely affected by a high rate of prepayments of the student loans, which would reduce the amount of interest available for this purpose. Prepayments may result from borrowers further consolidating or re-consolidating their student loans, borrower defaults and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the student loans on which interest will be collected will be less than the principal amount of the notes for some period.

Future increases in       Fees and expenses constituting monthly issuer fees
fees and expenses         are payable by the issuer prior to the payment of
payable by the issuer     principal and interest on your notes. Certain of
will reduce the amount    those fees and expenses are not fixed and may
of funds available to     reasonably be expected to increase over time, such as
the issuer to pay         those payable to subservicers. Material increases in
principal and interest    fees and expenses will reduce the amount of funds
on your notes.            available to pay principal and interest on your notes
                          and may result in insufficient funds being available for such payment. See "DESCRIPTION OF THE
                          NOTES--Monthly Issuer Fees" in this prospectus supplement.

Your notes may have a     There is a degree of basis risk associated with the
degree of basis risk      notes. Basis risk is the risk that shortfalls might
that could compromise     occur because, among other things, the interest rates
the issuer's ability      of the student loans and those of the notes adjust on
to pay principal and      the basis of different indexes. If a shortfall were
interest on your notes.   to occur, the issuer's ability to pay your principal
                          and/or interest on the notes could be compromised.

Your notes may have a     On or about the closing date, the issuer expects to
greater basis risk and    enter into an interest rate swap agreement that is
the issuer's ability      intended to mitigate the basis risk associated with
to pay principal and      the LIBOR notes. The issuer expects that the swap
interest on your notes    agreement will be in effect for less than 36 months.
may be compromised if     If a payment is due to the issuer under the swap
the counterparty          agreement, a default by the counterparty thereunder
defaults under the        may reduce the amount of funds available to the
interest rate swap        issuer to pay principal and interest on your notes.
agreement.                Additionally, the LIBOR notes will accrue interest
                          based on three-month LIBOR, while the payments due under the swap agreement are expected to be based on one-month LIBOR.

                          The issuer expects that the interest rate swap agreement will contain provisions regarding early termination of the swap agreement upon the occurrence of certain events to be specified in the swap agreement. If an early termination of the swap agreement occurs, the issuer may no longer have the benefit of the swap agreement. You cannot be certain that the issuer will be able to enter into a substitute interest rate swap agreement.

The interest rates on     The interest rates on the auction rate notes may be
the auction rate notes    limited by the maximum rate, which will be based on
are subject to            the least of the maximum auction rate, the maximum
limitations, which        interest rate or, in certain circumstances, the net
could reduce your         loan rate (which is based on the rates of return on
yield.                    the student loans, less specified administrative
                          costs and net losses on the student loans). If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

                          For a distribution date on which the interest rate for a series of auction rate notes is equal to the net loan rate, the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the net loan rate were not a component of the maximum auction rate over (b) the net loan rate, will become a carry-over amount and will be allocated to the applicable notes on succeeding quarterly distribution dates (and paid on the succeeding distribution date) only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of mandatory redemption of an auction rate note will be extinguished. See "DESCRIPTION OF THE NOTES--Auction Rate Notes--Maximum Rate and Interest Carryovers" in the accompanying prospectus.

                          FORWARD-LOOKING STATEMENTS

   Statements in this prospectus supplement, including those concerning our expectations as to our ability to purchase student loans, to structure and to issue competitive securities, our ability to pay our notes, and certain other information presented in this prospectus supplement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. You should not place undue reliance on those forward-looking statements. Please review the factors described in this prospectus supplement and in the accompanying prospectus under "RISK FACTORS", which could cause our actual results to differ from expectations.

                           DESCRIPTION OF THE NOTES

Interest Rates

   LIBOR Notes. The LIBOR notes will bear interest at the annual rates listed below.

    Series                            Interest Rate
  ---------- ----------------------------------------------------------------
  Series A-1 three-month LIBOR, except for the first accrual period, plus  %.
  Series A-2 three-month LIBOR, except for the first accrual period, plus  %.
  Series A-3 three-month LIBOR, except for the first accrual period, plus  %.

   For the LIBOR notes, LIBOR for the first accrual period shall be determined by the indenture trustee by reference to straight line interpolation between one-month and two-month LIBOR based on the actual number of days in the interest accrual period. In each case, LIBOR will be determined on the days specified under "--Determination of LIBOR".

   Auction Rate Notes. After the initial period, the auction rate notes will bear interest at rates determined by auction. The initial interest rates on the auction rate notes will be determined on the business day before the closing date. The initial auction date and the initial rate adjustment date for each series of auction rate notes is set forth in the table below.

                                                       Initial Rate Adjustment
         Series              Initial Auction Date               Date
-------------------------  -------------------------  -------------------------
       Series A-4                 May 9, 2003               May 12, 2003
       Series A-5                May 23, 2003               May 27, 2003
       Series A-6                 May 7, 2003                May 8, 2003
       Series A-7                May 14, 2003               May 15, 2003
       Series A-8                May 21, 2003               May 22, 2003
       Series B-1                May 21, 2003               May 22, 2003

   We will calculate interest on the basis of a 360-day year and the actual number of days elapsed during the related accrual period.

   Following each initial period, the auction period for each series of the auction rate notes will generally consist of 28 days. We may change the length of the auction period for any series of the auction rate notes as described in the accompanying prospectus under "DESCRIPTION OF THE NOTES--Auction
Rate Notes--Changes in Auction Period".

   For each auction period, the interest rate for the auction rate notes will equal the least of:

  .   the "auction rate"--a rate determined pursuant to the auction procedures;

  .   the "maximum rate"--a rate defined in the indenture as the lesser of:

     . the LIBOR rate for a comparable period plus a margin ranging from 1.50% to 3.50% depending upon the ratings of the auction rate notes, or

     .   the maximum rate permitted by law; and

  . the "net loan rate"--a rate defined in the indenture to mean the weighted average interest rate on our student loans (net of the rebate fee payable to the Secretary of Education with respect to our Federal Consolidation Loans) less our program expense percentage and net losses realized on the student loans (expressed as a percentage of the outstanding principal balance of all our student loans). The program expense percentage, which is currently 0.50%, is determined by us and equals our estimated annual expenses divided by the outstanding principal balance of all our student loans.

   If, on the first day of any auction period a payment default on the notes has occurred and is continuing, the rate for the auction period will be the non-payment rate, which is one-month LIBOR plus 1.50%.

   If in any auction all the notes subject to the auction are subject to hold orders, the interest rate for the auction period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

   The procedures that will be used in determining the interest rates on the auction rate notes are attached to this prospectus supplement as Appendix A. A summary of those procedures in described in the accompanying prospectus under "DESCRIPTION OF THE NOTES--Auction Rate Notes".

The Class A Notes

   Distributions of Interest. Interest will accrue on the principal balances of the Class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable pro rata to the Class A noteholders entitled to distributions on each applicable distribution date based upon the total amount of interest then due on each such series of Class A notes. Interest accrued on any series of Class A notes as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date together with an amount equal to interest on the unpaid amount at the interest rate borne by that series of Class A notes. Interest payments to the Class A noteholders and payments to counterparties under derivative products secured on a parity with the Class A notes entitled to distributions on any applicable distribution date will generally be funded from amounts on deposit in the distribution account allocated to the payment of interest to those Class A noteholders; from Available Funds remaining after the distribution of the monthly issuer fees on that distribution date; from amounts on deposit in the capitalized interest account through February 28, 2005; from amounts on deposit in the acquisition account; and from amounts on deposit in the reserve account. See "--Allocations and Distributions" and "--Credit Enhancement--Reserve Account". If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount on that distribution date and the amount payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments, the shortfall will be allocated pro rata to the Class A noteholders and counterparties entitled to distributions on that distribution date, based upon the total amount of interest then payable on each series of Class A notes entitled to distributions on that distribution date and the total amount of scheduled payments and certain termination payments payable by the issuer on that distribution date under each derivative product.

   Depending on the allocations of the indenture trustee on each monthly allocation date, the rate and timing of collections and the different distribution dates for different series of notes, interest may be paid in full on the Class B notes or on one or more series of Class A notes on a given distribution date while interest is not paid in full on all of the Class A notes, or on certain series thereof, on a later distribution date.

   Distributions of Principal. Principal payments will be made on the LIBOR notes on each quarterly distribution date in an amount generally equal to the Principal Distribution Amount on that distribution date, until the principal balances of all LIBOR notes are reduced to zero.

   After the date on which the principal balances of all LIBOR notes are reduced to zero and subject to the payment of principal on the Class B notes as discussed under "--The Class B Notes--Subordination of the Class B Notes", principal payments will be made on or allocated to the Class A auction rate notes on each monthly allocation date in an amount generally equal to the Principal Distribution Amount on that distribution date, until the principal balances of the Class A auction rate notes are reduced to zero. Principal payable on the Class A auction rate notes will be allocated to the Class A auction rate notes on a quarterly distribution date or monthly allocation date, as applicable, and deposited in the distribution account and then paid on the applicable auction rate distribution date.

   Principal payments on the Class A notes entitled to distributions on any applicable distribution date will generally be derived from amounts on deposit in the distribution account allocated to the payment of principal on those Class A notes and from Available Funds remaining after the distribution of the monthly issuer fees on that distribution date, the Class A Noteholders' Interest Distribution Amount on that distribution date, amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments, the Class B Noteholders' Interest Distribution Amount on that distribution date, and amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments. See "--Allocations and Distributions", "--Credit Enhancement" and "--The Class B Notes--Subordination of the Class B Notes". If these sources are insufficient to pay or allocate the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable or allocated to the Class A noteholders with respect to principal on subsequent distribution dates. Amounts on deposit in the acquisition account and in the reserve account, other than amounts in excess of the Reserve Account Requirement, will not be available to make principal payments on the Class A notes except at maturity of the applicable series of notes or on the final distribution upon termination of the trust estate, except that for the initial quarterly distribution date, the Principal Distribution Amount will include any amounts transferred from the acquisition account to the collection account during the initial collection period.

   We will apply or allocate principal sequentially on each quarterly distribution date or monthly allocation date, as applicable, in the following manner:

  . first, pro rata to the principal balances of the Series A-1 notes until retired,

  . second, pro rata to the principal balances of the Series A-2 notes until retired,

  . third, pro rata to the principal balances of the Series A-3 notes until retired,

  . fourth, subject to the payment of principal to the Series B-1 notes as discussed under "--The Class B Notes--Subordination of the Class B Notes" to the principal balances of the Series A-4 notes, by lots of $50,000, until retired,

  . fifth, subject to the payment of principal to the Series B-1 notes as discussed under "--The Class B Notes--Subordination of the Class B Notes", to the principal balances of the Series A-5 notes, by lots of $50,000, until retired,

  . sixth, subject to the payment of principal to the Series B-1 notes as discussed under "--The Class B Notes--Subordination of the Class B Notes", to the principal balances of the Series A-6 notes, by lots of $50,000, until retired,

  . seventh, subject to the payment of principal to the Series B-1 notes as discussed under "--The Class B Notes--Subordination of the Class B Notes", to the principal balances of the Series A-7 notes, by lots of $50,000, until retired, and

  . eighth, subject to the payment of principal to the Series B-1 notes as discussed under "--The Class B Notes--Subordination of the Class B Notes", to the principal balances of the Series A-8 notes, by lots of $50,000, until retired.

   However, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the Class A notes will be made or set aside for future distribution pro rata, without preference or priority.

   Any payment of principal on a Class A auction rate note shall be made by redeeming that auction rate note. The aggregate outstanding principal balance of each series of Class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a series of Class A notes is paid may be earlier than its maturity date, based on a variety of factors.

The Class B Notes

   Distributions of Interest. Interest will accrue on the principal balances of the Class B notes at the Class B interest rate. Interest will accrue during each applicable accrual period and will be payable to the Class B noteholders on each applicable distribution date. Interest accrued as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date, together with an amount equal to interest on the unpaid amount at the Class B interest rate. Interest payments to the Class B noteholders and payments to counterparties under derivative products secured on a parity with the Class B notes entitled to distributions on any applicable distribution date will generally be funded from amounts on deposit in the distribution account allocated to the payment of interest to those Class B noteholders; from Available Funds remaining after the distribution of the monthly issuer fees on that distribution date, the Class A Noteholders' Interest Distribution Amount on that distribution date, and amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments; from amounts on deposit in the capitalized interest account through February 28, 2005; from amounts on deposit in the acquisition account; and from amounts on deposit in the reserve account. See "--Allocations and Distributions", "--Credit Enhancement--Reserve Account" and "--The Class B Notes--Subordination of the Class B Notes".

   The Class B interest rate for each accrual period will be determined on each auction date as described in this prospectus supplement under "--Interest Rates-- Auction Rate Notes".

   Distributions of Principal. Subject to the payment of principal on the Class B notes as discussed under "--The Class B Notes--Subordination of the Class B Notes", principal payments will be made or allocated to Class B noteholders to retire the Class B notes on each monthly allocation date after the Class A notes are retired in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for the immediately preceding distribution date. See "--Optional Redemption of Auction Rate Notes". Any payment of principal on a Class B note shall be made by redeeming that note. Principal payable on the Class B notes will be allocated to the Class B notes on a monthly allocation date and deposited in the distribution account and then paid on the applicable auction rate distribution date. Principal payments on the Class B notes entitled to payment on a distribution date will generally be funded from amounts on deposit in the distribution account allocated to the payment of principal on the Class B notes and from Available Funds remaining after the distribution of the monthly issuer fees on that distribution date, the Class A Noteholders' Interest Distribution Amount on that distribution date, amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments, the Class A Noteholders' Principal Distribution Amount on that distribution date, the Class B Noteholders' Interest Distribution Amount on that distribution date, and amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments. Amounts on deposit in the acquisition account and in the reserve account (other than amounts in excess of the Reserve Account Requirement) will not be available to make principal payments on the Class B notes except at their maturity and on the final distribution upon termination of the trust estate. See "--Allocations and Distributions" and "--Credit Enhancement--Reserve Account".

   The outstanding principal balance of the Class B notes will be due and payable in full on the Class B maturity date to the extent of available amounts. The actual date on which the final distribution on the Class B notes will be made may be earlier than the Class B maturity date, however, based on a variety of factors.

   Subordination of the Class B Notes. On any applicable distribution date, distributions of interest on the Class B notes will be subordinated to the payment of interest on the Class A notes with a distribution date on that distribution date. Consequently, on any applicable distribution date, Available Funds remaining after the payment of monthly issuer expenses, amounts on deposit in the capitalized interest account through February 28, 2005, amounts on deposit in the acquisition account and amounts on deposit in the reserve account will be applied to the payment of interest on the applicable Class A notes prior to any payment of interest on the Class B notes.

   Generally, no payments of the principal balance of the Class B notes will be made until all Class A notes have been retired. However, if on any applicable distribution date occurring after the date on which the principal balances of all LIBOR notes are reduced to zero and while any Class A auction rate notes remain outstanding, the senior parity percentage is greater than 105.0% and the parity percentage is greater than 100.5%, before any amount will be paid or allocated as principal on the Class A auction rate notes, principal will be paid on the Class B notes in an amount equal to the greatest amount that can be paid as principal on the Class B notes without reducing the senior parity percentage below 105.0% or reducing the parity percentage below 100.5%.

   Notwithstanding the foregoing, if

   (a) on any distribution date following distributions under clauses (a) through (j) under "--Allocations and Distributions--Distributions" to be made on that distribution date, without giving effect to any payments from the capitalized interest account or from the acquisition account to the Class B notes, the outstanding principal balance of the Class A notes would be in excess of:

  . the outstanding principal balance of the student loans held in the trust estate plus

  . any accrued but unpaid interest on the those student loans as of the last day of the related collection period plus

  . the balance of the reserve account on the distribution date following those distributions minus

  .   the Reserve Account Requirement on that distribution date, or

   (b) an insolvency event involving the seller or the depositor or an event of default under the indenture affecting the Class A notes has occurred and is continuing, then, until the conditions described in (a) or (b) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.

Optional Redemption of Auction Rate Notes

   During any time after all the LIBOR notes have been retired, the auction rate notes are subject to redemption in whole or in part at the option of the issuer; provided, however, while any Class A auction rate notes are outstanding, the issuer may redeem Class B auction rate notes only if, as of the date of selection of notes for redemption and after giving effect to the redemption, the senior parity percentage is least 105.0% and the parity percentage is at least 100.5%. If less than all outstanding auction rate notes are to be redeemed, the particular series to be redeemed will be determined by us. In the absence of direction by us, the series of auction rate notes to be redeemed will be selected first from our Class A auction rate notes in ascending numerical order of the series designation (beginning with the Series A-5 notes), and thereafter, from our Class B auction rate notes. If less than all outstanding auction rate notes of a given series are to be redeemed, the particular notes to be redeemed will be determined by lot.

Determination of LIBOR

   One-month, two-month, three-month or four-month LIBOR, for any accrual period, is the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month, two months, three months or four months, as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, one-month, two-month, three-month or four-month LIBOR in effect for the applicable accrual period will be one-month, two-month, three-month or four-month LIBOR in effect for the previous accrual period.

   For this purpose:

  . "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

  . "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  . "Reference Banks" means four major banks in the London interbank market selected by the calculation agent.

   For purposes of calculating one-month, three-month and four-month LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

Trust Accounts

   The indenture trustee will establish and maintain under the indenture the acquisition account, collection account, the reserve account, the distribution account, and the capitalized interest account on behalf of the noteholders.

   Funds in the acquisition account, the collection account, the reserve account, the distribution account, and the capitalized interest account will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date or the next monthly expense payment date, to the extent of the monthly issuer fees.

Monthly Issuer Fees

   The fees and expenses payable by the Issuer prior to distribution of principal and interest on the notes include payments to the Secretary of Education as rebate fees and to each subservicer, the indenture trustee, the eligible lender trustee, the owner trustee, the auction agent, each broker-dealer, the calculation agent, the market agent, the master servicer and the administrator.

   The monthly rebate fee to the Secretary of Education is payable at an annualized rate generally equal to 1.05% on principal of and interest on Federal Consolidation Loans disbursed on or after October 1, 1993. See "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM--Fees--Rebate Fee on Federal Consolidation Loans" in the accompanying prospectus for information regarding the rebate fee payable to the Secretary of Education.

   The contracts with each subservicer provide for monthly fees for the servicing of student loans according to schedules set forth in each subservicing agreement. As to over 95% of the student loans, the fees are charged on a per loan basis and are subject to increases upon 60 days' prior written notice given by the end of any calendar quarter and the subservicing agreement for those student loans is subject to termination upon at least 180 days' prior written notice of termination given by the subservicer or at least 30 days' prior written notice given by the issuer. We have estimated the subservicing fees will not exceed 0.25% per annum of the principal balance of the student loans through April 16, 2013.

   We have estimated the fees of the indenture trustee, the eligible lender trustee and the owner trustee to aggregate an amount not to exceed 0.014% per annum of the principal amount of notes outstanding. We have estimated the amount of the broker-dealer fees not to exceed 0.25% per annum of the principal amount of the auction rate notes, the amount of the fees of the auction agent not to exceed 0.01% per annum of the auction rate notes outstanding, and the fees of the calculation agent and the market agent at $1,000 each per annum.

   The compensation of the master servicer is described under "--Servicing Fee" and the compensation of the administrator is described under "--Administration Fee".

Servicing Fee

   The master servicer will receive a servicing fee equal to 0.10% per annum of the average monthly outstanding principal balance of student loans serviced. The servicing fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase. The servicing fee may also include specified amounts payable to the master servicer for tasks it performs.

   For so long as Education Lending Services, Inc. or any of its affiliates is the master servicer, the servicing fee shall be paid only in months in which the parity percentage and the senior parity percentage, calculated as of the last day of the month preceding the month in which the servicing fee is to be paid, are not less than 98% and 103%, respectively.

   The fees of each subservicer shall be paid on each monthly expense payment date as discussed under "--Allocations and Distributions--Distributions".

Allocations and Distributions

   Deposits to Collection Account. On or about the business day immediately prior to each quarterly distribution date, the master servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the student loans held under the indenture and the aggregate purchase amount of the student loans held under the indenture to be purchased by the seller, the depositor or the master servicer.

   The master servicer will deposit all payments on student loans and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt. The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

   Monthly Allocations. On or prior to the 15th day of each month, the indenture trustee will make the following allocations with funds on deposit in the collection account:

  . first, deposit into the distribution account for the Secretary of Education, an amount equal to the monthly rebate fee payable to the Secretary of Education expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts as further described under "--Distributions";

  . second, deposit into the distribution account for each subservicer, pro rata, an amount equal to their fees expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

  . third, deposit into the distribution account for the indenture trustee, the eligible lender trustee and the owner trustee, pro rata, an amount equal to their fees expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

  . fourth, deposit into the distribution account, pro rata, for the auction agent, the broker-dealers, the calculation agent and the market agent, an amount equal to their fees expected to be payable from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

  . fifth, deposit into the distribution account for the master servicer and administrator, pro rata, the amounts of the servicing fee and administration fee that will accrue for the related calendar month plus previously accrued and unpaid or set aside amounts;

  . sixth, deposit into the distribution account, pro rata, for each series of Class A notes an amount equal to the sum of (i) the interest expected to accrue on the Class A notes from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (ii) the amount expected to be payable by the issuer to the counterparties under derivative products secured on a parity with the Class A notes as scheduled payments and a certain termination payments specified in the schedule to each derivative product; and

  . seventh, deposit into the distribution account for the Class B notes an amount equal to the sum of (i) the interest expected to accrue on the Class B notes from the 15th day of the current calendar month to the 14th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (ii) the amount expected to be payable by the issuer to the counterparties under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments specified in the schedule to each derivative product.

   Distributions. On each monthly expense payment date, the indenture trustee will pay the following fees from amounts on deposit in the distribution account and allocated to the payment of those fees, and to the extent of any insufficiency, from amounts on deposit in the collection account: (i) the monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal of and interest on Federal Consolidation Loans described under "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM--Fees--Rebate Fee on Federal Consolidation Loans" in the accompanying prospectus, (ii) pro rata, the fees of each subservicer, (iii) pro rata, the fees of the indenture trustee, the eligible lender trustee and the owner trustee, (iv) pro rata, the fees of the auction agent, the broker-dealers, the calculation agent and the market agent, and (v) subject to the limitations described under "--Servicing Fee" and "--Administration Fee", pro rata, the fees of the master servicer and the administrator.

   On each quarterly distribution date occurring on or before the date on which the principal balances of all LIBOR notes are reduced to zero, and thereafter on each monthly allocation date, the indenture trustee will make the deposits and distributions set forth in clauses (a) through (s) below, and in the case of a quarterly distribution date or monthly allocation date that is not an auction rate distribution date for all auction rate notes, allocations to the distribution account with respect to those auction rate notes (for principal and carry-over amounts), in the amounts and in the order of priority shown in clauses (a) through (s) below, except as otherwise provided in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes--Subordination of the Class B Notes" and "--The Class A Notes--Distributions of Principal". These deposits and distributions will be made from amounts on deposit in the distribution account and allocated to the applicable payment; from and to the extent of the Available Funds on that distribution date after payment of the fees set forth in the immediately preceding sentence; from amounts transferred from the capitalized interest account through February 28, 2005 with respect to clauses (a) and (b) below on that distribution date; from amounts transferred from the acquisition account with respect to clauses (a) and (b) below on that distribution date; and from amounts transferred from the reserve account with respect to clauses (a) and (b) below on that distribution date and with respect to the payment of principal on the Class A notes and Class B notes at their final maturities.

   (a) Pro rata, based on the aggregate principal balance of the Class A notes entitled to distributions on this date and on the amount payable by the issuer to counterparties under derivative products secured on a parity with those Class A notes as scheduled payments and as certain termination payments:

      (1) to the Class A noteholders, the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with the Class A notes, the amount payable by the issuer as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product;

   (b) pro rata, based on the aggregate principal balance of the Class B notes entitled to distributions on this date and the amount payable by the issuer to counterparties under derivative products secured on a parity with those Class B notes as scheduled payments and as certain termination payments:

      (1) to the Class B noteholders, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with the Class B notes, the amount payable by the issuer as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product;

   (c) to the Series A-1 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (d) after the Series A-1 notes have been paid in full, to the Series A-2 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (e) after the Series A-2 notes have been paid in full, to the Series A-3 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (f) after the Series A-3 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-4 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (g) after the Series A-4 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-5 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (h) after the Series A-5 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-6 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (i) after the Series A-6 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-7 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (j) after the Series A-7 notes have been paid in full, to the Class B noteholders, subject to certain limitations, the Class B Noteholders' Principal Distribution Amount, and to the Series A-8 noteholders until paid in full, the Class A Noteholders' Principal Distribution Amount;

   (k) after all of the Class A notes have been paid in full, to the Class B noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount;

   (l) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Reserve Account Requirement;

   (m) if the parity percentage is not at least 100.5% and the senior parity percentage is not at least 105.0%, to the distribution account to pay principal on the Class A notes on their next respective distribution dates, in the order and priority described under "--The Class A Notes--Distributions of Principal", the least amount required to increase the parity percentage to at least 100.5% and the senior parity percentage to at least 105.0%, with those percentages computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class A notes;

   (n) if the parity percentage is not at least 100.5%, to the distribution account to pay principal on the Class B notes on their next distribution date, the least amount required to increase the parity percentage to at least 100.5%, with that percentage computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class B notes;

   (o) to the distribution account to be paid on the next respective distribution dates for the Class A auction rate notes, pro rata, any Class A carry-over amounts;

   (p) to the distribution account to be paid on the next respective distribution dates for the Class B auction rate notes, any Class B carry-over amounts;

   (q) pro rata, based on the amount of any termination payments due pursuant to this clause, to the counterparties under each derivative product secured on a parity with the Class A notes, the amount of any termination payments due and payable by the issuer and not payable in clause (a), above;

   (r) pro rata, based on the amount of any termination payments due pursuant to this clause, to the counterparties under each derivative product secured on a parity with the Class B notes, the amount of any termination payments due and payable by the issuer and not payable in clause (b), above; and

   (s) to the depositor, any remaining amounts after application of the preceding clauses if, and after giving effect to the transfer of any amounts to the depositor, the parity percentage is equal to at least 100.5% and the senior parity percentage is equal to at least 105.0%.

   On each quarterly distribution date that is not an auction rate distribution date, in lieu of making payments on that date of principal and carry-over amounts to the auction rate notes that do not have a distribution date on such quarterly distribution date, these amounts will be deposited into the distribution account.

   On each auction rate distribution date that is not a quarterly distribution date or monthly allocation date, the indenture trustee will make the following distributions:

   (a) first, from amounts deposited in the distribution account that were allocated to the Class A auction rate notes with a distribution date on this auction rate distribution date and to counterparties under derivative products secured on a parity with those Class A auction rate notes, and then from amounts on deposit in the collection account, pro rata, based on the aggregate principal balance of those Class A auction rate notes and the amount payable by the issuer as scheduled payments and as certain termination payments under each derivative product secured on a parity with those Class A auction rate notes:

      (1) to the noteholders of those Class A auction rate notes, the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with those Class A auction rate notes, the amount payable by the issuer under each derivative product as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product; and

   (b) second, from amounts deposited in the distribution account that were allocated to the Class B auction rate notes with a distribution date on this auction rate distribution date and to counterparties under derivative products secured on a parity with those Class B auction rate notes, and then from amounts on deposit in the collection account, pro rata, based on the aggregate principal balance of those Class B auction rate notes and the amount payable by the issuer as scheduled payments and as certain termination payments under each derivative product secured on a parity with those Class B auction rate notes:

      (1) to the noteholders of those Class B auction rate notes, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders' Interest Distribution Amount, and

      (2) to the counterparties under derivative products secured on a parity with those Class B auction rate notes, the amount payable by the issuer under each derivative product as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product.

   Amounts on deposit in the distribution account with respect to principal and carry-over amounts allocated to the auction rate notes will be paid to the auction rate notes on their auction rate distribution dates.

   Notwithstanding the foregoing, in the event the student loans held under the indenture are not sold as described in this prospectus supplement under "SUMMARY--Administration of the Trust Estate--Auction of Trust Assets", on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the initial Pool Balance, the indenture trustee will distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the depositor.

   Capitalized Interest Account. The capitalized interest account will be created with an initial deposit on the closing date of cash or eligible investments in an amount equal to $10,000,000. The initial deposit will not be replenished.

   The amount remaining on deposit in the capitalized interest account on February 28, 2005, after giving effect to all withdrawals from the capitalized interest account on that date, will be deposited into the collection account.

   Except as described in the preceding paragraph, amounts held from time to time in the capitalized interest account will be held for the benefit of the Class A noteholders and the Class B noteholders, as applicable. Funds will be withdrawn from cash in the capitalized interest account on any distribution date to the extent that the amount of Available Funds on the distribution date is insufficient to pay any of the items specified in clauses (a) and (b) under "--Allocations and Distributions--Distributions" before applying to that payment amounts on deposit in the acquisition account, amounts on deposit in the collection account representing principal receipts on the student loans or amounts on deposit in the reserve account.

   The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through February 28, 2005.

   Acquisition Account. If on any distribution date occurring on or before all amounts in the acquisition account are required to be transferred to the collection account as described under "ACQUISITION OF THE STUDENT LOANS" in this prospectus supplement, amounts on deposit in the distribution account and allocated to the payment of interest on the notes, amounts on deposit in the collection account representing interest receipts on the student loans, and amounts on deposit in the capitalized interest account are insufficient to pay any of the items specified in clauses (a) and (b) under "--Allocations and Distributions--Distributions", or if on the stated maturity date of any series of notes, amounts on deposit in the distribution account and allocated to the payment of principal on that series of notes and amounts on deposit in the collection account are insufficient to make the required principal distributions to noteholders on that date, to the extent of that insufficiency, amounts on deposit in the acquisition account will be used to make the required distributions before applying to that payment amounts on deposit in the reserve account.

Voting Rights and Remedies

   Noteholders will have the voting rights and remedies described in the accompanying prospectus. See "DESCRIPTION OF THE INDENTURE--Remedies on Default" in the accompanying prospectus.

Credit Enhancement

   Reserve Account. The reserve account will be created with an initial deposit by the issuer on the closing date of cash or eligible investments in an amount equal to $10,000,000. The reserve account will be augmented on each quarterly distribution date, or on each monthly allocation date after the principal balances of all LIBOR notes have been reduced to zero, by deposit into it the amount, if any, necessary to reinstate the balance of the reserve account to the Reserve Account Requirement from the amount of Available Funds remaining after payment on that date under clauses (a) through (k) under "--Allocations and Distributions--Distributions".

   If the market value of securities and cash in the reserve account on any distribution date is sufficient to pay the remaining principal amount of and interest accrued on the notes, these assets will be so applied on that distribution date.

   If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Reserve Account Requirement on that distribution date, the indenture trustee will deposit the amount of the excess into the collection account.

   Amounts held from time to time in the reserve account will continue to be held for the benefit of the issuer. Funds will be withdrawn from cash in the reserve account on any distribution date to the extent that the amount of Available Funds and amounts on deposit in the capitalized interest account and acquisition account on that distribution date are insufficient to pay any of the items specified in clauses (a) and (b) under "--Allocations and Distributions--Distributions". These funds also will be withdrawn at maturity of a series of notes or on the final distribution upon termination of the trust estate to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (c) through (k) and, in the case of the final distribution upon termination of the trust estate, clauses (o) through (s) under "--Allocations and Distributions--Distributions". These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) and (b), clauses (c) through (k) and clauses (o) through (s), as applicable.

   The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay carry-over amounts on the auction rate notes on the final distribution upon termination of the trust estate.

   Subordination of the Class B Notes. Payments of interest on the Class B notes on a distribution date will be subordinate to the payment of interest on the Class A notes that have a distribution date on that distribution date. Generally, payments of principal on the Class B notes will be subordinate to the payment of both interest and principal on the Class A notes. However, under certain circumstances, payments of principal may be made on or allocated to the Class B notes before payments of principal are made on or allocated to Class A auction rate notes. See "--The Class B Notes--Subordination of the Class B Notes".

   Interest Rate Swap Agreement. On or about the closing date, the issuer expects to enter into an interest rate swap agreement with a counterparty whose long-term senior unsecured debt will be rated at least "Aa3" by Moody's Investors Service and whose short-term debt will be rated at least "A-1" by Fitch Ratings and at least "A-1" by Standard & Poor's. The issuer expects that the swap agreement will be in effect for less than 36 months and that under the swap agreement, (i) the issuer will cause the indenture trustee to pay to the counterparty thereunder on each quarterly distribution date a fixed interest rate based on a specified notional amount, which fixed interest rate and notional amount will be determined at or about the time the swap agreement is executed, and (ii) the counterparty thereunder will pay to the indenture trustee on each quarterly distribution date a variable rate of interest equal to one-month LIBOR.

   If the counterparty's interest exchange rate is greater than the issuer's interest exchange rate, the indenture trustee's ability to make principal and interest payments on the notes will be affected by the counterparty's ability to meet its net payment obligation to the indenture trustee. In addition, the issuer's failure to make its scheduled payments under the swap agreement will constitute an event of default under the indenture.

Administration Fee

   The administrator will receive an administration fee equal to 0.05% per annum of the average monthly outstanding principal balance of student loans in the trust estate. The administration fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase.

   For so long as Education Lending Services, Inc. or any of its affiliates is the administrator, the administration fee shall be paid only in months in which the parity percentage and the senior parity percentage, calculated as of the last day of the month preceding the month in which the administration fee is to be paid, are not less than 98% and 103%, respectively.

                                USE OF PROCEEDS

   The proceeds of the sale of the notes are expected to be $997,030,000, net of the underwriters' discount of $2,970,000. Net proceeds from the sale of the notes will be used as follows:

  . Approximately $977,030,000 will be deposited into the acquisition account, which will be used to pay costs of issuance of the notes in the estimated amount of $975,000,000 and to acquire a pool of student loans (including principal and premium and unpaid interest accrued thereon) as described in this prospectus supplement under "ACQUISITION OF THE STUDENT LOANS";

  .   Approximately $10,000,000 will be deposited into the reserve account.

  . Approximately $10,000,000 will be deposited into the capitalized interest account and used to pay interest on our notes.

   The following table summarizes the anticipated use of proceeds.

                                                      Percentage of
                      Account               Amount    Net Proceeds
                      -------            ------------ -------------
            Acquisition account......... $977,030,000     98.00%
            Reserve account.............   10,000,000      1.00%
            Capitalized interest account   10,000,000      1.00%
                                         ------------    ------
            Total Uses.................. $997,030,000    100.00%
                                         ============    ======

                       ACQUISITION OF THE STUDENT LOANS

   The seller will enter into a transfer and sale agreement with the depositor pursuant to which the seller will sell to the depositor all of the seller's right, title and interest in a pool of Federal Consolidation Loans originated under the Federal Family Education Loan Program. The depositor will enter into a transfer and sale agreement with the issuer pursuant to which the depositor will sell to the issuer all of the depositor's right, title and interest in the pool of student loans acquired from the seller.

   On the closing date, the indenture trustee will deposit approximately $977,030,000 of the proceeds of the sale of the notes into the acquisition account. Using the amounts in the acquisition account, we expect to pay costs of issuance of the notes and to purchase from the depositor a pool of student loans in the amount of approximately $871,250,000 (including principal and premium and interest accrued thereon) on or before April 17, 2003 and to purchase from the depositor additional pools of student loans in the aggregate amount of approximately $103,750,000 (including principal and premium and interest accrued thereon) on or before May 31, 2003. We may not purchase student loans that have characteristics that are materially and adversely different from the characteristics shown in the most recent cash flow projections provided to the rating agencies unless we first receive confirmation from each rating agency then rating any of our outstanding notes that the acquisition of such student loans will not result in its rating(s) of those notes being reduced or withdrawn. Amounts remaining in the acquisition account on May 31, 2003, after giving effect to all withdrawals from the account on or prior to that date, will be transferred to the collection account unless we receive a confirmation from each rating agency then rating any of our outstanding notes that a delay in such transfer will not result in its rating(s) of those notes being reduced or withdrawn.

                     CHARACTERISTICS OF THE STUDENT LOANS

   The portfolio of student loans to be acquired by the issuer will consist of Federal Consolidation Loans that, as of the statistical cut-off date of February 28, 2003, had an aggregate principal balance of $546,956,318. From March 1, 2003 through March 28, 2003, additional Federal Consolidation Loans in the aggregate principal amount of approximately $231,000,000, which will be acquired by the depositor and transferred to the issuer on or before April 17, 2003, have been identified by the depositor for purchase, statistical information about which additional Federal Consolidation Loans is not included in the tables below. In addition, the issuer intends to acquire additional Federal Consolidation Loans in the aggregate principal amount of approximately $173,263,000 on or before May 31, 2003, which have not yet been identified and, consequently, about which no statistical information is presented in the tables below.

   We may also acquire any additional student loans added to our Federal Consolidation Loans within 180 days of their origination in accordance with the indenture. All student loans transferred to the issuer are required to be not more than 90 days delinquent at the time of transfer.

   The depositor will acquire the student loans from the seller under a transfer and sale agreement with the seller and the depositor will transfer the student loans to the issuer under a transfer and sale agreement. No selection procedures believed by the seller to be adverse to the noteholders will be used in selecting the student loans.

   The information described below with respect to the original term to maturity and remaining term of maturity of the student loans as of the statistical cut-off date may vary significantly from the actual term to maturity of any of the student loans as a result of the granting of deferral and forbearance periods with respect thereto.

   The information presented in this prospectus supplement relating to the portfolio of student loans is as of the statistical cut-off date, which is February 28, 2003. The depositor believes that the information set forth below with respect to the student loans as of the statistical cut-off date is representative of the characteristics of the Federal Consolidation Loans as they will be constituted at the date the issuer purchases the student loans to be acquired by it on or before April 17, 2003, although the actual loan balance and certain characteristics of the student loans may vary. In addition, following the transfer of additional student loans to the issuer, the aggregate characteristics of the portfolio of student loans, including the composition of the student loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the portfolio of Federal Consolidation Loans as of the statistical cut-off date.

   Set forth below in the following tables is a description as of the statistical cut-off date of certain characteristics of the student loans previously acquired by the issuer and those expected to be acquired with the proceeds of the notes. (The percentages set forth in certain of the tables below may not always add to 100% due to rounding.)

 Composition of the Student Loan Portfolio as of the Statistical Cut-Off Date

        Aggregate Outstanding Principal Balance.......... $546,956,318
        Number of Accounts...............................       24,452
        Average Outstanding Principal Balance Per Account $     22,369
        Number of Loans..................................       47,503
        Average Outstanding Principal Balance Per Loan... $     11,514
        Weighted Average Remaining Term to Maturity(1)...   255 months
        Weighted Average Annual Interest Rate(2).........         4.61%

--------
(1) We determined the weighted average remaining term to maturity shown in the table above from the statistical cut-off date to the stated maturity date of the applicable student loan, including any current deferral or forbearance periods, but without giving effect to any deferral or forbearance periods that may be granted in the future.
(2) We determined the weighted average annual interest rate shown in the table above without including any special allowance payments or any rate reductions that may be earned by borrowers in the future.

   Distribution of the Student Loans by Interest Rate as of the Statistical
                                 Cut-Off Date

                            Outstanding       Percent of Loans     Number
       Interest Rate(1)  Principal Balance By Outstanding Balance of Loans
       ----------------  ----------------- ---------------------- --------
      Less than 3.50%...   $ 11,214,253              2.05%            645
      3.50% to 3.99%....     75,452,239             13.79%          5,209
      4.00% to 4.49%....    187,058,748             34.20%         15,558
      4.50% to 4.99%....    174,793,486             31.96%         16,585
      5.00% to 5.49%....     51,636,370              9.44%          7,291
      Greater than 5.49%     46,801,223              8.56%          2,215
                           ------------            ------          ------
         Total..........   $546,956,318            100.00%         47,503
                           ============            ======          ======

--------
(1) We determined the annual borrower interest rate shown in the table above without including any special allowance payments or any rate reductions that may be earned by borrowers in the future. All of the student loans (measured by outstanding principal balance) have fixed borrower interest rates, although a variable yield is provided by special allowance payments to the extent that the applicable special allowance payments calculation exceeds the fixed borrower interest rates for a given calendar quarter.

 Distribution of the Student Loans by Loan Type as of the Statistical Cut-Off
                                     Date

                             Outstanding       Percent of Loans     Number
          Loan Type       Principal Balance By Outstanding Balance of Loans
          ---------       ----------------- ---------------------- --------
    Consolidation........   $546,956,318            100.00%         47,503
    PLUS.................              0              0.00%              0
    SLS..................              0              0.00%              0
    Stafford/Subsidized..              0              0.00%              0
    Stafford/Unsubsidized              0              0.00%              0
                            ------------            ------          ------
       Total.............   $546,956,318            100.00%         47,503
                            ============            ======          ======

Distribution of the Student Loans by School Type as of the Statistical Cut-Off
                                     Date

                           Outstanding       Percent of Loans     Number
         School Type    Principal Balance By Outstanding Balance of Loans
         -----------    ----------------- ---------------------- --------
      Consolidation....   $546,956,318            100.00%         47,503
      2-Year School....              0              0.00%              0
      4-Year School....              0              0.00%              0
      Vocational School              0              0.00%              0
      Other............              0              0.00%              0
                          ------------            ------          ------
         Total.........   $546,956,318            100.00%         47,503
                          ============            ======          ======

 Distribution of the Student Loans by Special Allowance Payment Interest Rate
                                     Index
                      as of the Statistical Cut-Off Date

                              Outstanding       Percent of Loans     Number
   SAP Interest Rate Index Principal Balance By Outstanding Balance of Loans
   ----------------------- ----------------- ---------------------- --------
     91 Day T-Bill Index..   $          0              0.00%              0
     90 Day CP Index......    546,956,318            100.00%         47,503
                             ------------            ------          ------
        Total.............   $546,956,318            100.00%         47,503
                             ============            ======          ======

   Distribution of the Student Loans by Remaining Term to Scheduled Maturity
                      as of the Statistical Cut-Off Date

   Remaining Total Term(1)    Outstanding       Percent of Loans     Number
         (in months)       Principal Balance By Outstanding Balance of Loans
   ----------------------- ----------------- ---------------------- --------
      00 to 24............   $      2,076              0.00%              6
      25 to 36............              0              0.00%              0
      37 to 48............              0              0.00%              0
      49 to 60............         18,470              0.00%              2
      61 to 72............         12,176              0.00%              3
      73 to 84............              0              0.00%              0
      85 to 96............              0              0.00%              0
      97 to 108...........              0              0.00%              0
      109 to 120..........      5,845,746              1.07%          2,264
      121 to 132..........        196,051              0.04%             42
      133 to 144..........      4,212,436              0.77%            914
      145 to 156..........        151,761              0.03%             35
      157 to 168..........        133,355              0.02%             32
      169 to 180..........    156,792,321             28.67%         22,192
      181 to 192..........      3,632,233              0.66%            525
      193 to 220..........      1,847,970              0.34%            279
      221 to 260..........    157,213,475             28.74%         13,352
      261 to 300..........     81,371,443             14.88%          4,223
      Greater than 300....    135,526,806             24.78%          3,634
                             ------------            ------          ------
         Total............   $546,956,318            100.00%         47,503
                             ============            ======          ======

--------
(1) We determined the remaining term to maturity shown in the table above from the statistical cut-off date to the stated maturity date of the applicable student loan, including any current deferral or forbearance periods, but without giving effect to any deferral or forbearance periods that may be granted in the future.

         Distribution of the Student Loans by Borrower Payment Status
                      as of the Statistical Cut-Off Date

                                 Outstanding       Percent of Loans     Number
           Status             Principal Balance By Outstanding Balance of Loans
           ------             ----------------- ---------------------- --------
 School......................   $          0              0.00%              0
 Grace.......................              0              0.00%              0
 Deferment...................     30,326,303              5.54%          1,760
 Forbearance.................     16,026,128              2.93%            982
 Repayment
    First Year in Repayment..    500,523,201             91.51%         44,757
    Second Year in Repayment.         80,686              0.01%              4
 Claim.......................              0              0.00%              0
                                ------------            ------          ------
    Total....................   $546,956,318            100.00%         47,503
                                ============            ======          ======

    Distribution of the Student Loans by the Number of Days of Delinquency
                      as of the Statistical Cut-Off Date

                            Outstanding       Percent of Loans     Number
      Days Delinquent(1) Principal Balance By Outstanding Balance of Loans
      ------------------ ----------------- ---------------------- --------
      Current to 30 days   $528,231,798             96.58%         45,894
      31 to 60 days.....     14,561,420              2.66%          1,190
      61 to 90 days.....      3,373,802              0.62%            341
      91 to 120 days....        789,298              0.14%             78
      Over 120 days.....              0              0.00%              0
                           ------------            ------          ------
         Total..........   $546,956,318            100.00%         47,503
                           ============            ======          ======

--------
(1) Substantially all of the student loans were originated after December 1, 2002. This short period of time is insufficient to provide significant historical performance data regarding repayment of the student loans and may not be indicative of future performance.

            Distribution of the Student Loans by Disbursement Date
                      as of the Statistical Cut-Off Date

                                  Outstanding       Percent of Loans     Number
      Disbursement Date        Principal Balance By Outstanding Balance of Loans
      -----------------        ----------------- ---------------------- --------
Pre-October 1993..............   $          0              0.00%              0
October 1, 1993 and thereafter    546,956,318            100.00%         47,503
                                 ------------            ------          ------
   Total......................   $546,956,318            100.00%         47,503
                                 ============            ======          ======

                Distribution of the Student Loans by Guarantor
                      as of the Statistical Cut-Off Date

                       Outstanding       Percent of Loans     Number
          Guarantor Principal Balance By Outstanding Balance of Loans
          --------- ----------------- ---------------------- --------
          GLHEGC...   $523,843,924             95.77%         44,823
          ASA......     23,112,394              4.23%          2,680
                      ------------            ------          ------
             Total.   $546,956,318            100.00%         47,503
                      ============            ======          ======

           Distribution of the Accounts by Account Principal Balance
                      as of the Statistical Cut-Off Date

                               Outstanding       Percent of Loans    Number of
  Account Principal Balance Principal Balance By Outstanding Balance Accounts
  ------------------------- ----------------- ---------------------- ---------
     Less than $500........   $     30,306              0.01%            107
     $500 to $999..........        169,064              0.03%            218
     $1,000 to $1,999......        997,280              0.18%            675
     $2,000 to $2,999......      1,406,819              0.26%            569
     $3,000 to $3,999......      1,651,857              0.30%            476
     $4,000 to $5,999......      3,550,677              0.65%            717
     $6,000 to $7,999......      3,568,236              0.65%            514
     $8,000 to $9,999......      7,877,132              1.44%            846
     $10,000 to $14,999....     88,305,557             16.14%          7,257
     $15,000 to $19,999....     77,337,247             14.14%          4,451
     $20,000 to $24,999....     55,773,119             10.20%          2,501
     $25,000 to $29,999....     37,502,043              6.86%          1,373
     $30,000 to $34,999....     31,978,357              5.85%            988
     $35,000 to $39,999....     29,458,541              5.39%            787
     $40,000 to $49,999....     45,211,825              8.27%          1,014
     $50,000 to $59,999....     34,869,413              6.38%            637
     $60,000 to $69,999....     25,446,657              4.65%            394
     $70,000 or greater....    101,822,186             18.62%            928
                              ------------            ------          ------
        Total..............   $546,956,318            100.00%         24,452
                              ============            ======          ======

  Scheduled Weighted Average Remaining Months in Status of the Student Loans by Current Borrower Payment Status as of the Statistical Cut-Off Date

                               Scheduled Months in Status(1)
                              ----------------------------
                    Status    Deferral Forbearance Repayment
                    ------    -------- ----------- ---------
                  Deferment..   13.4         -       299.2(2)
                  Forbearance      -       4.2       289.9(3)
                  Repayment..      -         -       250.7

--------
(1) Scheduled months shown in the table were determined without giving effect to any deferral on forbearance periods that may be granted in the future.
(2) Does not include months in deferment status.
(3) Does not include months in forbearance status.

Geographic Distribution of the Student Loans as of the Statistical Cut-Off Date

         Location By          Outstanding       Percent of Loans     Number
       Borrower Address    Principal Balance By Outstanding Balance of Loams
       ----------------    ----------------- ---------------------- --------
    Alabama...............    $ 5,284,816             0.97%            489
    Alaska................      1,006,779             0.18%             92
    Arizona...............     11,738,662             2.15%            959
    Arkansas..............      2,799,672             0.51%            238
    Armed Forces (Europe).        216,298             0.04%             15
    Armed Forces (Pacific)        121,686             0.02%              7
    California............     74,477,681            13.62%          5,587
    Colorado..............     12,661,767             2.31%          1,171
    Connecticut...........      6,446,191             1.18%            556
    Delaware..............        937,838             0.17%            102
    District of Columbia..      3,171,713             0.58%            202
    Florida...............     20,065,260             3.67%          1,521
    Georgia...............     15,415,828             2.82%          1,275
    Guam..................        145,231             0.03%             10
    Hawaii................      2,356,368             0.43%            178
    Idaho.................      3,338,388             0.61%            320
    Illinois..............     25,368,054             4.64%          2,188
    Indiana...............      9,300,600             1.70%            893
    Iowa..................      6,462,307             1.18%            684
    Kansas................      6,076,812             1.11%            586
    Kentucky..............      6,133,410             1.12%            599
    Louisiana.............      3,989,371             0.73%            298
    Maine.................      2,238,198             0.41%            230
    Maryland..............     11,808,719             2.16%            941
    Massachusetts.........     14,994,818             2.74%          1,504
    Michigan..............     21,293,993             3.89%          1,946
    Minnesota.............     15,604,865             2.85%          1,540
    Mississippi...........      3,116,789             0.57%            262
    Missouri..............      9,991,529             1.83%            930
    Montana...............      1,444,790             0.26%            136
    Nebraska..............      3,378,193             0.62%            345
    Nevada................      2,786,976             0.51%            265
    New Hampshire.........      1,766,140             0.32%            195
    New Jersey............     15,570,812             2.85%          1,423
    New Mexico............      2,143,460             0.39%            181
    New York..............     37,430,078             6.84%          3,314
    North Carolina........      9,121,932             1.67%            871
    North Dakota..........      1,959,660             0.36%            222
    Ohio..................     28,626,652             5.23%          2,589
    Oklahoma..............      6,163,114             1.13%            393
    Oregon................      8,388,173             1.53%            815
    Pennsylvania..........     29,520,357             5.40%          2,601
    Puerto Rico...........      3,669,552             0.67%            283
    Rhode Island..........      2,458,439             0.45%            238
    South Carolina........      6,568,309             1.20%            581
    South Dakota..........      2,869,344             0.52%            310
    Tennessee.............      6,538,208             1.20%            560
    Texas.................     24,181,858             4.42%          1,970

         Location By       Outstanding       Percent of Loans     Number
       Borrower Address Principal Balance By Outstanding Balance of Loans
       ---------------- ----------------- ---------------------- --------
       Utah............      2,544,693              0.47%            250
       Vermont.........        719,436              0.13%             95
       Virgin Islands..        181,546              0.03%             13
       Virginia........     15,705,089              2.87%          1,302
       Washington......     16,895,883              3.09%          1,502
       West Virginia...      2,704,832              0.49%            244
       Wisconsin.......     15,644,967              2.86%          1,350
       Wyoming.........        553,077              0.10%             56
       Foreign Address.        835,719              0.15%             73
       Other...........         21,386              0.00%              3
                          ------------            ------          ------
          Total........   $546,956,318            100.00%         47,503
                          ============            ======          ======

                          REGARDING THE STUDENT LOANS

Description of each Borrower Benefit Program Applicable to the Student Loans

   The portfolio of student loans beneficially owned by the issuer will consist of student loans eligible for certain incentive programs applicable to the student loans. Under those incentive programs, the interest rate on a student loan may be reduced by up to 1.0% after timely receipt (i.e., not less than 15 days delinquent) of the initial 36 or 48 payments from the borrower, depending on when the student loan was made and the principal amount of the student loan. This interest rate reduction is effective for as long as the borrower continues to make timely payments. In addition, all borrowers who authorize automatic payment of their student loans from a checking or savings account receive an interest rate that is .25% less than the usual rate.

Description of Subservicers

   Our student loans will be subserviced by Great Lakes Educational Loan Services, Inc. ("GLELSI") and by ACS Education Services, Inc. ("ACS"), pursuant to separate subservicing agreements with Education Lending Services, Inc. Under the subservicing agreements, each subservicer is responsible for servicing specified student loans that are originated under the Higher Education Act and acquired from time to time on behalf of the issuer for which each subservicer is retained as subservicer. Each subservicer is responsible for performing all services and duties customary to the servicing of student loans and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the applicable guarantee agreements and applicable regulations of the U.S. Department of Education. Each subservicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. GLELSI will act as subservicer for approximately 95.77% of the outstanding principal balance of our student loans and ACS will act as subservicer for approximately 4.23% of the outstanding principal balance of our student loans.

   The following information has been provided to the issuer by GLELSI. The issuer and the underwriters have not audited or independently verified this information for accuracy or completeness.

   GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Servicing Corporation ("GLHESC"), a Wisconsin nonstock, non-profit corporation whose sole member is Great Lakes Higher Education Corporation ("GLHEC"). The primary operations center for GLHEC and its affiliates (including GLHESC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

   As of December 31, 2002, GLELSI serviced 1,243,905 student and parental accounts with an outstanding balance of $12.4 billion for over 1,200 lenders nationwide. As of December 31, 2002, 62% of the portfolio serviced by GLELSI was in repayment status, 4% was in grace status and the remaining 34% was in interim status. GLELSI will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison Wisconsin 53704, Attention: Chief Financial Officer.

Description of Guarantee Agencies for the Student Loans

   General. Each student loan is required to be guaranteed as to principal and interest by one of the guarantee agencies described below and reinsured by the United States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some student loans, interest subsidy payments by the United States Department of Education.

   Guarantee Agencies for the Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with Great Lakes Higher Education Guaranty Corporation ("GLHEGC") and with Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance ("ASA"), under which each of the guarantors has agreed to serve as guarantor for specified student loans. GLHEGC will act as guarantor for approximately 95.77% of the outstanding principal balance of our student loans and ASA will act as guarantor for approximately 4.23% of the outstanding principal balance of our student loans.

   Under the Higher Education Act Amendments of 1992, if the United States Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. We cannot assure you that the United States Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Description of the Guarantee Agencies" in the prospectus.

   GLHEGC. The following information regarding GLHEGC has not been audited or independently verified by the issuer or the underwriters for accuracy or completeness.

   The information in the following two paragraphs has been provided to the issuer by GLHEGC.

   GLHEGC is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation ("GLHEC"). GLHEGC's predecessor organization (GLHEC) was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), transferred the majority of their student loan program guaranty support operations and personnel to Great Lakes Educational Loan Services, Inc. ("GLELSI') a wholly owned subsidiary of Great Lakes Higher Education Servicing Corporation ("GLHESC"), a Wisconsin nonstock, nonprofit corporate affiliate of GLHEC and GLHEGC and whose sole member is also GLHEC. GLHEGC continues as the "guaranty agency" as defined in Section 435(j) of the Higher Education Act and continues its federal reporting, claim purchase and compliance responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC also performs oversight of all student loan program guaranty support operations transferred to GLELSI and supportive of GLHEGC's "guaranty agency" responsibilities. The primary operations center for GLHEC and its affiliates (including GLHEGC, GLHESC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of

GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704,
Attention: Chief Financial Officer.

   GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the Higher Education Act Amendments of 1998. Under GLHEGC's agreement, which commenced October 1, 2000 and is currently effective through September 30, 2003, GLHEGC's revenues are tied directly to default aversion performance. Certain sources of GLHEGC's Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education will reimburse GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC's Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement will allow GLHEGC to pilot a new approach to the claims review process, under which GLHEGC will develop and implement with willing lenders and servicers a post-claim random sampling process that will replace the current claim-by-claim process.

   The information in the following tables has been provided to the issuer from reports provided by or to the U.S. Department of Education and has not been verified by the issuer, GLHEGC or the underwriters. No representation is made by the issuer, GLHEGC or the underwriters as to the accuracy or completeness of this information. You may consult the United States Department of Education Data Books and Web site www.ed.gov/offices/OPE/Data/loanvol.html for further information concerning GLHEGC or any other guarantee agency.

   Guarantee Volume. GLHEGC's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume was as follows:

                 Federal Fiscal Year Guaranty Volume (millions)
                 ------------------- --------------------------
                        1998........          $1,812.0
                        1999........           1,736.0
                        2000........           2,141.9
                        2001........           2,246.7
                        2002........           4,473.1

   Statutory Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

                            Cumulative   Total Loans
                           Cash Reserves Outstanding*  Federal Guaranty
       Federal Fiscal Year  (millions)    (millions)  Reserve Fund Level
       ------------------- ------------- ------------ ------------------
              1998........    $107.8       $7,493.2          1.44%
              1999........    $124.5       $4,885.0          2.55%
              2000........    $116.5       $5,496.1          2.12%
              2001........    $116.4       $6,058.3          1.92%
              2002........    $138.0       $8,634.5          1.60%

--------
* In accordance with Section 428(c)(9) of the Higher Education Act, this does not include loans transferred from the former Higher Education Assistance Foundation, NorthStar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (Beginning in FFY 1999, under the Higher Education Act, the federal guaranty reserve fund balance is based on net assets with a reserve requirement of .25% as compared to .50% for prior years.)

   Claims Rate. For the past five federal fiscal years, GLHEGC's claims rate has not exceeded 5%, [and, as a result, the highest allowance reinsurance has been paid on all GLHEGC's claims. The actual claims rates are as follows:

                        Federal Fiscal Year Claims Rate
                        ------------------- -----------
                               1998........    1.78%
                               1999........    1.28%
                               2000........    1.17%
                               2001........    1.46%
                               2002........    1.06%

                         DESCRIPTION OF THE INDENTURE

   The notes will be issued under an Indenture of Trust dated as of April 1, 2003 among the issuer, the indenture trustee and the eligible lender trustee. On the closing date, the issuer will pledge the student loans and other moneys received from the net proceeds of the notes to the indenture trustee under the indenture. Certain provisions of the indenture are summarized in the accompanying prospectus under "DESCRIPTION OF THE INDENTURE".

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in an underwriting agreement between the issuer and Salomon Smith Barney Inc., as representative of the underwriters, the issuer has agreed to sell to the underwriters, and the underwriters have agreed to purchase the notes from the issuer.

   In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, that if they purchase any of the notes, they will purchase all of them. The underwriters have advised the issuer that the underwriters propose initially to offer the notes to the public at the offering prices set forth on the cover page of this prospectus supplement. The underwriters may offer and sell the notes at prices lower than the offering prices stated on the cover page hereof. The initial offering prices may be changed from time to time by the underwriters.

   The underwriting agreement provides that the issuer will indemnify the underwriters against certain liabilities (including liabilities under applicable securities laws), or contribute to payments the underwriters may be required to make as a result of those liabilities.

   The notes are new issues of securities with no established trading market. The underwriters intend to make a market in the notes but they do not have to do so and may discontinue market making activities at any time without notice. We cannot assure you that you will be able to sell your notes.

   The underwriters and some of their affiliates have in the past, and may in the future, engage in commercial or investment banking activities with the issuer, the depositor, the master servicer and their affiliates.

   The issuer may, from time to time, invest the funds in the funds and accounts in eligible investments acquired from the underwriters.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuer, the seller, the depositor, the master servicer, and the notes will be passed on by Thompson Hine LLP. Specific legal matters relating to the perfection of the transfers of the student loan notes will be passed on for the depositor by Thompson Hine LLP. Thompson Hine LLP has performed legal services for the seller and the depositor and/or their affiliates in the past, and it is expected that they will continue to perform those services in the future.

   Specific legal matters relating to federal income taxation will be passed upon by Squire, Sanders & Dempsey L.L.P. Certain legal matters will be passed upon for the underwriters by Squire, Sanders & Dempsey L.L.P.

                                    RATINGS

   It is a condition to the sale of the Class A notes that they be rated "AAA" by Fitch Ratings, "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's. It is a condition to the sale of the Class B notes that they be rated at least "A" by Fitch Ratings, "A2" by Moody's Investors Service, Inc., and "A" by Standard & Poor's. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes address the likelihood of the ultimate payment of principal of and interest on the notes under their terms.

   The issuer has furnished and will furnish to the rating agencies information and materials, some of which have not been included in this prospectus supplement. Generally, a rating agency bases its rating on this information and materials, investigations, studies and assumptions obtained by the rating agency. There is no assurance that any rating will apply for any given period of time or that it will not be lowered or withdrawn entirely by the rating agency.

   Each rating is subject to change or withdrawal at any time and any change or withdrawal may affect the market price or marketability of the notes. The underwriters undertake no responsibility either to bring to the attention of the noteholders any proposed change in or withdrawal of any rating of the notes or to oppose any change or withdrawal.

                                  APPENDIX A

                              AUCTION PROCEDURES

General

   The following description of the Auction Procedures applies separately to each series of the auction rate notes. See "Usage of Terms" in this Appendix A for the definition of certain terms used herein.

Auction Participants

   Existing Owners and Potential Owners. Participants in each Auction will include: (i) "Existing Owners," which will mean, for purposes of dealing with the Auction agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the business day preceding the Auction Date for such Auction, and, with respect to and for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Notes and (ii) "Potential Owners," which will mean any Person (including an Existing Owner) that is a Broker-Dealer when dealing with the Auction Agent, and a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Notes).

   By purchasing the Notes, whether in an Auction or otherwise, prospective purchaser of the Notes or its Broker-Dealer must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request, (iv) that a Sell Order placed by an Existing Owner will constitute an irrevocable offer to sell the principal amount of Notes specified in such Sell Order; (v) that a Bid placed by an Existing Owner will constitute an irrevocable offer to sell the principal amount of Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate determined as described in this Appendix A; (vi) that a Bid placed by a Potential Owner will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate determined as described in this Appendix A.

   So long as the beneficial ownership of the Notes is maintained in book-entry form to sell, transfer or otherwise dispose of Notes, only under a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those under an Auction, the Existing Owner of Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of the transfer.

   Auction Agent. Deutsche Bank Trust Company Americas is appointed in the indenture as Initial Auction Agent to serve as agent for the issuer in connection with Auctions. The indenture trustee was directed by the depositor to enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed on it under the indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the indenture by giving at least 90 days' notice to the indenture trustee, each Broker-Dealer and the issuer. The Auction Agent may be removed at any time by the indenture trustee on the written direction of the issuer, or the holders of at least a majority of the aggregate principal amount of the Notes then outstanding, by an instrument signed by the holders or their attorneys and filed with the Auction Agent, the issuer and the indenture trustee giving at least 90 days' notice. Neither resignation nor removal of the Auction Agent under the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted the appointment. If required by the issuer, a Substitute Auction Agent Agreement will be entered into with a Substitute Auction Agent. However, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the indenture trustee, each Broker-Dealer and the issuer in writing that it has not received payment of any Auction Agent Fee due it under the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

   If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent should be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the indenture trustee, at the direction of the issuer, shall use its best efforts to appoint a Substitute Auction Agent.

   The Auction Agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

   The indenture trustee will pay the Auction Agent the Auction Agent Fee on each Payment Date for the Notes and will reimburse the Auction Agent on its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent under any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The amounts are payable as provided in the indenture. The issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any claim or liability in connection with its exercise or performance of any of its duties under the indenture, the Auction Agent Agreement and the Broker-Dealer Agreements and of enforcing this indemnification provision; provided that the issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, those fees and expenses being payable as described above.

   Broker-Dealers. The Auction Agent will enter into a Broker-Dealer Agreement with each of William R. Hough & Co., as the sole initial Broker-Dealer for the Series A-5 Notes and the Series A-6 Notes, and Salomon Smith Barney Inc., as the sole initial Broker-Dealer for the Series A-7 Notes, the Series A-8 Notes and the Series B-1 Notes. The issuer may, from time to time, approve one or more additional Persons to serve as a Broker-Dealer under a Broker-Dealer Agreement and shall be responsible for providing such Broker-Dealer Agreements to the indenture trustee and the Auction Agent. Any Broker-Dealer may be removed at any time, at the request of the issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

   Existing Owners and Potential Owners may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including William R. Hough & Co. as the sole initial Broker-Dealer for the Series A-5 and the Series A-6 Notes, and Salomon Smith Barney Inc., as the sole initial Broker-Dealer for the Series A-7 Notes, the Series A-8 Notes and the Series B-1 Notes, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below that (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

   Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the indenture trustee, on each Payment Date. The Broker-Dealer Fee is payable as provided in the indenture and the Broker-Dealer Agreements. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. Each Broker-Dealer Agreement provides that a Broker-Dealer shall handle its customers' Orders under their respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a Broker-Dealer must submit a Sell Order covering any Notes held for its own account.

Auction Procedures

   General. Under the indenture, Auctions to establish the Auction Rate for the Notes will be held on each Auction Date by application of the Auction Procedures described in this Appendix A and in the indenture.

   The Auction Agent will calculate the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, on each Auction Date and will notify the indenture trustee and the Broker-Dealers of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Notes is no longer maintained in book-entry form, or if a Payment Default has occurred, then the indenture trustee will determine the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. If the ownership of the Notes is no longer maintained in book-entry form, the indenture trustee will calculate the applicable Maximum Rate and the Net Loan Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Notes pursuant to the indenture. If a Payment Default shall have occurred, the indenture trustee will calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The determination by the indenture trustee or the Auction Agent, as the case may be, of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the indenture trustee of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate.

   Determination of the Auction Rate. The Auction Rate for each series of the Notes for each Auction Period after the Initial Period will be determined on each Auction Date in accordance with the Auction Procedures. Each such Auction Period will commence on each Interest Adjustment Date for such series and will terminate on and include the day preceding the next Interest Adjustment Date for such series or the Stated Maturity of such series, as applicable.

   Submission of Orders. So long as the ownership of the Notes is maintained in book-entry form, an Existing Owner may sell, transfer or otherwise dispose of Notes only under a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than under Auctions, the Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of the transfer. Auctions will be conducted on each Auction Date, if there is an Auction Agent on the Auction Date, in the following manner (the procedures will apply to separately to each series of Notes).

   Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Auction Date or other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date:

   (a) each Existing Owner of Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Notes, if any, owned by the Existing Owner that the Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of outstanding Notes, if any, that the Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period will be less than the rate per annum specified by the Existing Owner (a "Bid"); and/or (iii) the principal amount of outstanding Notes, if any, owned by the Existing Owner that the Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period (a "Sell Order"); and

   (b) one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Notes that each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period will not be less than the rate per annum specified by the Potential Owner (also a "Bid").

   Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Owner and each Potential Owner placing an Order is referred to as a "Bidder."

   Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Owner will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Notes specified in the Bid if the Auction Note Interest Rate will be less than the rate specified in the Bid, (ii) the principal amount or a lesser principal amount of outstanding Notes to be determined as described below in "Acceptance and Rejection of Orders," if the Auction Note Interest Rate will be equal to the rate specified in the Bid or
(iii) the principal amount or a lesser principal amount of outstanding Notes to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Auction Note Interest Rate and Sufficient Bids (as defined below) have not been made.

   Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Owner will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Notes specified in the Sell Order or (ii) the principal amount or a lesser principal amount of outstanding Notes as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

   Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Owner will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Notes specified in the Bid if the Auction Note Interest Rate will be higher than the rate specified in the Bid or (ii) the principal amount or a lesser principal amount of outstanding Notes as described below in "Acceptance and Rejection of Orders," if the Auction Note Interest Rate is equal to the rate specified in the Bid.

   Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by the Broker-Dealer and will specify with respect to each Order: (i) the name of the Bidder placing the Order; (ii) the aggregate principal amount of Notes that are the subject of the Order; (iii) to the extent that the Bidder is an Existing
Owner: (a) the principal amount of Notes, if any, subject to any Hold Order placed by the Existing Owner; (b) the principal amount of Notes, if any, subject to any Bid placed by the Existing Owner and the rate specified in the Bid; and (c) the principal amount of Notes, if any, subject to any Sell Order placed by the Existing Owner; and (iv) to the extent the Bidder is a Potential Owner, the rate specified in the Potential Owner's Bid.

   If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round the rate up to the next higher one-thousandth (.001) of one percent.

   If an Order or Orders covering all outstanding Notes owned by any Existing Owner are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of the Existing Owner covering the principal amount of outstanding Notes owned by the Existing Owner and not subject to an Order submitted to the Auction Agent.

   Neither the issuer, the indenture trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

   Validity of Orders. If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Notes owned by the Existing Owner, those Orders will be considered valid as follows and in the order of priority described below.

      Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding Notes owned by the Existing Owner, and if the aggregate principal amount of Notes subject to the Hold Orders exceeds the aggregate principal amount of Notes owned by the Existing Owner, the aggregate principal amount of Notes subject to each the Hold Order will be reduced pro rata so that the aggregate principal amount of Notes subject to all the Hold Orders equals the aggregate principal amount of outstanding Notes owned by the Existing Owner.

      Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Notes owned by the Existing Owner over the aggregate principal amount of Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of the Existing Owner and the aggregate principal amount of outstanding Notes subject to those Bids is greater than the excess, those Bids will be considered valid up to the amount of the excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of the Existing Owner, those Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which the excess exists and then at the rate up to the amount of the excess. In any event, the aggregate principal amount of outstanding Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Owner at the rate therein specified.

      Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Notes held by the Existing Owner over the aggregate principal amount of Notes subject to valid Hold Orders and valid Bids as referred to above.

      If more than one Bid for Notes is submitted on behalf of any Potential Owner, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. An Existing Owner that offers to purchase additional Notes is, for purposes of such offer, treated as a Potential Owner. Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Notes not equal to an Authorized Denomination will be rejected. Any Bid specifying a rate higher than the Maximum Rate will (i) be treated as a Sell Order if submitted by a Existing Owner and (ii) not be accepted if submitted by a Potential Owner. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

   Determination of Sufficient Bids and Bid Auction Rate. A Hold Order, a Bid or a Sell Order that has been determined valid under the procedures described above is referred to as a "Submitted Hold Order", a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders"). Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

   (a) the excess of the total principal amount of outstanding Notes over the sum of the aggregate principal amount of outstanding Notes subject to Submitted Hold Orders (this excess being hereinafter referred to as the "Available Notes"); and

   (b) from the Submitted Orders whether the aggregate principal amount of outstanding Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the Maximum Rate and (ii) the aggregate principal amount of outstanding Notes subject to Submitted Sell Orders (in the event the excess or the equality exists other than because all of the outstanding Notes are subject to Submitted Hold Orders, the Submitted Bids by Potential Owners above will be hereinafter referred to collectively as "Sufficient Bids"); and

   (c) if Sufficient Bids exist, the "Bid Auction Rate", which will be the lowest rate specified in the Submitted Bids so that if:

      (i) each Submitted Bid from Existing Owners specifying the lowest rate and all other Submitted Bids from Existing Owners specifying lower rates were rejected (thus entitling the Existing Owners to continue to own the principal amount of Notes subject to the Submitted Bids); and

      (ii) each Submitted Bid from Potential Owners specifying the lowest rate and all other Submitted Bids from Potential Owners specifying lower rates, were accepted,

the result would be that the Existing Owners described in subparagraph (i) above would continue to own an aggregate principal amount of outstanding Notes that, when added to the aggregate principal amount of outstanding Notes to be purchased by the Potential Owners described in subparagraph (ii) above, would equal not less than the Available Notes.

   Notice of Auction Rate and Series Interest Rate. Promptly after the Auction Agent has made the determinations described above, the Auction Agent will advise the indenture trustee, the Broker-Dealers and the issuer of the Net Loan Rate, the Maximum Rate, the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period will be established as follows:

   (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

   (b) if Sufficient Bids do not exist (other than because all of the outstanding Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the applicable Maximum Rate; or

   (c) if all outstanding Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

   Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the indenture trustee of the Auction
Note Interest Rate, which rate will be the lesser of (a) the Auction Rate and
(b) the applicable Maximum Rate.

   Acceptance and Rejection of Orders. Existing Owners will continue to own the principal amount of Notes that are subject to Submitted Hold Orders. If the Net Loan Rate for the Notes is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take other action as set forth below under "Sufficient Bids".

   If the Maximum Rate is less than the Auction Rate, the Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the applicable Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below under "Insufficient Bids".

   Sufficient Bids. If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate (in which case the Auction Note Interest Rate will be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the requirements described in subparagraphs (d) and
(e) below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

   (a) Existing Owners' Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate will be accepted, thus requiring each Existing Owner to sell the aggregate principal amount of Notes subject to the Submitted Bids;

   (b) Existing Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate will be rejected, thus entitling each Existing Owner to continue to own the aggregate principal amount of Notes subject to the Submitted Bids;

   (c) Potential Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate will be accepted;

   (d) Each Existing Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate will be rejected, thus entitling the Existing Owner to continue to own the aggregate principal amount of Notes subject to the Submitted Bid, unless the aggregate principal amount of Notes subject to the Submitted Bids will be greater than the principal amount of Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event the Submitted Bid of the Existing Owner will be rejected in part and the Existing Owner will be entitled to continue to own the principal amount of Notes subject to the Submitted Bid, but only equal to the aggregate principal amount of Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Notes held by the Existing Owner subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Notes subject to the Submitted Bids made by all the Existing Owners that specified a rate equal to the Auction Note Interest Rate; and

   (e) Each Potential Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate will be accepted, but only in an amount equal to the principal amount of Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Notes subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Notes subject to Submitted Bids made by all Potential Owners that specified a rate equal to the Auction Note Interest Rate.

   Insufficient Bids. If Sufficient Bids have not been made (other than because all of the outstanding Notes are subject to Submitted Hold Orders) or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), Submitted Orders will be accepted or rejected as follows in the following order of priority:

   (a) Existing Owners' Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate will be rejected, thus entitling Existing Owners to continue to own the aggregate principal amount of Notes subject to the Submitted Bids,

   (b) Potential Owners' Submitted Bids specifying (i) a rate that is equal to or lower than the Auction Note Interest Rate will be accepted, and (ii) a rate that is higher than the Auction Note Interest Rate will be rejected, and

   (c) Each Existing Owner's Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner will be accepted, thus entitling each Existing Owner that submitted any Submitted Bid or Submitted Sell Order to sell the Notes subject to the Submitted Bid or Submitted Sell Order, but in both cases only equal to the aggregate principal amount of Notes obtained by multiplying the aggregate principal amount of Notes subject to Submitted Bids described in subparagraph
(b)(i) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Notes owned by the Existing Owner subject to the Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Notes subject to all Submitted Bids and Submitted Sell Orders.

   All Hold Orders. If all outstanding Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

   Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Notes that is not equal to an Authorized Denomination, the Auction Agent will, in a manner as in its sole discretion it will determine, round up or down the principal amount of Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Notes purchased or sold by each Existing Owner or Potential Owner will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Notes, the Auction Agent will, in a manner as in its sole discretion it will determine, allocate Notes for purchase among Potential Owners so that only Notes in an Authorized Denomination are purchased by any Potential Owner, even if allocation results in one or more of the Potential Owners not purchasing any Notes.

   Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Notes to be purchased and the aggregate principal amount of Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that the aggregate principal amount of Notes to be sold differs from the aggregate principal amount of Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers the Broker-Dealer will deliver, or from which Broker-Dealer or Broker-Dealers acting for one or more sellers the Broker-Dealer will receive, as the case may be, Notes.

   Any calculation by the Auction Agent (or the administrator or the indenture trustee, as applicable) of the Auction Note Interest Rate, the Maximum Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

   No Auction for the Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the collection account to pay, or otherwise held by the indenture trustee under the indenture and available to pay, the principal of and interest due on the Notes on the Payment Date immediately following such Auction Date. No Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The indenture trustee shall promptly notify the Auction Agent of any such occurrence.

   Other Applicable Interest Rates and Adjustments. In any event, for each series of Notes:

   (A) if the ownership of the Notes is no longer maintained in book-entry form, the Auction Note Interest Rate for any Interest Period commencing after the delivery of certificates representing the Notes will equal the Cap Rate; or

   (B) if a Payment Default shall have occurred, the Auction Note Interest Rate for the Interest Period commencing on or during the Payment Default and for each Interest Period afterwards, to and including the Interest Period, if any, during which, or commencing less than two business days after, such Payment Default is cured in accordance with the indenture, will equal the Non-Payment Rate on the first day of each such Interest Period.

   The Auction Agent will promptly give written notice to the indenture trustee and the issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate, applicable to the Notes. The indenture trustee will, upon request, notify the noteholders and the issuer of the applicable Auction Note Interest Rate applicable to the Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Notes or the indenture and except for the occurrence of a Payment Default, interest payable on the Notes for an Auction Period will never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

   If the Auction Rate for the Notes is greater than the Net Loan Rate, then the Auction Note Interest Rate applicable to such Notes for that Interest Period will be the Net Loan Rate and the issuer will determine the Carry-over Amount, if any, with respect to such Notes for such Interest Period.

   The Carry-over Amount will bear interest calculated at a rate equal to One-Month LIBOR (as determined by the indenture trustee, provided the indenture trustee has received notice of One-Month LIBOR from the issuer, and if the indenture trustee has not received such notice from the issuer, then as determined by the indenture trustee) from the Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount will be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. Any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount will be separately calculated for each Auction Rate Security by the issuer during such Interest Period in sufficient time for the indenture trustee to give notice to each noteholder of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Payment Date for an Interest Period with respect to which such Carry-over Amount has been calculated by the issuer, the indenture trustee will give written notice to each noteholder the Auction Agent and the issuer, in the form provided by the issuer, of the Carry-over Amount applicable to each Auction Rate Security, which written notice may accompany the payment of interest made to the noteholder on such Payment Date. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an Auction Rate Security has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to such Auction Rate Security, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) will be paid by the indenture trustee pursuant to the issuer's order on an Auction Rate Security on the earliest of (i) the date of defeasance of the Notes or (ii) the first occurring Payment Date with respect to the Auction Rate Security (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-up Amount with respect to such subsequent Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of the indenture in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

   The Carry-over Amount (and interest accrued thereon) for Notes will be paid by the indenture trustee pursuant to issuer's order on Outstanding Notes on the earliest of (a) the date of defeasance of any of the Notes or (b) the first occurring Payment Date if and to the extent that (i) the Eligible Carry-over Make-up Amount with respect to such Interest Period is greater than zero, and
(ii) on such Payment Date there are sufficient moneys in the collection account to pay all interest due on the Notes on such Payment Date, to redeem any Notes required to be redeemed on such Payment Date in accordance with the indenture and to fund amounts required to be added to the reserve account on such Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Rate Security that is due and payable on an Payment Date, which Auction Rate Security is to be redeemed (other than by optional redemption) on said Payment Date, will be paid to the noteholder thereof on said Payment Date to the extent that moneys are available therefor in accordance with the provisions of the indenture; provided, however, that any Carry-over Amount (and any interest accrued thereon) that is not yet due and payable on said Payment Date will be cancelled with respect to said Auction Rate Security that is to be redeemed (other than by optional redemption) on said Payment Date and shall not be paid on any succeeding Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the indenture trustee on the earliest of (a) the date of defeasance of any of the Notes or (b) the next occurring Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Payment Date on which the indenture trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Notes, the indenture trustee will give written notice in the manner set forth in the immediately preceding paragraph to the noteholder of such Auction Rate Security receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Rate Security.

   The Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for Notes will be paid will be determined by the indenture trustee in accordance with the provisions of the immediately preceding paragraph and the indenture, and the indenture trustee will make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same fund from which, it pays interest on the Notes on an Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-over Make-up Amount.

   In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Period, which Interest Period will be an Auction Period, for Notes shall be the applicable Cap Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Cap Rate, the Cap Rate will be determined by the securities dealer appointed by the issuer capable of making such a determination in accordance with the provisions of the indenture and written notice of such determination will be given by such securities dealer to the indenture trustee.

Settlement Procedures

   The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Auction Note Interest Rate for the next Interest Period and, if the Order was a Bid or Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise the Bidder of the Auction Note Interest Rate for the next Interest Period and, if the Order was a Bid or a Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Notes as a result of the Auction and advise each Bidder purchasing or selling Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of the Notes or to deliver the Notes against payment therefor, as appropriate. Under the Auction Agent Agreement, the Auction Agent will record each transfer of Notes on the Existing Owners Registry to be maintained by the Auction Agent.

   Under The Depository Trust Company's normal procedures, on the business day after the Auction Date, the transactions described above will be executed through The Depository Trust Company, so long as The Depository Trust Company is the Securities Depository, and the accounts of the respective Participants at The Depository Trust Company will be debited and credited and Notes delivered as necessary to effect the purchases and sales of Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to The Depository Trust Company against delivery through their Participants. The Depository Trust Company will make payment under its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds

   If any Existing Owner selling Notes in an Auction fails to deliver the Notes, the Broker-Dealer of any Person that was to have purchased Notes in the Auction may deliver to the Person a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by the Person but in any event equal to an Authorized Denomination. In that event, the principal amount of Notes to be delivered will be determined by that Broker-Dealer. Delivery of the lesser principal amount of Notes will constitute good delivery. Neither the indenture trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Owner, Existing Owner or their respective Broker-Dealer or Participant to deliver the principal amount of Notes or to pay for the Notes purchased or sold under an Auction or otherwise. For a further description of the settlement procedures, see Appendix B, "Settlement Procedures."

Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and Broker-Dealers

   The indenture trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent or any Broker-Dealer under the indenture or under the Auction Agent Agreement or any Broker-Dealer Agreement. The indenture trustee may conclusively rely on any information required to be furnished by the Auction Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of the information.

Changes in Auction Terms

   Changes in Auction Period or Periods. The issuer may change, from time to time, the length of the one or more Auction periods to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Notes (an "Auction Period Adjustment"). Any such adjusted Auction Period will not be less than 7 days nor more than 366 days. The issuer will not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent may not be unreasonably withheld, not later than 9 days prior to the Auction Date for such Auction Period. The issuer will initiate the Auction Period Adjustment by giving written notice to the indenture trustee, the Auction Agent, the Market Agent, each Broker-Dealer, each Rating Agency and the Securities Depository at least 10 days prior to the Auction Date for such Auction Period.

   An Auction Period Adjustment shall take effect only if the indenture trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the issuer authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and,
(B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined under the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the applicable Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

   Changes in the Auction Date. The Market Agent, with the written consent of the administrator on behalf of the issuer, may specify a different Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in this Appendix A with respect to one or more specified Auction Periods to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Notes. The Market Agent must deliver a written request for consent to such change in the length of the Auction Date to the issuer at least 14 days prior to the effective date of such change. If the issuer shall have delivered such written consent to the Market Agent, the Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the indenture trustee, the Auction Agent, the issuer, each rating agency rating the Notes and the Securities Depository. This notice will be substantially in the form of, or contain substantially the information contained in, the indenture.

   The changes in Auction terms described above may be made with respect to any of the series of Notes (but in the latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of Auction Periods, the conditions specified above will be applied to each series separately). In connection with any change in Auction terms described above, the Auction Agent will provide further notice to the parties as is specified in the Auction Agent Agreement.

Usage of Terms

   As used in this Appendix A, the following terms shall have the meanings set forth below.

   "Administrator" shall mean Education Lending Services, Inc.

   "All Hold Rate" shall mean the Applicable LIBOR Rate less 0.20%; provided, that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

   "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

   "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

   "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

   "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

   "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

   "Auction Date" shall mean, initially, May 9, 2003 with respect to the Series A-4 Notes; May 23, 2003 with respect to the Series A-5 Notes; May 7, 2003 with respect to the Series A-6 Notes; May 14, 2003 with respect to the Series A-7 Notes; May 21, 2003 with respect to the Series A-8 Notes; May 21, 2003 with respect to the Series B-1 Notes, and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Series, other than:

   (a) each Auction Period commencing after the ownership of the applicable auction rate notes is no longer maintained in book-entry form by the Securities Depository;

   (b) each Auction Period commencing after and during the continuance of a Payment Default; or

   (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

   Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the indenture.

   "Auction Note Interest Rate" shall mean each variable rate of interest per annum borne by auction rate notes for each Auction Period and determined in accordance with the indenture; provided, however, that in the event of a Payment Default, the Auction Note Interest Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the lesser of the Net Loan Rate and the Maximum Rate.

   "Auction Period" shall mean the Interest Period applicable to the auction rate notes during which time the Auction Note Interest Rate is determined pursuant to the indenture, which Auction Period (after the Initial Period for such series) initially shall consist generally of 28 days, as the same may be adjusted pursuant to the indenture.

   "Auction Procedures" shall mean the procedures set forth in the indenture and this Appendix A by which the Auction Rate is determined.

   "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in this Appendix A under "Auction Procedures".

   "Authorized Denominations" shall mean $50,000 and any integral multiple thereof.

   "Broker-Dealers" shall mean William R. Hough & Co. (with respect to the Series A-4 Notes and the Series A-5 Notes), Salomon Smith Barney Inc. (with respect to the Series A-6 Notes, the Series A-7 Notes, the Series A-8 Notes and the Series B-1 Notes), and any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the issuer pursuant to the indenture, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

   "Broker-Dealer Agreements" shall mean the agreements between the Auction Agent and the Broker-Dealers, and approved by the issuer, pursuant to which the Broker-Dealers agree to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. The Broker-Dealer Agreements shall be in substantially the form of each Broker-Dealer Agreement dated as of April 1, 2003, among the issuer, the Auction Agent, and each respective Broker-Dealer.

   "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

   "Business Day" shall mean any day other than a Saturday, Sunday, holiday or day on which banks located in the City of New York, New York, or the New York Stock Exchange, the indenture trustee or the Auction Agent, are authorized or permitted by law or executive order to close or such other date as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the issuer.

   "Cap Rate" shall mean, with respect to any Interest Period applicable to the auction rate notes, the lesser of (i) the applicable Maximum Rate and (ii) the Net Loan Rate in effect for such Interest Period.

   "Carry-over Amount" shall mean, for any Interest Period during which interest is calculated at the Net Loan Rate, the excess, if any, of (a) the amount of interest on an auction rate note that would have accrued with respect to the related Interest Period at the lesser of (i) the applicable Auction Rate and (ii) the Maximum Rate over (b) the amount of interest on such auction rate note actually accrued with respect to such auction rate note with respect to such Interest Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in the indenture and the auction rate notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

   "Effective Interest Rate" shall mean, with respect to any Financed Student Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Student Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Student Loan constituting federal consolidation loans paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued interest benefit payments and special allowance payments applicable to such Financed Student Loan during such calendar quarter expressed as a percentage per annum.

   "Eligible Carry-over Make-up Amount" shall mean, with respect to each Interest Period relating to the auction rate notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the auction rate notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

   "Existing Owner" shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and
(b) with respect to and for the purpose of dealing with the Broker-Dealers in connection with an Auction, a Person who is a beneficial owner of auction rate notes.

   "Existing Owner Registry" shall mean the registry of Persons who are Existing Owners maintained by the Auction Agent as provided in the Auction Agent Agreement.

   "Financed Student Loans" shall mean (1) student loans that, as of any date of determination, have been conveyed to the issuer; and (2) any student loans the principal balance of which is increased by the principal balance of any related add-on federal consolidation loan.

   "Initial Auction Agent" shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors and assigns.

   "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement dated as of April 1, 2003, by and among the issuer, the indenture trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

   "Initial Payment Dates" shall mean, with respect to the Series A-4 Notes, May 12, 2003; with respect to the Series A-5 Notes, May 27, 2003; with respect to the Series A-6 Notes, May 8, 2003; with respect to the Series A-7 Notes, May 15, 2003; with respect to the Series A-8 Notes, May 22, 2003; and with respect to the Series B-1 Notes, May 22, 2003.

   "Initial Period" shall mean, as to auction rate notes, the period commencing on the closing date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such auction rate notes.

   "Initial Rate Adjustment Date" shall mean, with respect to the Series A-4 Notes, May 12, 2003; with respect to the Series A-5 Notes, May 27, 2003; with respect to the Series A-6 Notes, May 8, 2003; with respect to the Series A-7 Notes, May 15, 2003; with respect to the Series A-8 Notes, May 22, 2003; and with respect to the Series B-1 Notes, May 22, 2003.

   "Interest Period" shall mean, with respect to the auction rate notes, the Initial Period and each period commencing on an Interest Rate Adjustment Date for such series and ending on the day before (a) the next Interest Rate Adjustment Date for such series or (b) the stated maturity of such series, as applicable.

   "Interest Rate Adjustment Date" shall mean the date on which an Auction Note Interest Rate is effective, and shall mean, with respect to the auction rate notes, the date of commencement of each Auction Period.

   "Interest Rate Determination Date" shall mean, with respect to the auction rate notes, the Auction Date, or if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

   "Market Agent" shall mean Salomon Smith Barney Inc., and its successors and assigns.

   "Maximum Rate" means the least of (a) either (i) the Applicable LIBOR Rate plus 1.50% (if the ratings assigned by Fitch, Moody's and Standard & Poor's to the auction rate notes are "AAA," "Aaa" and "AAA," respectively, or better) or
(ii) the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by Fitch,

Moody's and Standard & Poor's to the auction rate notes is less than "AAA," "Aaa" and "AAA," respectively, and greater than or equal to "A-," "A3" and "A-," respectively), or (iii) the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by Fitch, Moody's and Standard & Poor's to the auction rate notes is less than "A-," "A3" and "A-," respectively), and (b) the highest rate the issuer may legally pay, from time to time, as interest on the auction rate notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.

   "Net Loan Rate" shall mean, respect to any Interest Period applicable to the auction rate notes, the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to (a) the weighted average Effective Interest Rate of the Financed Student Loans for the calendar quarter immediately preceding such Interest Period, as determined by the Administrator on the last day of such calendar quarter, less (b) (i) the Program Expense Percentage, as determined by the Administrator on the last day of each calendar quarter and (ii) net losses realized on the Financed Student Loans during the calendar quarter immediately preceding such Interest Period, as determined by the Administrator on the last day of such calendar quarter, expressed as a percentage of the principal balance of the Financed Student Loans outstanding on the last day of such calendar quarter. In making the determinations in (a) and (b) of this definition of "Net Loan Rate," the Administrator shall take into account as an increase to such Net Loan Rate the receipt of any counterparty derivative payment and as a decrease to such Net Loan Rate any issuer derivative payment. The determinations made by the Administrator in (a) and (b) of this definition of "Net Loan Rate" shall be given in writing to the Auction Agent, the indenture trustee and the Broker-Dealers immediately upon their respective calculation dates. The Administrator shall have no obligation to compute any component of the Net Loan Rate except on an applicable Auction Date on which the Auction Rate is equal to the Maximum Rate.

   "Non-Payment Rate" shall mean One-Month LIBOR plus 1.50%.

   "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," shall mean the rate per annum for London Interbank Offered Rates on U.S. dollar deposits as it appears on Telerate Page 3750 as of 11:00 a.m., London Time for the Applicable LIBOR Rate, as determined by the Auction Agent or indenture trustee, as applicable, on the related LIBOR determination date. If such a day is not a business day in London, the most recently fixed London Interbank Offered Rates on U.S. dollar deposits for the Applicable LIBOR Rate shall be used. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the Auction Agent or the indenture trustee. The Auction Agent or the indenture trustee will require the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent or the indenture trustee, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, the Applicable LIBOR Rate in effect for the applicable interest accrual period will be the Applicable LIBOR Rate in effect for the previous accrual period. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

   "Participant" shall mean a member of or participant in the Securities Depository.

   "Payment Date" shall mean, initially with respect to each series of the auction rate notes, the applicable Initial Payment Dates and, thereafter (a) so long as a series of the auction rate notes bears interest at an Auction Note Interest Rate for an Interest Period of not greater than 90 days, the Business Day immediately following the expiration of the related Auction Period thereafter and (b) if and for so long as a series of auction rate notes bears interest at an Auction Note Interest Rate for an Interest Period of greater than 90 days, (i) the 15th day of each March, June, September and December unless any March 15, June 15, September 15 or December 15 is not a Business Day, then the Payment Date will be the next Business Day, and (ii) the Business Day immediately following the expiration of the Auction Period for that series of auction rate notes.

   "Payment Default" shall mean, with respect to the auction rate notes, (a) a default in the due and punctual payment of any installment of interest on such auction rate notes, or (b) a default in the due and punctual payment of any interest on and principal of such auction rate notes at their maturity.

   "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

   "Potential Owner" shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring auction rate notes (or, in the case of an Existing Owner thereof, an additional principal amount of auction rate notes).

   "Program Expense Percentage" shall mean, the percentage that all Program Expenses (other than federal consolidation loan rebate fees) estimated for the next 12 months represent of the outstanding principal balance of the Financed Student Loans, which as of the closing date is 0.50%, and which the Administrator shall calculate quarterly on the last day of each calendar quarter. Any adjustment in the Program Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

   "Program Expenses" shall mean (a) the fees and expenses of the indenture trustee, the owner trustee and the co-owner trustee; (b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting with respect to auction rate notes; (c) the fees and expenses of any remarketing agent then acting with respect to variable rate notes; (d) the fees and expenses due to any credit provider of any notes for which a credit facility or liquidity facility is in place; (e) the fees of the Administrator, the master servicer and/or custodian under the administration agreement and any servicing agreement or custodian agreement; (f) the fees and expenses of the issuer incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the notes and the Financed Student Loans; (g) transfer fees, purchase premiums, loan origination fees and federal consolidation loan rebate fees on Financed Student Loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility; (i) fees and expenses associated with (but not payments under) derivative products; (j) the costs of remarketing any variable rate notes and (k) expenses incurred for the issuer's maintenance and operation of its program as a direct consequence of the indenture, the notes or the Financed Student Loans; including, but not limited to, taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to the owner trustee and co-owner trustee.

   "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or if, (a) the then Securities Depository resigns from its functions as depository of the notes or (b) the issuer discontinues use of the Securities Depository, any other securities depository that agrees to follow the procedures required to be followed by a securities depository in connection with the notes and that is selected by the issuer with the consent of the indenture trustee.

   "Substitute Auction Agent" shall mean the Person with whom the issuer and the indenture trustee enter into a Substitute Auction Agent Agreement.

   "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by the indenture agrees with the indenture trustee and the issuer to perform the duties of the Auction Agent.

                                  APPENDIX B

                             SETTLEMENT PROCEDURES

   If not otherwise defined below, capitalized terms used below will have the meanings given the terms in Appendix A--Auction Procedures. Those Settlement Procedures apply separately to each series of the Notes.

   (a) Not later than 3:00 P.M., Eastern Time on each Auction Date, the Auction Agent will notify by telephone each broker-dealer that participated in the Auction held on the Auction Date and submitted an Order on behalf of an Existing Owner or Potential Owner of:

      (i)  the Auction Note Interest Rate fixed for the next Interest Period;

      (ii)  whether there were Sufficient Bids in the Auction;

      (iii) if the broker-dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Owner, whether the Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased or sold by the Existing Owner;

      (iv) if the broker-dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Owner, whether the Bid was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased by the Potential Owner;

      (v) if the aggregate amount of Notes to be sold by all Existing Owners on whose behalf the Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Notes to be purchased by all Potential Owners on whose behalf the Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each the Buyer's Broker-Dealer) acting for one or more purchasers of excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Owners on whose behalf the Seller's Broker-Dealer acted by one or more Potential Owners on whose behalf each of the Buyer's Broker-Dealers acted;

      (vi) if the principal amount of Notes to be purchased by all Potential Owners on whose behalf the Buyer's Broker-Dealer submitted a Bid exceeds the amount of Notes to be sold by all Existing Owners on whose behalf the Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each the Seller's Broker-Dealer) acting for one or more sellers of the excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Owners on whose behalf the Buyer's Broker-Dealer acted by one or more Existing Owners on whose behalf each of the Seller's Broker-Dealers acted; and

      (vii)  the Auction Date for the next succeeding auction.

   (b) On each Auction Date, each broker-dealer that submitted an Order on behalf of any Existing Owner or Potential Owner will:

      (i) advise each Existing Owner and Potential Owner on whose behalf the broker-dealer submitted a Bid or Sell Order in the auction on the Auction Date whether the Bid or Sell Order was accepted or rejected, in whole or in part;

      (ii) in the case of a broker-dealer that is a Buyer's Broker-Dealer, advise each Potential Owner on whose behalf the Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct the Potential Owner's Participant to pay to the Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of the Notes to be purchased under the Bid against receipt of the Notes;

      (iii) in the case of a broker-dealer that is a Seller's Broker-Dealer, instruct each Existing Owner on whose behalf the Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct the Existing Owner's Participant to deliver to the Seller's Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Notes to be sold under the Order against payment therefor;

      (iv) advise each Existing Owner on whose behalf the broker-dealer submitted an Order and each Potential Owner on whose behalf the broker-dealer submitted a Bid of the series interest rate for the next Interest Period;

      (v) advise each Existing Owner on whose behalf the broker-dealer submitted an Order of the next Auction Date; and

      (vi) advise each Potential Owner on whose behalf the broker-dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

   (c) On the basis of the information provided to it under paragraph (a) above, each broker-dealer that submitted a Bid or Sell Order in an auction is required to allocate any funds received by it in connection with the auction under paragraph (b)(ii) above, and any Notes received by it in connection with the auction under paragraph (b)(iii) above, among the Potential Owners, if any, on whose behalf the broker-dealer submitted Bids, the Existing Owners, if any on whose behalf the broker-dealer submitted Bids or Sell Orders in the auction, and any broker-dealers identified to it by the auction agent following the auction under paragraph (a)(v) or (a)(vi) above.

   (d)  On each Auction Date:

      (i) each Potential Owner and Existing Owner with an Order in the auction on the Auction Date will instruct its Participant as provided in (b)(ii) or
   (b)(iii) above, as the case may be:

      (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to (A) pay through the Securities Depository to the Participant of the Existing Owner delivering Notes to the broker-dealer following the auction under paragraph (b)(ii) above the amount necessary to purchase the Notes against receipt of the Notes and (B) deliver the Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to the Seller's Broker-Dealer under (a)(v) above against payment therefor; and

      (iii) each Buyer's Broker-Dealer that is not a Participant in the Securities Depository will instruct its Participant to pay through the Securities Depository to Seller's Broker-Dealer (or its Participant) identified following the auction under (a)(vi) above the amount necessary to purchase the Notes to be purchased under (b)(ii) above against receipt of the Notes.

   (e)  On the business day following each Auction Date:

      (i) each Participant for a Bidder in the auction on the Auction Date referred to in (d)(i) above will instruct the Securities Depository to execute the transactions described under (b)(ii) or (b)(iii) above for the auction, and the Securities Depository will execute those transactions;

      (ii) each Seller's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in (d)(ii) above for the auction, and the Securities Depository will execute those transactions; and

      (iii) each Buyer's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in (d)(iii) above for the auction, and the Securities Depository will execute those transactions.

   (f) If an Existing Owner selling Notes in an auction fails to deliver the Notes (by authorized book-entry), a broker-dealer may deliver to the Potential Owner on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by the Potential Owner. In this event, the principal amount of Notes to be so delivered will be determined solely by the broker-dealer. Delivery of the lesser principal amount of Notes will constitute good delivery. In addition to the terms of paragraph (f), any delivery or nondelivery of Notes that will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of the delivery or nondelivery under the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the indenture trustee nor the auction agent shall have any responsibility or liability with respect to the failure of a Potential Owner, Existing Owner or their respective broker-dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Notes or to pay for the Notes purchased or sold under an auction or otherwise.

                                  APPENDIX C

                           Glossary of Defined Terms

   "Available Funds" means, as to a distribution date or any related monthly expense payment date, the sum of the following amounts for the related collection period or, in the case of an auction rate distribution date occurring while any LIBOR notes remain outstanding, the applicable portion of these amounts:

  . all collections received by the master servicer on the student loans, including any guarantee payments received on the student loans, but net of:

      (a) any collections in respect of principal on the student loans applied by the issuer to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

      (b) amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable student loan, on the student loans for that collection period including consolidation loan rebate fees;

  . any interest subsidy payments and special allowance payments received by the master servicer or the eligible lender trustee during that collection period for the student loans;

  . all proceeds of the liquidation of defaulted student loans that were liquidated during that collection period in accordance with the master servicer's customary servicing procedures, net of expenses incurred by the master servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans that were written off in prior collection periods or during that collection period;

  . the aggregate purchase amounts received during that collection period for those student loans repurchased by the depositor or purchased by the master servicer or for student loans sold to another eligible lender pursuant to the servicing agreement;

  . the aggregate purchase amounts received during that collection period for those student loans purchased by the seller;

  . the aggregate amounts, if any, received from the seller, the depositor or the master servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the student loans pursuant to the sale agreement or the servicing agreement;

  . amounts received by the issuer pursuant to the servicing agreement during that collection period as to yield or principal adjustments; and

  . investment earnings on that distribution date and any interest remitted by the indenture trustee to the collection account prior to such distribution date or monthly expense payment date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account, acquisition account and the reserve account, to pay the monthly issuer expenses and the items specified in clauses (a) and (b) under "DESCRIPTION OF THE NOTES--Allocations and Distributions--Distributions" in this prospectus supplement (but excluding clause (b), and including clauses (c) through (l), in the event that a condition exists as described in either (a) or (b) under "DESCRIPTION OF THE NOTES--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement), then Available Funds on that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the indenture trustee, or which the indenture trustee reasonably estimates to be held by the indenture trustee, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

   "Class A Note Interest Shortfall" means, for any distribution date, the sum, for all of the Class A notes with a distribution date on this distribution date, of the excess of:

   (a) the amount of interest (excluding carry-over amounts) that was payable to each series of Class A notes with a distribution date on this distribution date on the preceding distribution date for the series, over

   (b) the amount of interest actually distributed with respect to these Class A notes on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rates on these Class A notes from that preceding distribution date to the current distribution date.

   "Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

   (a) the Class A Noteholders' Principal Distribution Amount on that distribution date, over

   (b) the amount of principal actually distributed or allocated to the Class A noteholders on that distribution date.

   "Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount on that distribution date.

   "Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

   (a) the amount of interest accrued at the Class A note interest rates for the related accrual period with respect to all series of Class A notes with a distribution date on this distribution date on the aggregate outstanding principal balances of these series of Class A notes on the applicable immediately preceding distribution date(s) after giving effect to all principal distributions to Class A noteholders on preceding distribution dates or, in the case of the first distribution date for these series of Class A notes, on the closing date, and

   (b) the Class A Note Interest Shortfall on that distribution date.

   "Class A Noteholders' Principal Distribution Amount" means:

   (1) for any distribution date occurring on or before the date on which the principal balances of the LIBOR notes are reduced to zero, the Principal Distribution Amount on that distribution date plus the Class A Note Principal Shortfall as of the close of the preceding distribution date; and

   (2) for any distribution date occurring after the date on which the principal balances of all LIBOR notes are reduced to zero but before the date on which the Class A auction rate noteholders have been paid in full, the Principal Distribution Amount on that distribution date plus the Class A Note Principal Shortfall as of the close of the preceding distribution date less the greatest amount that can be paid as principal on the Class B notes without reducing the senior parity percentage below 105.0% or reducing the parity percentage below 100.5%, with those percentages computed assuming that immediately prior to the computation, that amount of principal was actually made on the Class B notes;

provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Class A notes. In addition:

   (a) on the Series A-1 maturity date, the principal required to be distributed to Series A-1 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-1 notes to zero;

   (b) on the Series A-2 maturity date, the principal required to be distributed to Series A-2 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-2 notes to zero;

   (c) on the Series A-3 maturity date, the principal required to be distributed to Series A-3 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-3 notes to zero;

   (d) on the Series A-4 maturity date, the principal required to be distributed to Series A-4 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-4 notes to zero;

   (e) on the Series A-5 maturity date, the principal required to be distributed to Series A-5 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-5 notes to zero;

   (f) on the Series A-6 maturity date, the principal required to be distributed to Series A-6 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-6 notes to zero;

   (g) on the Series A-7 maturity date, the principal required to be distributed to Series A-7 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-7 notes to zero; and

   (h) on the Series A-8 maturity date, the principal required to be distributed to Series A-8 noteholders will include the amount required to reduce the outstanding principal balance of the Series A-8 notes to zero.

   "Class B Note Interest Shortfall" means, for any distribution date, the excess of:

   (a) the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

   (b) the amount of interest actually distributed to the Class B noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the Class B note interest rate from that preceding distribution date to the current distribution date.

   "Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

   (a) the Class B Noteholders' Principal Distribution Amount on that distribution date, over

   (b) the amount of principal actually distributed or allocated to the Class B noteholders on that distribution date.

   "Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount on that distribution date.

   "Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

   (a) the amount of interest accrued at the Class B note rate for the related accrual period on the outstanding principal balance of the Class B notes on the immediately preceding distribution date, after giving effect to all principal distributions to Class B noteholders on that preceding distribution date, and

   (b) the Class B Note Interest Shortfall on that distribution date.

   "Class B Noteholders' Principal Distribution Amount" means:

      (1) for any distribution date occurring after the date on which the principal balances of all LIBOR notes are reduced to zero but before the date on which the Class A auction rate noteholders have been paid in full, the greatest amount that can be paid as principal on the Class B notes without reducing the senior parity percentage below 105.0% or reducing the parity percentage below 100.5%; and

      (2) for any distribution date occurring after the date on which the Class A noteholders have been paid in full, the Principal Distribution Amount on that distribution date and the Class B Note Principal Shortfall as of the close of the preceding distribution date;

provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the Class B Notes.

   In addition, on the Class B maturity date, the principal required to be distributed to the Class B noteholders will include the amount required to reduce the outstanding principal balance of the Class B notes to zero.

   "Pool Balance" for any date means the aggregate principal balance of the student loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

  . all payments received by the issuer through that date from borrowers, the guarantee agencies and the Department of Education;

  . all amounts received by the issuer through that date from purchases of the student loans by the seller, the depositor or the master servicer;

  . all liquidation proceeds and Realized Losses on the student loans liquidated through that date;

  . the amount of any adjustments to balances of the student loans that the master servicer makes under the servicing agreement through that date; and

  . the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

   "Principal Distribution Amount" means:

   (a) as to the initial distribution date, the amount by which the initial Pool Balance exceeds the Pool Balance on that distribution date plus any amounts transferred from the acquisition account to the collection account during the initial collection period, and

   (b) as to each subsequent distribution date, the amount by which the Pool Balance for the preceding distribution date exceeds the Pool Balance on that distribution date.

   "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocated to principal, including any interest that had been or had been expected to be capitalized.

   "Reserve Account Requirement" for any distribution date means the greater of
(a) 1.0% of the outstanding balance of all our notes, and (b) $500,000; provided, however, that in no event will the reserve account requirement exceed the outstanding balance of all our notes.

PROSPECTUS


                                     Education Loan Backed Notes

                                   Education Funding Capital I, LLC
                                              Depositor
[LOGO] Education (SM)
       LENDING GROUP, INC.
                                     Education Lending Group/SM/
                                                Seller

   We intend to periodically form trusts to issue education loan backed notes in one or more series. We will create a separate trust each time we sell notes. The specific terms of each series of notes issued by each trust will be described in a supplement to this prospectus. Each issue of notes will have its own series designation and consist of one or more classes of notes. Each class of notes will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

   Each trust will use the proceeds from the sale of its notes to acquire student loans and to fund certain accounts for the benefit of the holders of its notes and to pay certain costs of issuance of its notes. Each trust will pledge those student loans and accounts to secure repayment of its notes. The notes issued by each trust will be obligations of only the particular trust issuing the notes. The notes will not be obligations of Education Funding Capital I, LLC or Education Lending Group, Inc. or any of their affiliates. The notes will not be guaranteed or insured by the United States of America or any governmental agency.

   You should carefully read this prospectus and any prospectus supplement before you invest. This prospectus may be used to offer and sell a series of notes only if it is accompanied by the prospectus supplement for that series of notes.

    Neither the Securities and Exchange Commission nor any state securities commission has approved
 or disapproved of the notes or determined that this prospectus is accurate or complete.
           Any representation to the contrary is a criminal offense.

                               -----------------

  You should carefully consider the risk factors beginning on page 5 of this prospectus
     and the risk factors described in the related prospectus supplement.

   Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described in this prospectus under "PLAN OF DISTRIBUTION" and in the related prospectus supplement.

                The date of this prospectus is March 31, 2003.

--------
/SM/ Education Lending Group and logo are service marks of Education Lending
     Group, Inc.

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND EACH
                         RELATED PROSPECTUS SUPPLEMENT

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. We may sell the notes in one or more offerings pursuant to the registration statement up to a total dollar amount of $2,000,000,000.

   We provide information to you about each series of notes issued by each trust in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, and (b) a prospectus supplement, which describes the specific terms of each series of notes being offered thereby, including:

  . a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each series of notes being offered;

  . information concerning the student loans and other assets of the applicable trust that will secure payment of each series of notes being offered;

  . information regarding the guarantee agencies providing guarantees for the student loans that will secure payment of each series of notes being offered;

  . information regarding any credit enhancement for each series of notes being offered;

  .   the credit ratings of each series of notes being offered; and

  .   the method of selling each series of notes being offered.

   TO UNDERSTAND THE STRUCTURE OF ANY SERIES OF NOTES, YOU MUST CAREFULLY READ THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY. WHENEVER INFORMATION IN A PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

   Unless otherwise indicated, references in this prospectus to:

  .   "we", "us" and "the depositor" refer to Education Funding Capital I, LLC;

  . "the trusts", "each trust", "a trust" and similar terms refer to the trusts, or to a particular trust, as applicable, formed by the depositor to issue notes;

  . "student loans" refers to education loans made to students and parents of students;

  . "FFELP loans" refers to student loans made under the Federal Family Education Loan Program;

  . "private loans" refers to student loans that are not made under any federal student loan program;

  . "notes", "Class A notes" or "Class B notes" refers to all notes, or all notes of that particular class, as applicable, issued by the trusts;

  . "seller" refers to Education Lending Group, Inc., the seller of the student loans that will be acquired by the trusts; and

  . "master servicer" refers to Education Lending Services, Inc., the master servicer of the student loans that will be acquired by the trusts.

                        TABLE OF CONTENTS TO PROSPECTUS


  Summary................................................................  1

  Risk Factors...........................................................  5

  Forward-Looking Statements............................................. 15

  Description of the Notes............................................... 16

  Security and Sources of Payment for the Notes.......................... 23

  Education Lending Group, Inc.'s Student Loan Program................... 25

  Servicing of the Student Loans......................................... 31

  Description of the Federal Family Education Loan Program............... 36

  Description of the Guarantee Agencies.................................. 48

  Description of the Indenture........................................... 55

  Federal Income Tax Consequences........................................ 65

  State Tax Considerations............................................... 74

  ERISA Considerations................................................... 74

  Plan of Distribution................................................... 75

  Legal Matters.......................................................... 76

  Ratings................................................................ 76

  Incorporation of Documents by Reference; Where to Find More Information 77

                              PROSPECTUS SUMMARY

   The following summary highlights selected information about the notes and may not contain all of the information that you may find important in making your investment decision. Before deciding to purchase any series of notes, you should read the more detailed information appearing elsewhere in this prospectus and the prospectus supplement related to that series of notes.

Overview

   We intend to periodically form trusts to issue education loan backed notes in one or more series. We will create a separate trust each time we sell notes. Each trust will use the proceeds from the sale of its notes to acquire student loans and to fund certain accounts for the benefit of the holders of its notes and to pay certain costs of issuance of its notes. Each trust will pledge those student loans and accounts to secure repayment of its notes. The trusts may issue particular series of notes in different classes. The priority of payments of principal and interest among the various classes and series of those notes will be described in the related prospectus supplement.

Principal Parties

..    Issuer                                A Delaware statutory trust to be formed for each issuance of notes.

..    Depositor                             Education Funding Capital I, LLC will act as the depositor for each trust.

..    Eligible Lender Trustee               The eligible lender trustee for each trust will be identified in the related prospectus supplement. The eligible lender
                                           trustee for each trust will acquire legal title to all student loans acquired by that trust.

..    Seller                                Education Lending Group, Inc. will be the seller of the
                                           student loans acquired by each trust.

..    Master Servicer and Administrator     Education Lending Services, Inc. will act as the master
                                           servicer of the student loans acquired by each trust and will also act as the administrator of each trust.

..    Indenture Trustee                     The indenture trustee under each indenture pursuant to which a series of notes is issued will be identified in the related prospectus supplement.

Assets of the Trust

   The assets of each trust will include a pool of student loans. The assets of each trust also will include the right to receive payments on those student loans and any proceeds related to them. The assets of each trust also will include amounts on deposit in specific trust accounts created under the related indenture, including a collection account and any acquisition account, any capitalized interest account, any distribution account, any reserve account, and any other account identified in the related prospectus supplement, and the right to receive payments under any derivative product entered into by that trust.

Acquisition of Student Loans

   The seller will enter into a transfer and sale agreement with the depositor pursuant to which the seller will sell to the depositor all of the seller's right, title and interest in certain pools of student loans. The depositor will enter into a transfer and sale agreement with each trust pursuant to which the depositor will sell to that trust all of the depositor's right, title and interest in a specific pool of student loans acquired from the seller.

   Each FFELP loan acquired by a trust will be 98% guaranteed--or 100% for FFELP loans disbursed before October 1, 1993--as to payment of principal and interest by a state guarantee agency or a private non-profit guarantor. These guarantees will be contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor will be reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor's claims experience and the year in which the loans subject to the claims were disbursed. The percentage claims paid by a guarantor that are reinsured could change in the future by legislation. See "DESCRIPTION OF THE GUARANTEE AGENCIES" in this prospectus.

   The trusts also may acquire private loans that are not guaranteed by any guarantee agencies. These private loans may be privately guaranteed or they may not be guaranteed or insured by any third party.

   The characteristics of each pool of student loans expected to be acquired by a trust with the proceeds of each series of its notes will be described in the related prospectus supplement.

Accounts

   Under each indenture, the related indenture trustee will establish a collection account into which all payments on the student loans held in the related trust estate will be deposited. The related prospectus supplement will describe any other accounts established by the indenture trustee under that indenture, including any acquisition account, any capitalized interest account, any distribution account and any reserve account. The indenture trustee will invest funds in those accounts and any other accounts established under the indenture in eligible investments as provided in the indenture.

Parity Percentages

   Each indenture will contain certain limitations on the payment of fees of the master servicer and the administrator, the release of funds to the depositor and the sale of student loans in the related trust estate based upon whether, in each case, the parity percentage, senior parity percentage or both percentages, as of the date of calculation, meet the levels required by the indenture. The parity percentages specified in any indenture may be reduced if the related trust receives confirmation from each rating agency then rating any of its outstanding notes that such reduction will not result in its rating(s) of those notes being reduced or withdrawn.

   With respect to any trust, the parity percentage is the ratio (expressed as a percentage) of:

  . The value of the assets in the related trust estate, less accrued interest and fees with respect to all notes issued by that trust, to

  .   The principal amount of all outstanding notes issued by that trust.

   With respect to any trust, the senior parity percentage is the ratio (expressed as a percentage) of:

  . The value of the assets in the related trust estate, less accrued interest and fees with respect to all Class A notes issued by that trust, to

  . The principal amount of all outstanding Class A notes issued by that trust.

Interest Rate

   The interest that will be paid on any series of notes will be described in the related prospectus supplement. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

  . Auction Rate Notes. The trusts may issue series of notes that bear interest at rates determined by auction. The initial interest rates for these auction rate notes will be set forth in the related prospectus supplement. The interest rates for these auction rate notes will be reset at the end of each interest period pursuant to the auction procedures described in the related prospectus supplement. The auction procedures are summarized, and an example of an auction is included, in this prospectus under "DESCRIPTION OF THE NOTES--Auction Rate Notes".

  . Index Rate Notes. The trusts may issue series of notes that bear interest at rates determined by reference to an interest rate index specified in the related prospectus supplement. The initial interest rates for these index rate notes, or the method for determining the initial interest rates, will be set forth in the related prospectus supplement. Thereafter, the interest rates for these index rate notes will be determined periodically by reference to the interest rate index specified in the related prospectus supplement, which index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate. See "DESCRIPTION OF THE NOTES--Index Rate Notes" in this prospectus.

Principal Redemptions

   Each series of notes issued by a trust will be subject to redemption as described in the related prospectus supplement.

Credit Enhancement

   Credit enhancement for any series of notes issued by a trust may include the following:

  .   subordination of one or more classes of the notes;

  .   a reserve account or a cash collateral account;

  .   overcollateralization;

  .   letters of credit or liquidity or credit facilities;

  .   surety bonds; or

  .   guaranteed investment contracts.

   If any credit enhancement applies to a series of notes, the related prospectus supplement will describe the specific enhancement as well as the conditions for its application. A credit enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations and exclusions. See "SECURITY AND SOURCES OF PAYMENT FOR THE NOTES--Credit Enhancement" in this prospectus.

Derivative Products and Derivative Payments

   The trusts may enter into swap agreements and other derivative products. A trust's obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the related trust estate. Each indenture will provide that the related trust will not enter into a derivative product secured by a pledge and lien on the related trust estate unless the related indenture trustee has received a confirmation from each rating agency then rating any of the notes outstanding under that indenture that the derivative product will not result in its rating(s) of those notes being reduced or withdrawn.

Optional Purchase

   Each servicing agreement will provide that the master servicer or another entity specified in a related prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by the related trust on any distribution date when the pool balance of those student loans is 10% or less of the initial pool balance of those student loans. The exercise of this purchase option will result in early termination of the notes issued by that trust.

Auction of Trust Assets

   Each indenture will provide that the related indenture trustee will offer for sale all remaining student loans owned by the related trust at the end of the collection period when the pool balance of those student loans reduces to 10% or less of the initial pool balance. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining student loans owned by a trust will result in early retirement of its notes.

ERISA Considerations

   Unless indicated otherwise in the related prospectus supplement, and subject to any considerations discussed therein and in this prospectus, the notes issued by each trust will be eligible for purchase by employee benefit plans. See "ERISA CONSIDERATIONS" in this prospectus.

Federal Income Tax Consequences

   On the closing date for each series of notes, a law firm identified in the related prospectus supplement will deliver an opinion that those notes will be characterized as debt obligations for federal income tax purposes. Interest paid or accrued on your notes will be taxable to you. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

Registration, Clearing and Settlement

   You will hold your interest in the notes through The Depository Trust Company in the United States. You will not receive a definitive certificate representing your interest in the notes, except in limited circumstances.

Ratings

   The related prospectus supplement will specify the initial ratings for each series of notes being offered.

                                 RISK FACTORS

   You should consider the following risk factors in deciding whether to purchase the notes.

You may have difficulty selling   We do not intend to list the notes on any securities exchange. As a result, we
your notes                        cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The notes issued by each trust    Each trust will pay interest on and principal of its notes solely from the funds
will be payable solely from the   and assets held in the related trust estate created under the related indenture.
related trust estate and you will No insurance or guarantee of those notes will be provided by any
have no other recourse against    government agency or instrumentality, by Education Lending Group, Inc. or that trust or against the assets  any of its affiliates, by any insurance company or by any other person or
of any other trust                entity. Therefore, with respect to the notes issued by any trust, your receipt of payments on your notes will depend solely on:

                                  .    the amount and timing of payments and collections on the student loans held in the related trust estate (including payments by the guarantee agencies, if applicable) and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture; and

                                  .    amounts on deposit in any reserve account and other accounts held in the related trust estate.

                                  If those sources of funds are insufficient to repay your notes, you will have no additional recourse against the related trust, against the assets of any of the other trusts, or against Education Lending Group, Inc. or any of its affiliates.

The assets of a trust may not be  After application of the proceeds from the sale by a trust of a series of its
sufficient to pay its notes       notes, the aggregate principal balance of the student loans, and accrued interest thereon, held in the related trust estate and the other assets pledged as collateral for its notes may be less than the aggregate principal balance of its outstanding notes. If an event of default were to occur under the related indenture and a trust were required to redeem all its notes at a time when the aggregate principal balance of its outstanding notes exceeds the aggregate principal balance of the student loans, and accrued interest thereon, held in the related trust estate and the other assets pledged as collateral for its notes, the liabilities of the trust may exceed its assets. If this were to occur, the trust would be unable to repay in full all of its noteholders and this would affect its Class B noteholders before affecting its Class A noteholders.


The student loans acquired by    All of the student loans acquired by each trust and held in the related trust
each trust will be unsecured     estate will be unsecured. As a result, the only security for payment of a
and the ability of any           student loan will be the guarantee, if any, provided by a guarantee agency or
guarantee agency or private      private guarantor.
guarantor to honor its
guarantee may become             A deterioration in the financial status of a guarantee agency or private
impaired                         guarantor and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guarantee agency or private guarantor to make its guarantee payments in a timely manner. The financial status of a guaranty agency or private guarantor could be adversely affected by a number of factors including, but not limited to, the amount of claims made against it as a result of borrower defaults.

A failure of the Department of   The financial condition of a guarantee agency may be adversely affected if it
Education to make reinsurance    submits a large number of reimbursement claims relating to FFELP loans to
payments may adversely affect    the Department of Education, which results in a reduction of the amount of the ability of a trust to timely reimbursement that the Department of Education is obligated to pay to the
repay its notes                  guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid by a trust to you as an owner of its notes or delay those payments past their due date. If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations relating to FFELP loans, the loan holder may submit claims directly to the Department of Education and the
                                 Department of Education is required to pay the full guarantee claim amount due with respect thereto. See "DESCRIPTION OF THE GUARANTEE
                                 AGENCIES" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of
                                 Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee     The eligible lender trustee of a trust may use the same Department of
agencies or the Department of    Education lender identification number for FFELP loans it holds on behalf of
Education could prevent a        other trusts established by the depositor. If so, the billings submitted to the
trust from paying you the full   Department of Education and the claims submitted to the guaranty agencies
amount of the principal and      will be consolidated with the billings and claims for payments for the FFELP
interest due on your notes       loans under other trusts using the same lender identification number.
                                 Payment of those billings by the Department of Education as well as claim payments by the applicable guaranty agencies will be made to the eligible lender trustee, or to the master servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.


                                  In addition, the eligible lender trustee of a trust may serve as the eligible lender trustee on behalf of entities that are not affiliates of the trust or the depositor, including on behalf of its own student loan program. If the
                                  Department of Education or a guaranty agency determines that an eligible lender trustee owes it a liability on any FFELP loan, including loans held in the trust estate securing your notes or loans held in other trust estates which are not in any way connected to the trust or the depositor or any of their affiliates, the Department of Education or the applicable guaranty agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the applicable guaranty agreement.
                                  Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus a trust's ability to pay you principal and interest on your notes.

                                  In connection with the issuance by a trust of a series of notes, the depositor and the related eligible lender trustee will enter into a joint sharing agreement that will contain provisions for cross-indemnification concerning those payments and offsets. No such joint sharing agreement will be entered into between the depositor and the eligible tender trustee and entities that are not affiliates of the trust or the depositor. Even with cross-indemnification provisions, however, the amount of funds available to a trust from indemnification would not necessarily be adequate to compensate the trust and investors in its notes for any previous reduction in the available funds.

You may incur losses or delays    The trust estate securing your notes may contain FFELP loans. In general, a
in payment on your notes if       guarantee agency reinsured by the Department of Education will guarantee
borrowers default on their        98% of each FFELP loan held in a trust estate. As a result, if the borrower
student loans                     under one of those FFELP loans defaults, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on the defaulted loan. The trust will not have any right to pursue the borrower for the remaining 2% unguaranteed portion.

                                  The trust estate securing your notes also may contain private loans that are not guaranteed by any guarantee agencies that guarantee FFELP loans. Those private loans may be privately guaranteed or they may not be guaranteed or insured by any third party. Hence, those private loans may bear a lower rate of return and have a greater risk of loss from borrower defaults

                                  If the trust that issued your notes suffers a loss as a result of a borrower default and amounts in any related reserve account are not sufficient to cover that loss, you may suffer a delay in payment or a loss on your investment.

Borrowers under student loans     For a variety of economic, social and other reasons, a trust may not receive
are subject to a variety of       all the payments that are actually due on the student loans held in the related
factors that may adversely        trust estate. A deterioration in economic conditions could be expected to
affect their repayment ability    adversely affect the ability or willingness of borrowers to repay student and the ability of a trust to pay loans. Furthermore, student loans are not secured by any assets of the
its noteholders                   borrowers. Failures by borrowers to make timely payments of the principal and interest due on the student loans held in a trust estate will affect the revenues of the trust estate, which may reduce the amounts available to the related trust to pay principal and interest due on its notes.


Interest rate limitations       The Soldiers' and Sailors' Civil Relief Act of 1940 may provide relief to
imposed on student loans made   borrowers who enter active military service and to borrowers in reserve
to certain persons on active    status who are called to active duty after the origination of their student duty in military service could  loans. The response of the United States to terrorist attacks domestically and
reduce the amount of funds      abroad and issues in the Middle East may increase the number of citizens
available to a trust to pay     who are in active military service, including persons in reserve status who
principal and interest on its   have been called or will be called to active duty.
notes
                                The Soldiers' and Sailors' Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans held in a trust estate.

                                The number and aggregate principal balance of student loans held in a trust estate that may be affected by the application of the Soldiers' and Sailors'
                                Civil Relief Act of 1940 and the Department of Education's recent guidelines will not be known at the time the related trust issues its notes.

                                Accordingly, payments received by that trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations during the borrower's period of active military duty. If a substantial number of borrowers under the student loans held in a trust estate become eligible for the relief provided under the Soldiers' and Sailors' Civil Relief Act of 1940, there could be an adverse effect on the total collections on those student loans and the ability of the related trust to pay interest on its notes if there are insufficient funds in any related reserve account.

Failure to comply with loan     The Higher Education Act and its implementing regulations require holders
origination and servicing       of FFELP loans and guarantee agencies guaranteeing FFELP loans to follow
procedures for FFELP loans      specified procedures in making and collecting on those FFELP loans.
may result in loss of guarantee
and other benefits              If a trust fails to follow those procedures, or if any originator, the master servicer or any subservicer of FFELP loans fails to follow those procedures, the Department of Education and the guarantee agencies may refuse to pay claims on defaulted loans submitted by the master servicer on behalf of the related trust estate. If the Department of Education or a guarantee agency refused to pay a claim, it would reduce the revenues of that trust estate and impair the ability of the related trust to pay principal and interest on your notes. See "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION
                                LOAN PROGRAM" in this prospectus.


If the master servicer or any     The Department of Education regulates each servicer of FFELP loans. Under subservicer fails to comply with  those regulations, a third-party servicer, including the master servicer or any
the Department of                 subservicer, is jointly and severally liable with its client lenders for liabilities
Education's third-party           to the Department of Education arising from its violation of applicable
servicer regulations regarding    requirements. In addition, if the master servicer or any subservicer fails to
FFELP loans, payments on          meet standards of financial responsibility or administrative capability
your notes could be adversely     included in the regulations, or violates other requirements, the Department of
affected                          Education may fine the master servicer or any subservicer and/or limit, suspend, or terminate the master servicer's or subservicer's eligibility to contract to service FFELP loans. If the master servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the FFELP loans held in a trust estate and to satisfy its obligation to purchase any FFELP loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates the master servicer's or any subservicer's eligibility to service FFELP loans, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing on those FFELP loans. Any servicing transfer may temporarily adversely affect payments to you.

A decline in the financial        If any derivative product relating to the notes issued by a trust is executed,
health of any derivative          any time that the derivative payment being paid by a counterparty is greater
product counterparty or any       than the derivative payment being paid by the trust, the related indenture
provider of an derivative         trustee's ability to make principal and interest payments on those notes will
product counterparty guaranty     be affected by the counterparty's ability or the ability of any provider of a
could reduce the amount of        counterparty guaranty to meet its net payment obligation to the indenture funds available to a trust to pay trustee. In addition, under some circumstances, the failure by a trust to make
principal and interest on your    a derivative payment may constitute an event of default under the related
notes                             indenture.

The inability of the seller to    Under some circumstances, an indenture trustee will have the right to require
meet its repurchase obligations   the seller to repurchase, or substitute a student loan for, a student loan held in
may result in losses on your      the related trust estate. This right arises generally from a breach of the
investment                        representations and warranties of the seller or if a claim for a student loan is denied because of events occurring before the sale of the student loan to the depositor. We cannot guarantee to you that the seller will have the financial resources to repurchase a student loan, or will have available student loans to substitute a student loan, if a breach occurs. In this case, you, rather than the seller may bear any resulting loss.

The ability of a trust to make    The cash flow of a trust, and its ability to make payments due on its notes,
timely payments on its notes      will be reduced to the extent interest is not currently payable on the student
may change                        loans held in the related trust estate. The borrowers under most FFELP loans and under some private loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the FFELP loans. For most other student loans during periods that the borrowers are not required to make payments, interest generally will be capitalized and added to the principal balance of the loans. Each trust estate may include student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the student loans held in a trust estate for which payments are deferred and currently in repayment will vary during the period that the notes of the related trust are outstanding. In addition, to the extent a trust may rely on the receipt of special allowance payments from the Department of Education for FFELP loans held in the related trust estate to make payments on its notes, the receipt of such special allowance payments, which are made quarterly, may reduce the ability of the trust to make timely payments of interest on its notes.

The use of master promissory    On July 1, 1999, the master promissory note began to be used as evidence of
notes may compromise an         Federal Stafford Loans (subsidized and unsubsidized) made to borrowers
indenture trustee's security    under the Federal Family Education Loan Program. The master promissory
interest in Federal Stafford    note may be used for Federal PLUS Loans for loan periods beginning on or
Loans and Federal PLUS          after July 1, 2003, and must be used for all Federal PLUS Loans for loan
Loans held in the related trust periods beginning on or after July 1, 2004, or for any Federal PLUS Loan
estate                          certified on or after July 1, 2004, regardless of the loan period. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple loans to the same student, all the loans are evidenced by a single promissory note.

                                Under the Higher Education Act, each loan made under a master promissory note may be sold independently of any other loan made under that same master promissory note. Each loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in those loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the use of master promissory notes, each loan was evidenced by a separate note. Assignment of the original note was required to effect a transfer of the loan and possession of a copy of the original note did not perfect a security interest in the loan.

                                Federal Consolidation Loans are not originated with master promissory notes. Each of those loans are made under standard loan applications and promissory notes required by the Department of Education.

                                The trust estate securing your notes may include Federal Stafford Loans and
                                Federal PLUS Loans originated under a master promissory note. If the originator of those loans were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the related indenture trustee's lien on those loans, that third party may also claim an interest in those loans. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.


Prepayments and defaults by      Student loans may be prepaid by borrowers at any time without penalty. The
borrowers may create             rate of prepayments cannot be predicted and may be influenced by economic
reinvestment risk                and other factors, such as interest rates, the availability of other financing and the general job market. In addition, student loan borrowers are able to consolidate multiple student loans into one loan that is used to pay off the earlier loans. To the extent that borrowers elect to borrow money through such consolidation loans with respect to student loans that are held in a trust estate, the related trust will receive as a prepayment of principal the aggregate principal amount of such loans.

                                 If student loan prepayments or defaults result in your notes being prepaid before the expected maturity date, you may not be able to reinvest your funds at the same yield as the yield on your notes. We cannot predict the default rate of borrowers or the prepayment rate of the notes of a trust, and reinvestment risks resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders of notes of that trust.

Your notes may be repaid early   The notes issued by a trust may be repaid before you expect them to be if:
due to any auction sale or
exercise of the purchase         .    the related indenture trustee successfully conducts an auction sale of
option, and if this happens,           the student loans remaining in the related trust estate or your yield may be affected and
you will bear reinvestment risk  .    the master servicer or any other entity specified in the related prospectus supplement exercises its option to purchase all of the student loans remaining in the related trust estate.

                                 Either event would result in the early retirement of the outstanding notes issued by that trust. If this happens, your yield on your notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.

Implementation of incentive      The originators of the student loans held in each trust estate may implement
programs and changes in          incentive programs pursuant to which the originator may offer incentives or
repayment terms may result in    change the repayment terms with respect to any or all of a borrower's student
yield uncertainties for you      loans. We cannot predict which borrowers would qualify or decide to participate in such programs. The effect of such incentive programs might be to reduce the yield on the student loans held in the trust estate securing your notes.

Uncertainty of the maturity of   Scheduled payments on the student loans held in the trust estate securing
your investment may create       your notes and the maturities of those student loans may be extended without
reinvestment risk                your consent, which may lengthen the weighted average life of your investment. Prepayments of principal of those student loans and other factors may shorten the life of your investment, which may result in reinvestment risk to you.

Congressional actions may        Funds for payment of interest subsidies and other payments under the affect the student loans held in Federal Family Education Loan Program are subject to annual budgetary
the trust estate securing your   appropriation by Congress. In recent years, federal budget legislation has
notes                            contained provisions that restricted payments made under the Federal
                                 Family Education Loan Program to achieve reductions in federal spending.
                                 Future federal budget legislation may adversely affect expenditures by the
                                 Department of Education, and the financial condition of the guarantee agencies.


                                 Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of
                                 Education, may adversely affect holders of FFELP loans. For example, changes might be made to the rate of interest paid on FFELP loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for FFELP loans. See "DESCRIPTION OF THE FEDERAL
                                 FAMILY EDUCATION LOAN PROGRAM" and "DESCRIPTION OF THE
                                 GUARANTEE AGENCIES" in this prospectus.

Competition created by the       In 1992, Congress created the Federal Direct Student Loan Program. Under
Federal Direct Student Loan      this program, the Department of Education makes loans directly to student
Program may affect the           borrowers through the educational institutions that they attend. If the Federal
Federal Family Education         Direct Student Loan Program expands, the master servicer and any
Loan Program                     subservicer may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the master servicer or any subservicer is reduced. Those cost increases could affect the ability of the master servicer and any subservicer to satisfy its obligations to service the student loans held in the trust estate securing your notes. Student loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP loans. The level of competition currently in existence in the secondary market FFELP loans could be reduced, resulting in fewer potential buyers of FFELP loans and lower prices available in the secondary market for those loans. The
                                 Department of Education has implemented a direct consolidation loan program, which may increase the rate of repayment of the student loans held in the trust estate securing your notes. See "DESCRIPTION OF THE
                                 FEDERAL FAMILY EDUCATION LOAN PROGRAM" in this prospectus.

Different rates of change in     The interest rates on your notes may fluctuate from one interest period to interest rate indexes may affect another as described in this prospectus. Although some older Federal
the cash flow of each trust      Consolidation Loans have a variable rate, Federal Consolidation Loans made on or after October 1, 1998 bear a fixed rate, which is determined at the time the loan is made. See "DESCRIPTION OF THE FEDERAL FAMILY
                                 EDUCATION LOAN PROGRAM" in this prospectus. If there is a decline in the rates payable on the student loans held in the trust estate securing your notes, the amount of interest received by the related trust may be reduced. If the interest rates payable on your notes do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on your notes when it becomes due. Even if there is a similar reduction in the interest rates applicable to your notes, there may not necessarily be a reduction in the other amounts required to be paid out of the related trust estate, such as administrative expenses, causing interest payments on your notes to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on your notes or expenses of the related trust estate.

If an indenture trustee has      Generally, during an event of default, an indenture trustee will be authorized
difficulty liquidating the       to sell the student loans held in the related trust estate. However, the student loans held in the trust  indenture trustee may not find a purchaser for the student loans. Also, the estate securing your notes, you  market value of the student loans might not equal the principal amount of the
may suffer a loss                notes issued by the related trust plus accrued interest. In either event, you may suffer a loss on your notes.


If a sale of student loans from   The depositor will take steps in structuring its purchase of student loans from
the seller to the depositor or    the seller and its sale of student loans to each trust to increase the likelihood from the depositor to a trust is  that the transfer of student loans from the seller to the depositor and the
not a true sale, delays or        transfer of student loans from the depositor to each trust will each be deemed
reductions in payments to you     a "true sale."
could result
                                  If any transfer of student loans from the seller to the depositor or from the depositor to a trust is deemed to be a secured financing, other persons may have an interest in those student loans superior to the interest of that trust, the related indenture trustee or the depositor, as applicable. In addition, if the seller or the depositor became a debtor under the United States Bankruptcy
                                  Code and a creditor or trustee in bankruptcy or the debtor itself took the position that any of its transfers of student loans to the depositor or to a trust was a secured financing instead of a "true sale," then delays in payments on your notes could occur or (should the court rule in favor of the creditor, trustee in bankruptcy or the debtor) reductions in the amount of payments to you could result.

                                  In addition, each of the seller, the depositor and each trust will treat each transfer of student loans from the seller to the depositor and from the depositor to that trust as a "true sale" and will take all actions that are required so that the trust, or the related eligible lender trustee on behalf of the trust, will be treated as the legal owner of those student loans. If, despite those efforts, the seller or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to take the position that a transfer should instead be treated as a secured financing, then delays in payments on your notescould occur. If the court ruled in favor of any trustee in bankruptcy, debtor or creditor, reductions in the amount of payments on your notes could occur.

Bankruptcy of the depositor,      If the depositor becomes bankrupt, and the assets and liabilities of a trust are the master servicer or the seller included in the depositor's bankruptcy estate, the United States Bankruptcy
could result in accelerated       Code could materially limit or prevent the enforcement of that trust's
prepayment on your notes,         obligations, including, without limitation, its obligations under your notes.
reductions in payment or          The depositor's trustee in bankruptcy (or the depositor itself as debtor-in-
delays in payment                 possession) may seek to accelerate payment on your notes and liquidate the assets in the related trust estate. If principal of your notes is declared due and payable, you may lose the right to future payments and face the reinvestment risks mentioned above.

                                  The depositor is organized to prevent any voluntary or involuntary application for relief by the master servicer or the seller under the United
                                  States Bankruptcy Code or other insolvency laws, as the case may be, from resulting in the consolidation of the assets and liabilities of the depositor with those of the master servicer or the seller.

                                  If a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the master servicer or the seller in a bankruptcy or other proceeding under any insolvency law, then even a "true sale" to the depositor would not be effective to remove the student loans and other assets securing your notes from the bankruptcy estate of the master servicer or the seller and you could experience delays in payments on your notes or reductions in the amount of payments.


Application of consumer            Consumer protection laws impose requirements upon lenders and servicers.
protection laws to student         Some state laws impose finance charge restrictions on certain transactions
loans may increase costs and       and require certain disclosures of legal rights and obligations. Furthermore,
uncertainties                      to the extent applicable, those laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of their loans. As they relate to FFELP loans, those state laws are generally preempted by the Higher Education Act. However, private loans may be subject to applicable state laws regulating loans to consumers.

Less than all of the noteholders   Under each indenture, holders of specified percentages of the aggregate
of a trust can approve             principal amount of the notes issued thereunder may amend or supplement
amendments to the related          provisions of the indenture and the notes and waive events of default and
indenture or waive defaults        compliance provisions without the consent of the other noteholders. You will
under the indenture                have no recourse if the noteholders vote and you disagree with the vote on those matters. The noteholders may vote in a manner that impairs the ability of the related trust to pay principal and interest on your notes.

Book-entry registration may        The notes of each trust will be represented by one or more certificates limit your ability to participate  registered in the name of Cede & Co., the nominee for The Depository Trust
directly as a noteholder           Company, and will not be registered in the names of the noteholders. As a noteholder, you will be able to exercise your rights only indirectly through
                                   The Depository Trust Company and its participating organizations.

The notes are not suitable         The notes are not a suitable investment if you require a regular or predictable
investments for all investors      schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of those factors.

Rating agencies can permit         Each indenture will provide that the related trust and indenture trustee may
certain actions to be taken        undertake various actions based upon receipt by the indenture trustee of
without noteholder approval        confirmation from each rating agency then rating any of the outstanding notes of that trust that such action will not result in its rating(s) of those notes being reduced or withdrawn. Such actions include, but are not limited to, amendments to the related indenture and the execution of swap agreements or other derivative products. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

Withdrawal or downgrading of       A security rating is not a recommendation to buy, sell or hold securities.
the initial ratings will adversely Similar ratings on different types of securities do not necessarily mean the
affect the prices for your notes   same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of any series of notes after those notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating on a series of notes will likely reduce the price that a subsequent purchaser will be willing to pay for that series of notes.

                          FORWARD-LOOKING STATEMENTS

   Statements in this prospectus, including those concerning expectations as to a trust's ability to purchase student loans, to structure and to issue competitive securities, the ability to pay its notes, and certain other information presented in this prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. You should not place undue reliance on those forward-looking statements. Please review the factors described in this prospectus under "RISK FACTORS", which could cause the actual results to differ from expectations.

                           DESCRIPTION OF THE NOTES

   Each series of notes issued by a trust will be issued under the terms of an indenture between the trust and an indenture trustee. The following summary describes the material terms of notes that may be issued under each indenture. This summary does not restate the provisions that will be contained in each indenture. We encourage you to read the indenture authorizing the issuance of your notes because that indenture, not this summary, defines your rights as noteholders.

   Each series of notes will be offered in minimum denominations specified in the related prospectus supplement and in book-entry form only. Each series of notes will be represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in the names of the noteholders. Unless definitive notes are issued under the limited circumstances described under "--Book-entry Registration", no holder of notes will be entitled to receive a physical certificate representing any of those notes. All references to actions by noteholders refer to actions taken by The Depository Trust Company on instructions from its participating organizations and all references to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to The Depository Trust Company or its nominee, as the registered holder of the notes, for distribution to noteholders under The Depository Trust Company's procedures. See "--Book-entry Registration".

Index Rate Notes

   Each series of index rate notes will have a stated maturity set forth in the related prospectus supplement and will bear interest at an annual rate determined by reference to an interest rate index specified in the related prospectus supplement. The initial interest rates for each series of index rate notes, or the method for determining the initial interest rates, will be set forth in the related prospectus supplement. Thereafter, the interest rates for each series of index rate notes will be determined periodically by reference to the interest rate index specified in the related prospectus supplement, which index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

   Any series of index rate notes may have either or both of the following:

  .   a maximum limitation, or ceiling on its interest rate, and

  .   a minimum limitation, or floor, on its interest rate.

   In addition to any specified maximum interest rate, the interest rate applicable to any series of index rate notes will in no event be higher that any maximum rate permitted by law.

   For each series of index rate notes, the related trust will appoint, and enter into an agreement with, a calculation agent to calculate the interest on that series of index rate notes. The calculation agent for each series of index rate notes will be identified in the related prospectus supplement, which may be the administrator, the related eligible lender trustee, or the related indenture trustee. In the absence of manifest error, all determinations of interest on a series of index rate notes by the calculation agent for that series will be conclusive for all purposes and binding on the holders of those notes. All percentages resulting from any calculation of the rate of interest on index rate notes will be rounded, if necessary, to the nearest 1/100,000 of 1%, or 0.0000001, with five one-millionths of a percentage point being rounded upward.

Auction Rate Notes

   Each series of auction rate notes will have a stated maturity set forth in the related prospectus supplement and will bear interest at the rate specified in the related prospectus supplement through the first auction date therefor. The interest period for each series of auction rate notes will initially consist of the number of days set forth in the related prospectus supplement. The interest rate for each series of auction rate notes will be reset at the interest rate determined by the implementation of the auction procedures described below, but the interest rate will not exceed the maximum rate per annum set forth in the related prospectus supplement. Interest on each series of auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the related prospectus supplement. For each series of auction rate notes for which the initial interest period or any subsequent auction period is 180 days or less, the related trust will pay to the holders of those notes the interest accrued on their notes on the first business day following the expiration of the related initial interest period or the related auction period. For each series of auction rate notes for which the initial interest period or any subsequent auction period is more than 180 days, the related trust will pay to the holders of those notes the interest accrued on those notes on the first business day of June and December of each year, beginning on the first business day of June or December, as the case may be, following the commencement of such auction period.

   If in any auction all the notes subject to the auction are subject to hold orders, the interest rate for the auction period will equal the all hold rate specified in the related prospectus supplement.

   Determination of Note Interest Rate. The procedures that will be used in determining the interest rates on each series of auction rate notes are summarized in the following paragraphs.

   The interest rate on each series of auction rate notes will be determined periodically by means of a "Dutch Auction". In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming auction period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming auction period and are provided with settlement instructions relating to purchases and sales of auction rate notes. The auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The auction agent and broker-dealer for each series of auction rate notes will be identified in the related prospectus supplement.

   In the auction, the following types of orders may be submitted:

  . "bid/hold orders"--specify the minimum interest rate that a current investor is willing to accept to continue to hold auction rate notes for the upcoming auction period;

  . "sell orders"--an order by a current investor to sell a specified principal amount of auction rate notes regardless of the upcoming interest rate; and

  . "potential bid orders"--specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept to buy a specified principal amount of auction rate notes.

   If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of its auction rate notes for which no order was received.

   The following example helps illustrate how the auction procedures are used in determining the interest rate on auction rate notes.

   (a)  Assumptions:

      1.  Denominations (units) = $50,000

      2.  Auction period = 28 Days

      3.  Principal amount outstanding = $25 million (500 units)

   (b)  Summary of All Orders Received For The Auction:

    BID/HOLD ORDERS*             SELL ORDERS*           POTENTIAL BID ORDERS
    ----------------             ------------           --------------------
    10 units at 2.90%            50 units Sell            20 units at 2.95%

    30 units at 3.02%            50 units Sell            30 units at 3.00%

    60 units at 3.05%           100 units Sell            50 units at 3.05%
                                ==============
   100 units at 3.10%              200 units              50 units at 3.10%

   100 units at 3.12%                                     50 units at 3.11%
   ==================
        300 units                                        100 units at 3.15%

                                                         ==================
                                                              350 units

--------
/* /Total units under existing bid/hold orders and sell orders must always equal issue size (in this case 500 units).

   (c)  Auction Agent Organizes Orders In Ascending Order:

                       Cumulative                       Cumulative
       Order   Number    Total          Order   Number    Total
       Number of Units  (Units)     %   Number of Units  (Units)     %
       ------ -------- ---------- ----- ------ -------- ---------- -----
         1...  10(W)      10      2.90% 7.....  100(W)     300     3.10%
         2...  20(W)      30      2.95% 8.....  50(W)      350     3.10%
         3...  30(W)      60      3.00% 9.....  50(W)      400     3.11%
         4...  30(W)      90      3.02% 10....  100(W)     500     3.12%
         5...  50(W)      140     3.05% 11....  50(L)              3.14%
         6...  60(W)      200     3.05% 12....  100(L)             3.15%

--------
(W) Winning Order
(L) Losing Order

   Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest accrual period. Multiple orders at the winning rate are allocated units on a pro rata basis. In any case, the interest rate on a series of auction rate notes will never exceed the maximum rate specified in the related prospectus supplement.

   The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). However, in some circumstances, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In those circumstances, the interest rate for the upcoming interest accrual period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate) the interest rate on that series of auction rate notes for the upcoming interest accrual period will be the "all hold rate" specified in the related prospectus supplement.

   If a payment default has occurred, the interest rate on the series of auction rate notes will be the non-payment rate, which will be specified in the related prospectus supplement.

   Maximum Rate and Interest Carryovers. If the auction rate for a series of auction rate notes is greater than the maximum rate specified in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. In such event, if the interest rate for a series of auction rate notes is set at the net loan rate, the excess of the lower of the auction rate and the maximum rate that would have been applied if the net loan rate were not a component of the maximum rate, over the net loan rate will be carried over for that series of auction rate notes. If there are insufficient bid orders to purchase all auction rate notes of a series offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum rate that would have been applied if the net loan rate was not a component of the maximum rate over the net loan rate will be carried over for that series of auction rate notes. The carryover amount will bear interest at the rate specified in the related prospectus supplement. The ratings of a series of auction rate notes do not address the payment of carryover amounts or interest on carryover amounts.

   The carryover amount, and interest accrued thereon, for a series of auction rate notes will be paid on a distribution date if there is sufficient money in the collection account to pay all fees and expenses of the related trust due on that distribution date, all principal and interest due on the notes on that distribution date, and all derivative and certain termination payments due on that distribution date, and to make any deposit into the related reserve account, if any, required to be made on that distribution date, and in the case of Class B notes, to pay interest carryover on Class A notes. Any carryover amount, and any interest accrued on the carryover amount, due on any auction rate note that is to be redeemed will be paid to the registered owner thereof on the redemption date to the extent that money is available. To the extent funds are available in the collection account to pay carryover amounts and interest on carryover amounts on any distribution date, such funds will be allocated first to pay carryover amounts and interest on carryover amounts on auction rate notes subject to mandatory redemption on such distribution date. Any carryover amount and interest on the carryover amount not paid on the date an auction rate note is redeemed pursuant to mandatory redemption will be cancelled and not paid on that auction rate note on any subsequent date.

   Changes in Auction Period. A trust may, from time to time, change the length of the auction period for a series of its auction rate notes to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by that series of auction rate notes. A trust will initiate the auction period adjustment by giving written notice to the related indenture trustee, auction agent, market agent and broker-dealer, each rating agency rating that series of auction rate notes and the registered owners of that series of auction rate notes at least 10 days prior to the auction date for those auction rate notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if approved by the related market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

   Changes in the Auction Date. The market agent for a series of auction rate notes, with the written consent of the administrator on behalf of the related trust, may specify a different auction date (but in no event more than five business days earlier than the auction date that would otherwise be determined in accordance with the related indenture) for that series of auction rate notes to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for those auction rate notes. If the administrator, on behalf of the related trust, consents to the change, the market agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the related indenture trustee, auction agent and trust, each rating agency rating that series of auction rate notes and the registered owners of that series of auction rate notes.

Fixed Rate Notes

   Each series of fixed rate notes will have a stated maturity set forth in the related prospectus supplement. Each series of fixed rate notes will bear interest from the date and at the rate per annum specified in the related prospectus supplement. The dates on which the holders of any series of fixed rate notes will receive payments of principal and interest will be specified in the related prospectus supplement.

Book-entry Registration

   Investors acquiring beneficial ownership interests in notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear (in

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

Europe) if they are participants of these systems, or indirectly through organizations that are participants in these systems. Book-entry notes will be issued in one or more instruments that equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary, which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing their notes. Unless and until the notes are issued in definitive form, it is anticipated that the only holder of notes issued by any of the trusts will be Cede & Co., as nominee of The Depository Trust Company.

   The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

   Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of the notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in book-entry notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the book-entry notes, except in the event that use of the book-entry system for any series of notes is discontinued.

   To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes; The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

   Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the issuer, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

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

   Principal and interest payments on notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the issuer or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

   The Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the issuer or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

   Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

   Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

   Transfers between participants in The Depository Trust Company will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant in The Depository Trust Company will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

   Cross-market transfers between persons holding directly or indirectly through Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

   The Depository Trust Company has advised the depositor that it will take any action permitted to be taken by a noteholder under an indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the related notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under an indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

   Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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

   Neither the trusts, the depositor, the seller, the master servicer, any subservicers, any indenture trustee nor any underwriter will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

  . the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

  . the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on any notes;

  . the delivery by any The Depository Trust Company participant, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of an indenture or trust agreement to be given to noteholders; or

  .   any other action taken by The Depository Trust Company as the noteholder.

   The administrator will have the right to discontinue use of the system of book-entry transfers through The Depository Trust Company or a successor securities depository. In that event, note certificates will be required to be printed and delivered.

Pool Factors

   The pool factor for each series of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related series of notes, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that series. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable series. Your portion of the aggregate outstanding balance of a series of notes will be the product of:

  .   the original denomination of your note, and

  .   the applicable pool factor.

   Noteholders will receive reports on or about each distribution date concerning various matters, including payments the related trust has received on its student loans, the pool balance of those student loans, the applicable pool factor and various other items of information. See "DESCRIPTION OF THE INDENTURE--Further Covenants" in this prospectus.

                 SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

General

   The notes offered by each trust will be limited obligations of that trust, secured by and payable solely from the related trust estate. The following assets will serve as security for each series of notes:

  . revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the related indenture trustee, the related trust or the master servicer, on account of any of the student loans held in the related trust estate, including interest benefit payments and any special allowance payments with respect to any of those student loans, and investment income from all accounts created under the related indenture and any proceeds from the sale or other disposition of those student loans;

  . all money and investments held in the accounts created under the related indenture; and

  .   the student loans held in the related trust estate.

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

Accounts

   Each indenture trustee will establish a collection account under the related indenture into which all payments on the student loans held in the related trust estate will be deposited. The related prospectus supplement will describe any other accounts established by the indenture trustee under the indenture, including any acquisition account, any capitalized interest account, any distribution account and any reserve account.

   For any series of notes, the related indenture trustee will invest funds in the collection account, any acquisition account, any capitalized interest account, any distribution account, any reserve account and any other accounts established under the related indenture in eligible investments as provided in the indenture.

   In general, eligible investments will be those that would not result in the downgrading or withdrawal of any rating of any of the outstanding notes. They will mature on the dates specified in the related prospectus supplement. A portion of those eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

   Each trust account will be maintained as either:

  . a segregated account with an FDIC-insured depository institution that has either (a) a long-term unsecured debt rating acceptable to the applicable rating agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

  . a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade rating from each applicable rating agency.

Purchase and Sale of Student Loans

   Each trust will use most of the proceeds from the sale of each series of its notes to purchase student loans. An eligible lender trustee will be the legal owner of the student loans acquired by each trust and the related indenture trustee will have a security interest in those student loans for and on behalf of the holders of notes issued by that trust. The student loans held in each trust estate will be held in the name of an eligible lender trustee for the account of the related trust, but for the benefit of the holders of notes issued by that trust.

Distributions

   Beginning on the distribution date specified in the related prospectus supplement, the indenture trustee will make distributions of principal and interest on each series of notes issued under the related indenture.

Credit Enhancement

   The related prospectus supplement will describe the amounts and types of credit enhancement for each series of notes. Credit enhancement for any series of notes may include the following:

  .   subordination of one or more classes of notes;

  .   a reserve account or a cash collateral account;

  .   overcollateralization;

  .   letters of credit or credit or liquidity facilities;

  .   surety bonds; or

  .   guaranteed investment contracts.

   The presence of a reserve account or other forms of credit enhancement is intended to enhance the likelihood of receipt by the holders of notes of the full amount of distributions when due and decrease the likelihood that those holders will experience losses.

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

   Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, the holder of the notes will bear their share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, holders of notes of any of those series will be subject to the risk that the credit enhancement will be exhausted by claims of holders of notes of other series.

Investment of Funds Held by Indenture Trustee

   Upon the order of the administrator, an indenture trustee will invest amounts credited to any account established under the related indenture in investment securities described in the indenture. In the absence of an order from the administrator, and to the extent practicable, the indenture trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

   Investment earnings on funds deposited in the trust accounts established under an indenture, net of losses and investment expenses, will be deposited in the related collection account on each distribution date and will be treated as collections of interest on the student loans held in the related trust estate.

   No indenture trustee will be responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility will be to comply with the investment instructions in a non-negligent manner.

             EDUCATION LENDING GROUP, INC.'S STUDENT LOAN PROGRAM

General

   Education Lending Group, Inc., as seller, will transfer pools of student loans to Education Funding Capital I, LLC, as depositor. In connection with the sale by a trust of a series of notes, Education Funding Capital I, LLC, as depositor, will transfer a specified pool of student loans to the trust in exchange for the net proceeds from the sale of those notes. On the closing date of each student loan sale, Education Lending Group, Inc. will sell and assign to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the related transfer and sale agreement, its entire interest in the pool of student loans and all collections received and to be received with respect thereto for the period on and after the statistical cut-off date provided for pursuant to the related transfer and sale agreement. Immediately upon giving effect to that sale, the depositor will transfer and assign to the related eligible lender trustee on behalf of a trust, without recourse, except as provided in the related transfer and sale agreement, its entire interest in the same pool of student loans and all collections received and to be received with respect thereto for the period on and after the statistical cut-off date and all of its rights under its related transfer and sale agreement with Education Lending Group, Inc.

   The pool of student loans to be transferred to any trust will be selected from a portfolio of student loans held by Education Lending Group, Inc. and its affiliates by several criteria, including:

  . each FFELP loan will be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education under the Federal Family Education Loan Program;

  . each FFELP loan will be originated in the United States of America, its territories or its possessions in accordance with the Federal Family Education Loan Program;

  . each student loan will not be more than 90 days delinquent as of the date of transfer to the trust;

  . each FFELP loan will contain all terms required by the Federal Family Education Loan Program and the applicable guarantee agreements;

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

  . each student loan will provide for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods; and

  . the terms of each private loan will comply with all applicable laws, including all applicable consumer protection laws.

   Each student loan sold to a trust will be identified in a schedule appearing as an exhibit to the related transfer and sale agreement.

   Education Lending Group, Inc. will make representations, warranties and covenants with respect to the pool of student loans sold to a trust pursuant to the related transfer and sale agreement, including the following:

  . each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

  . Education Lending Group, Inc., as the holder of the beneficial ownership interest, and the related eligible lender trustee, as the holder of the legal ownership interest, are the sole owners and holders of each student loan and each has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

  . the information provided with respect to the student loans is true and correct as of the statistical cut-off date;

  . each student loan, on the date on which it was transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

  . each student loan identified as a FFELP loan is guaranteed by a guarantee agency under the Federal Family Education Loan Program;

  . Education Lending Group, Inc., its affiliates and any independent servicer have each exercised and shall continue to exercise, until the scheduled date of sale, due diligence and reasonable care in making, administering, servicing and collecting the student loans;

  . Education Lending Group, Inc., or the lender that originated a FFELP loan, has reported, or will report when required, the amount of origination fees and consolidation rebate fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected; and

  . Education Lending Group, Inc. or the originating lender has made, or will make when due, any refund of an origination fee collected in connection with any FFELP loan that may be required pursuant to the Higher Education Act.

   At the request of a trust or the related indenture trustee, Education Lending Group, Inc. will be obligated to repurchase or substitute any student loan transferred to the depositor from Education Lending Group, Inc. and transferred to the trust if:

  . certain representations or warranties made or furnished by Education Lending Group, Inc. in or pursuant to its respective transfer and sale agreement shall prove to have been materially incorrect as to the student loan;

  . the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the transfer of the FFELP loan to the trust; or

  . on account of any wrongful or negligent act or omission of Education Lending Group, Inc., the originating lender or its or their servicing agents that occurred prior to the transfer of a student loan to the trust, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

   Upon the occurrence of any of the conditions set forth above and upon the request of a trust or the related indenture trustee, Education Lending Group, Inc. will be required to pay to the indenture trustee an amount equal to the sum of the then outstanding principal balance of such loan, plus any unamortized premium paid on the purchase of such loan, plus all interest accrued and unpaid on such loan, plus the applicable special allowance payments, if any, accrued and unpaid with respect to such loan from the applicable loan purchase date to and including the date of repurchase, plus all amounts owed to the Secretary of Education, if any, with respect to the repurchased loan.

   Education Lending Group, Inc. and its affiliates currently offer, or have acquired student loans that offer, incentive programs to borrowers, which, with respect to the student loans transferred to a trust, will be described in the related prospectus supplement.

The Trusts

   Each trust will be established as a bankruptcy remote, limited purpose statutory trust organized by the depositor under the laws of the State of Delaware for the transactions described in this prospectus. The property of each trust will consist of:

  . a pool of student loans, legal title to which is held by the related eligible lender trustee on behalf of the trust;

  . all funds collected or to be collected in respect of the student loans held in the related trust estate, including any payments made under guarantee agreements, if any, covering the student loans, on or after the statistical cut-off date, including interest accrued on the student loans prior to the statistical cut-off date whether or not to be capitalized (but excluding special allowance payments and interest subsidy payments, if applicable, accrued prior to the statistical cut-off date); and

  . all money and investments on deposit in the trust accounts established under the related indenture, including any reserve account.

   The notes issued by each trust will be secured by the property of the trust. To facilitate servicing and to minimize administrative burden and expense, the master servicer or sub-servicer will be appointed the custodian of the promissory notes representing the student loans for the trust and the related eligible lender trustee. The master servicer or a sub-servicer will hold those promissory notes for the benefit of the indenture trustee.

Eligible Lender Trustee

   The eligible lender trustee for each trust will be identified in the related prospectus supplement and, as eligible lender trustee, will acquire legal title to all student loans held in the related trust estate and will enter into a guarantee agreement with each of the guarantee agencies with respect to the FFELP loans held in that trust estate. The eligible lender trustee will qualify as an eligible lender and owner of all the FFELP loans held by the trust for all purposes under the Higher Education Act and the guarantee agreements. Education Lending Group, Inc., the depositor and the trust will also cooperate in taking any actions that are required so the eligible lender trustee will be treated as the legal owner of the FFELP loans while they are held beneficially by Education Lending Group, Inc., the depositor or the trust.

   Failure of the FFELP loans to be owned by an eligible lender would result in the loss of any guarantee payments from any guarantee agency and any federal assistance with respect to those FFELP loans. The eligible lender trustee's liability in connection with the issuance and sale by a trust of a series of notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related transfer and sale agreement. The eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee.

   The administrator may remove an eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee under the related trust agreement or if the eligible lender trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

   Each eligible lender trustee will act as "eligible lender" with respect to the FFELP loans as an accommodation to the related trust and not for the benefit of any other party. Notwithstanding any responsibility that an eligible lender trustee may have to the Secretary of Education or any guarantee agency under the Higher Education Act, the eligible lender trustee shall not have any responsibility for any action or inaction of a trust or any other party in connection with the student loans held in the related trust estate and the documents, agreements, understandings and arrangements relating to those student loans.

Education Funding Capital I, LLC

   Education Funding Capital I, LLC, the depositor, is a bankruptcy remote wholly owned, special purpose subsidiary of Education Lending Services, Inc., formed to purchase student loans originated or acquired by Education Lending Group, Inc. and to transfer those student loans to the trusts. Because the depositor is not an institution eligible to hold legal title to student loans, an eligible lender trustee will hold legal title to all student loans owned by the depositor.

   The depositor will sell student loans to each trust pursuant to a transfer and sale agreement between the depositor and the trust in which the depositor will make representations, warranties and covenants with respect to the student loans sold thereunder that are similar to those representations, warranties and covenants made in each transfer and sale agreement between Education Lending Group, Inc. and the depositor.

   By forming the depositor to acquire the student loans being transferred to the trusts, Education Lending Services, Inc. has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of the seller or the master servicer. The depositor has received the advice of its counsel to the effect that, subject to specified facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate legal existence of the depositor and to require the consolidation of the assets and liabilities of the depositor with the assets and liabilities of the seller or the master servicer in the event of the application of any insolvency laws to the seller or the master servicer. Among other things, it is assumed by counsel that the depositor will follow certain procedures in the conduct of its affairs, including:

  . maintaining records and books of accounts separate from those of the seller and the master servicer;

  . refraining from commingling its assets with those of the seller or the master servicer; and

  . refraining from holding itself out as having agreed to pay, or being liable for, the debts of the seller or the master servicer.

   The depositor intends to follow those and other procedures related to maintaining its separate identity. There can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the master servicer or the seller. If a court were to reach that conclusion, or a filing were made under any insolvency laws by or against the depositor, or if an attempt were made to litigate any of the above issues, delays in distributions on the notes issued by any of the trusts could occur or reductions in the amounts of those distributions could result. See "RISK FACTORS--If a sale of student loans from the seller to the depositor or from the depositor to a trust is not a true sale, delays or reductions in payments to you could result" and "--Bankruptcy of the depositor, the master servicer or the seller could result in accelerated prepayment on your notes, reductions in payment or delays in payment" in this prospectus.

   After the occurrence of any event of bankruptcy or insolvency of the depositor, the student loans and other assets of a trust estate may be liquidated. The proceeds from that liquidation would be treated as collections on those assets and deposited in accordance with the related indenture. There can be no assurance that the proceeds from the liquidation of those assets and amounts (if any) on deposit in the accounts held under an indenture would be sufficient to pay the notes issued thereunder.

   We have structured the transactions described in this prospectus to increase the likelihood that the transfers of student loans from the seller to the depositor and the transfers of student loans from the depositor to the trusts will each be deemed a "true sale". If each transfer constitutes a "true sale", then the student loans and related proceeds would not be property of the seller or the depositor should either of them become subject to any insolvency law.

   Upon the issuance of notes by a trust, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the seller to the depositor and the transfer of the student loans by the depositor to the trust each would be characterized as a "true sale".

Education Lending Group, Inc.

  General

   Education Lending Group, Inc. (formerly known as Direct III Marketing, Inc.) is focused primarily on federally guaranteed student loans, private student loans and related loan servicing and is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing, and secondary market loan acquisitions.

   In September, 2001, through its wholly-owned direct and indirect subsidiaries, Grad Partners, Inc. (now known as Education Lending Services, Inc.) and Grad Partners Premier, LLC (now known as Education Funding Resources,
LLC), Education Lending Group, Inc. began operations related to originating, purchasing, and providing services related to the student loan industry. Education Lending Group, Inc. currently has a total of 103 employees carrying out these functions, of which 45 are employed by Education Lending Services, Inc. In November 2001, Education Lending Group, Inc. initiated business operation of its subsidiary, Student Loan Xpress, Inc., which focuses on making its student loan products available to qualified students attending colleges and universities across the country. Student Loan Xpress, Inc. currently has 29 employees, almost all of whom were former employees of American Express Educational Loans, which exited the student loan business at the end of 2001. Since the beginning of 2002, the company's national sales force has been successful in achieving over 322 school lender list appointments for Student Loan Xpress, Inc. Education Lending Group, Inc., through its subsidiaries, originates or purchases student loans originated under the Federal Family Education Loan Program that are eligible for guarantee from the Department of Education, HEAL (Health Education Assistance Loan) loans eligible for guarantee by the Secretary of the Department of Health and Human Services, Federally guaranteed consolidation loans, and certain other eligible student loans.

   Education Lending Group, Inc. was incorporated on March 26, 1999. All of its outstanding shares of capital stock were initially owned by Whirlwind Ventures, Inc., a Florida corporation. On May 24, 1999, Whirlwind Ventures, Inc., was merged into Education Lending Group, Inc., with Education Lending Group, Inc., being the surviving corporation and assuming all obligations and obtaining all rights of Whirlwind Ventures, Inc. On the merger date, each issued and outstanding share of Whirlwind Ventures, Inc. was exchanged for one share of capital stock of Education Lending Group, Inc., and the outstanding shares of common stock of Education Lending Group, Inc. owned by Whirlwind Ventures, Inc. at the time of the merger were canceled.

  Executive Officers

   The executive officers of Education Lending Group, Inc. and their positions are set forth below:

Name                                             Position
----                                             --------

Robert deRose... Director and Chief Executive Officer

Michael H. Shaut Director, President, and Chief Operating Officer
                   (President of Education Lending Services, Inc,. Education Funding
                   Resources, LLC, and Education Funding Capital I, LLC)

James G. Clark.. Director, Executive Vice President, and Chief Financial Officer
                   (Executive Vice President and CFO of Education Lending Services, Inc.,
                   Education Funding Resources, LLC, Student Loan Xpress, Inc., and
                   Education Funding Capital I, LLC)

Douglas L. Feist Director, Executive Vice President, Secretary, and General Counsel
                   (Executive Vice President and Secretary of Education Lending Services,
                   Inc., Education Funding Resources, LLC, Student Loan Xpress, Inc., and
                   Education Funding Capital I, LLC)

   Robert deRose, Director since 1999; Chairman of the Board of Directors and Chief Executive Officer of Education Lending Group, Inc. Mr. deRose has been Chief Executive Officer of Education Lending Group, Inc. since April 1999 and was President of Education Lending Group, Inc. from April 1999 until March 1, 2001. Mr. deRose was the President and Chief Executive Officer of American Express Educational Loans, one of the largest student financial aid lenders in the country, from October 1995 through January 1998 and continued to provide consulting services through April 1999. Mr. deRose founded The Educational Funding Company LLC (American Express Educational Loans) and developed innovative direct marketing programs in the areas of telemarketing, direct mail and e-commerce. Mr. deRose is currently a Director and President of the Survivors Rehabilitation Foundation and The deRose Foundation.

   Michael H. Shaut, Director, President and Chief Operating Officer of Education Lending Group, Inc. and President of Education Lending Services, Inc., Education Funding Resources, LLC, and Education Funding Capital I, LLC, wholly owned subsidiaries of Education Lending Group, Inc. Mr. Shaut has been the President and Chief Operating Officer of Education Lending Group, Inc. since March 1, 2001 and has been President of Education Lending Services, Inc. since its incorporation on October 3, 2000. Mr. Shaut was formerly the President and Chief Executive Officer of Student Loan Funding Resources, Inc., an originator and secondary market purchaser of federally guaranteed and private student loans, from 1999 until October 2000. Mr. Shaut was instrumental in selling the company to Student Loan Marketing Association (Sallie Mae) in 2000. Mr. Shaut was President of Education Planning Services, Inc., a joint venture company with Arthur Anderson, LLC focused on providing strategic consulting services to the higher education finance community, during 1998 and 1999. From December 1995 through June of 1998, Mr. Shaut was Executive Vice President and Chief Operating Officer of The Student Loan Funding Corporation (now known as Student Loan Funding Resources, Inc.) where Mr. Shaut managed the day to day operations of the company.

   James G. Clark, Director, Executive Vice President and Chief Financial Officer of Education Lending Group, Inc. and Executive Vice President and Chief Financial Officer of the subsidiaries, Education Lending Services, Inc., Student Loan Xpress, Inc., Education Funding Resources, LLC, and Education Funding Capital I, LLC. Mr. Clark has been Chief Financial Officer of Education Lending Group, Inc. since April 1999, Executive Vice President since March 1, 2001 and Executive Vice President and Chief Financial Officer of Education Lending Services, Inc. and Student Loan Xpress, Inc. since their incorporation. Mr. Clark was formerly the Chief

Financial Officer of DTS Communications, Inc., a software development company bringing electronic closing services to the real estate industry, from May 1996 until February 1998. As Chief Financial Officer, Mr. Clark was responsible for all of the financial affairs of DTS, including budgeting, banking, cash management, investor relations, insurance and financial reporting. Mr. Clark was also responsible for developing and implementing the company's procedures in the areas of purchasing, collections/accounts receivable, inventory, credit approval, payroll/human resources, payment terms and travel.

   Douglas L. Feist, Director, Executive Vice President, Secretary and General Counsel of Education Lending Group, Inc. and Executive Vice President and Secretary of the subsidiaries, Education Lending Services, Inc., Student Loan Xpress, Inc., Education Funding Resources, LLC, and Education Funding Capital I, LLC. Mr. Feist has been Secretary and General Counsel of Education Lending Group, Inc. since April 1999, Executive Vice President since March 1, 2001 and Executive Vice President and Secretary of Education Lending Services, Inc. and Student Loan Xpress, Inc. since their incorporation. Mr. Feist was a Senior Vice President and General Counsel of UBL Financial Corporation, an insurance services holding company, from February 1993 through December 1998. Mr. Feist joined Mr. deRose at The Educational Funding Company LLC (American Express Educational Loans) in October 1995 as an owner, Senior Vice President and General Counsel. Mr. Feist currently serves as a Director for Gordon Composites, Inc., Datavision Technologies Corporation and Nytro Multisport Technology, Inc. and is the sole Director and officer of Douglas L. Feist Professional Corporation.

  Additional Information

   Education Lending Group, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on its regional public reference rooms.

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. SEC filings of Education Lending Group, Inc. are also available to the public at the SEC's web site at http://www.sec.gov.

                        SERVICING OF THE STUDENT LOANS

The Servicing Agreement

   Each trust will enter into a servicing agreement with Education Lending Services, Inc., a wholly-owned subsidiary of Education Lending Group, Inc., which will continue until the earlier of:

  .   termination of the related indenture;

  . early termination after material default by the master servicer as provided for in the servicing agreement; or

  . the student loans serviced under the servicing agreement having been paid in full.

   Under each servicing agreement, the master servicer will be responsible for servicing all student loans acquired from time to time on behalf of the related trust. The master servicer will be responsible for performing all services and duties customary to the servicing of student loans including all collection practices and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all laws and regulations applicable to its activities under the servicing agreement. The master servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The master servicer may perform its servicing obligations under the servicing agreement through one or more subservicing agreements with other eligible third-party servicers under the Higher Education Act, provided that the related indenture trustee has received confirmation from each rating agency then rating any of the notes outstanding under the related indenture that its rating(s) of those notes will not be reduced or withdrawn as a result of the use of one or more eligible third-party servicers.

   Without limiting the foregoing, the duties of the master servicer with respect to each trust under the related servicing agreement will include, but will not be limited to, the following:

  . collecting and delivering to the related indenture trustee all payments with respect to the student loans held in the related trust estate, including filing appropriate claims for any guarantee payments, any interest subsidy payments and special allowance payments with respect to the student loans;

  .   responding to inquiries of borrowers on the student loans;

  . taking such actions as are required under the Higher Education Act with respect to delinquencies;

  . pursuing, filing and collecting all payments with respect to the student loans held in the related trust estate;

  .   providing periodic reports of all monetary transactions;

  .   furnishing monthly statements to the trustees; and

  . paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in servicing the student loans held in the related trust estate.

Master Servicer Covenants

   In the servicing agreement with each trust, the master servicer will agree that:

  . it will satisfy all of its obligations set forth in the servicing agreement, maintain in effect all qualifications required to service the related student loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on its ability to service the student loans;

  . it will not permit any rescission or cancellation of a related student loan except as ordered by a court or other government authority or as consented to by the related eligible lender trustee and indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50; and

  . it will not reschedule, revise, defer or otherwise compromise payments due on any related student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the related student loans.

   Upon the discovery of a breach of certain covenants that have a materially adverse effect on any student loans serviced by it under a servicing agreement, the master servicer will be obligated to purchase or substitute the affected student loans unless the breach is cured within the applicable cure period specified in the servicing agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantee agency but that does not affect that guarantee agency's obligation to guarantee payment of a student loan will not be considered to have a material adverse effect.

   The purchase or substitution and reimbursement obligations of the master servicer will constitute the sole remedy available to a trust for any uncured breach. The master servicer's purchase or substitution and reimbursement obligations will be contractual obligations that a trust may enforce, but the breach of those obligations will not constitute an event of default under the related indenture.

Servicing Compensation

   The compensation to be paid to the master servicer for the performance of its duties under a servicing agreement with a trust will be set forth in the related prospectus supplement.

Matters Regarding the Master Servicer

   Each servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer thereunder, except upon determination that the master servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor master servicer has assumed the master servicer's servicing obligations and duties under the servicing agreement, provided that the indenture trustee has received confirmation from each rating agency then rating any of the notes outstanding under the related indenture that its rating(s) of those notes will not be reduced or withdrawn as a result of such assumption of the master servicer's obligations and duties.

   Each servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or its noteholders for taking any action or for refraining from taking any action pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the master servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each servicing agreement will, however, provide that the master servicer may undertake any reasonable action that it deems necessary or desirable in respect of the servicing agreement and the interests of the noteholders of the related trust.

   Under the circumstances that will be specified in each servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the master servicer, will be the successor of the master servicer under the servicing agreement.

Master Servicer Default

   Under each servicing agreement, a servicer default will consist of:

  . any failure by the master servicer to deliver to the related indenture trustee any payment required under the servicing agreement, which failure continues unremedied for 3 business days after written notice of such failure is received by the master servicer from the related eligible lender trustee, the related indenture trustee or the administrator or after discovery of such failure by an officer of the master servicer; or

  . any breach of a representation or warranty of the master servicer contained in the servicing agreement or failure by the master servicer to observe or to perform in any material respect any term, covenant or agreement set forth in the servicing agreement, which breach or failure shall (i) materially and adversely affect the rights of the noteholders of the related trust or any related derivative product counterparties and
      (ii) continue unremedied for a period of 60 days after the date of discovery of such failure by an officer of the master servicer or on which written notice of such breach or failure, requiring the same to be remedied, shall have been given (A) to the master servicer, by the related indenture trustee, the related eligible lender trustee or the administrator, or (B) to the master servicer, the related indenture trustee and the related eligible lender trustee by holders of 25% or more of the notes of the related trust; or

  .   the occurrence of an event of bankruptcy involving the master servicer; or

  . any failure by the master servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

   Under each servicing agreement, any failure of the master servicer to service a related student loan in accordance with the Higher Education Act, so long as the master servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected student loans and to pay to the related trust the amount of any program payments lost as a result of the master servicer's actions, will not constitute a servicer default.

Rights Upon Master Servicer Default

   Under each servicing agreement, as long as a servicer default remains unremedied, the related indenture trustee or holders of not less than 25% of the outstanding notes of the related trust, by notice then given in writing to the master servicer (and to the related indenture trustee and eligible lender trustee if given by the noteholders of the related trust) will have the right to terminate all the rights and obligations of the master servicer. Only the related indenture trustee or the noteholders of the related trust, and not the related eligible lender trustee, will have the ability to remove the master servicer if a default occurs while the notes of the related trust are outstanding. Following a termination, a successor master servicer appointed by the related indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the master servicer under the servicing agreement and will be entitled to similar compensation arrangements, provided that the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes of the related trust that its rating(s) of those notes will not be reduced or withdrawn as a result of the appointment of such successor master servicer.

   The predecessor master servicer shall cooperate with the successor master servicer and the related indenture trustee and eligible lender trustee in effecting the termination of the responsibilities and rights of the master servicer under the servicing agreement, including the transfer to the successor master servicer for administration by it of all cash amounts held by the master servicer for deposit at the time of transfer. All reasonable costs and expenses incurred in connection with transferring the related student loans to the successor master servicer shall be paid by the predecessor master servicer upon presentation of reasonable documentation of such costs and expenses.

   If the related indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans; provided, however, that the indenture trustee shall act as master servicer until such successor has been appointed. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders of the related trust from effecting the transfer.

Waiver of Past Defaults

   Each servicing agreement will provide that the holders of a majority of the outstanding notes of the related trust, in the case of any servicer default that does not adversely affect the related indenture trustee or noteholders, may, on behalf of all related noteholders, waive any default by the master servicer, except a default in making any required deposits to or payments from any of the related trust accounts in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any servicer default arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

   Any trust may designate another master servicer with respect to its student loans. Any master servicer, other than Education Lending Services, Inc., may be appointed only if each rating agency then rating any of the outstanding notes of that trust provides written confirmation that the appointment of the new master servicer will not adversely affect its rating(s) of those notes.

Administration of the Student Loans

   Each trust will enter into an administration agreement with Education Lending Services, Inc., as administrator. Under each administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the related indenture, trust agreement and transfer and sale agreement. Those services will include:

  . directing the related indenture trustee to make the required distributions from the related trust accounts on each monthly servicing payment date and each distribution date;

  . causing FFELP loans to be held by an eligible lender under the Higher Education Act at all times that such FFELP loans are a part of the related trust estate;

  . preparing, based on periodic data received from the master servicer, and providing annual distribution statements to the related eligible lender trustee and indenture trustee and any related federal income tax reporting information; and

  . providing the notices and performing other administrative obligations required by the related indenture, trust agreement and transfer and sale agreement.

   The compensation to be provided to the administrator for the performance of its duties under each administration agreement will be set forth in the related prospectus supplement.

   Under each administration agreement, Education Lending Services, Inc. will have the right to assign its obligations and duties as administrator to an affiliate if each rating agency then rating any of the outstanding notes of the related trust confirms that the assignment will not result in a downgrading or a withdrawal of its rating(s) of those notes. No resignation will become effective until a successor administrator has assumed the duties of Education Lending Services, Inc. under the administration agreement.

Administrator Default

   Under each administration agreement, an administrator default will consist of:

  . any failure by the administrator to direct the related indenture trustee to make any required distributions from any of the related trust accounts on any monthly servicing payment date on any distribution date, if the failure continues for 5 business days after notice or discovery; or

  . any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in the administration agreement or a related agreement that materially and adversely affects the rights of noteholders of the related trust and continues for 60 days after written notice of the failure is given to the administrator; or

  .   the occurrence of an event of bankruptcy involving the administrator; or

  . any representation or warranty made by the administrator in the administration agreement or a related agreement, shall prove to be untrue or incomplete in any material respect.

Rights Upon Administrator Default

   Under each administration agreement, so long as any administrator default remains unremedied, the related indenture trustee or holders of not less than 25% of the outstanding notes of the related trust will have the right to terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator appointed by the related indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement.

   The predecessor administrator shall cooperate with the successor administrator and the related indenture trustee and eligible lender trustee in effecting the termination of the responsibilities and rights of the predecessor administrator under the administration agreement. All reasonable costs and expenses incurred in connection with such transfer of responsibilities shall be paid by the predecessor administrator upon presentation of reasonable documentation of such costs and expenses. The successor administrator will be entitled to similar compensation arrangements.

   If the related indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid to a successor administrator, which cannot be greater than the compensation to the predecessor administrator unless each rating agency then rating any of the outstanding notes of the related trust confirms that the payment of that compensation will not result in its rating(s) of those notes being reduced or withdrawn.

Evidence as to Compliance

   Each administration agreement will provide that an independent public accountant will furnish to the related trust, eligible lender trustee, and indenture trustee and to any related derivative product counterparties an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated into the agreement. The independent public accountant will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

   Each administration agreement will require the administrator to deliver to the related trust, eligible lender trustee, and indenture trustee and to any related derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under the administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator will agree to give the related indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

   You will be able to obtain copies of those reports and certificates by a request in writing to the indenture trustee specified in the related prospectus supplement.

Waiver of Past Defaults

   Under each administration agreement, the holders of a majority of the outstanding notes of the related trust, in the case of any administrator default that does not adversely affect the related indenture trustee or noteholders, will have the right to, on behalf of all noteholders of the related trust, waive any default by the administrator. Upon any such waiver of a past default, such default shall cease to exist, and any administrator default arising therefrom shall be deemed to have been remedied for every purpose of the administration agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

           DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

   The Higher Education Act provides for several different types of educational loans (collectively, "Federal Family Education Loans" or "FFELP Loans" and, the program with respect thereto, the "Federal Family Education Loan Program"). Under these programs, state agencies or private nonprofit corporations administering student loan insurance programs ("guarantee agencies" or "guarantors") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans. Certain provisions of the Federal Family Education Loan Program are summarized below.

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

   The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The Higher Education Act is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. The 1998 Amendments extended the authorization for the Federal Family Education Loan Program through September 30, 2003, with an automatic one year extension until September 30, 2004 under the General Educations Provisions Act. The 108/th/ Congress has begun to schedule hearings on reauthorization of the Higher Education Act and the Department of Education has begun work on, and is currently soliciting comments and recommendations from interested parties on, proposals for amendments to the Higher Education Act.

   The provisions of the Higher Education Act may not be continued in their present form and may be substantially amended through reauthorization. Both the Higher Education Act and the related regulations have been the subject of extensive amendments in recent years. There can be no assurance that the Higher Education Act or other relevant federal or state laws and regulations will not be amended or modified in the future in a manner that will adversely affect the student loans authorized under the Federal Family Education Loan Program.

   Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

  . has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

  . is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

  . has agreed to promptly notify the holder of the loan of any address change; and

  .   meets the applicable "needs" requirements.

   Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

   The Higher Education Act also establishes maximum interest rates for each of the various types of loans. Those rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

Types of Loans

   Four types of loans are currently available under the Federal Family Education Loan Program:

  .   Subsidized Federal Stafford Loans,

  .   Unsubsidized Federal Stafford Loans,

  .   Federal PLUS Loans, and

  .   Federal Consolidation Loans

   Those loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of those loan types have had other names in the past. References to those various loan types include, where appropriate, their predecessors.

   The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan. Students who are not eligible for Subsidized Federal Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Federal Consolidation Loans are available to borrowers with existing loans made

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

under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Subsidized Federal Stafford Loans.

Subsidized Federal Stafford Loans

   General. Subsidized Federal Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Federal Stafford Loans have limits as to the maximum amount that may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study.

   Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise those limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

   Subsidized Federal Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Federal Stafford Loans for secondary market acquisition.

   Interest Rates For Subsidized Federal Stafford Loans. For a Subsidized Federal Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

   (1) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

   (2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

   (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

   (4) is 8% per annum for the period from the disbursement of the loan to the date that is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

   (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

   For a Subsidized Federal Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

   (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Subsidized Federal Stafford Loan, 8% per annum or

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

   (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

  . 7% per annum in the case of a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clause (1) above;

  .   8% per annum in the case of:

     . a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clause (3) above,

     . a Subsidized Federal Stafford Loan that has not been in repayment for four years and that was made to a borrower who has a loan described in clause (4) above,

     . a Subsidized Federal Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Subsidized Federal Stafford Loan or an Unsubsidized Federal Stafford Loan;

  . 9% per annum in the case of a Subsidized Federal Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Subsidized Federal Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Subsidized Federal Stafford Loan or an Unsubsidized Federal Stafford Loan; and

  . 10% per annum in the case of a Subsidized Federal Stafford Loan that has been in repayment for four years or more and that was made to a borrower who has a loan described in clause (4) above.

   The interest rate on all Subsidized Federal Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Subsidized Federal Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

   For Subsidized Federal Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

   For loans made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for those loans will not be further amended.

Unsubsidized Federal Stafford Loans

   General. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. Those students are entitled to borrow the difference between the Stafford Loan maximum and their Subsidized Federal Stafford Loan eligibility through the Unsubsidized Federal Stafford Loan program. The general requirements for Unsubsidized Federal Stafford Loans are essentially the same as those for Subsidized Federal Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Federal Stafford Loans are the same as the Subsidized Federal Stafford Loans. However, the terms of the Unsubsidized Federal Stafford Loans differ materially from Subsidized Federal Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized

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

Federal Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Federal Stafford Loan without regard to need.

   Interest Rates For Unsubsidized Federal Stafford Loans. Unsubsidized Federal Stafford Loans are subject to the same interest rate provisions as Subsidized Federal Stafford Loans.

Federal Plus Loans

   General. Federal PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For Federal PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to Federal PLUS Loans are similar to those of Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans.

   However, Federal PLUS Loans differ significantly from Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal PLUS Loan program and special allowance payments are more restricted.

   Interest Rates For Federal PLUS Loans. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a Federal PLUS Loan:

  . made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

  . made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

  . made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

  . made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

  . made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

  . made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum; or

  . made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

  . made on or after July 1, 2006, the applicable rate under current law will be 7.9%. Rates effective on Federal PLUS Loans are subject to change by action of the United States Congress.

   For any 12-month period beginning on July 1, 2001 or any succeeding year, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week before such June 26, will be substituted for the 52-week Treasury bill as the index for interest rate calculations.

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

Federal SLS Loans

   General. Federal SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a Federal PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for Federal SLS Loans was determined without regard to need. Federal SLS Loans are similar to Subsidized Federal Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, Federal SLS Loans differ significantly from Subsidized Federal Stafford Loans, particularly because federal interest subsidy payments are not available under the Federal SLS Loan program and special allowance payments are more restricted.

   Interest Rates For Federal SLS Loans. The applicable interest rates on Federal SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Federal PLUS Loans made at the same time. For Federal SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Federal PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Federal Consolidation Loans

   General. The Higher Education Act authorizes a program under which borrowers may be eligible to consolidate their various student loans into a single loan that is insured and reinsured on a basis similar to Federal Stafford Loans and PLUS loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest, collection costs and late charges on various individual student loans. Loans that can be consolidated include the Federal Family Education Loan Program Loans, Perkins Loans, Health Professional Student Loan Programs, Nursing Student Loans and Health Education Assistance Loans. To be eligible for a Consolidation Loan, a borrower must:

  . have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

  .   be in repayment status or in a grace period, or

  . be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

   A married couple who agree to be jointly liable on a Federal Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Federal Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, Federal PLUS Loans could not be included in the Consolidation Loan. For Federal Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

   Interest Rates For Federal Consolidation Loans. A Federal Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Federal Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Federal Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum.

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

Notwithstanding those general interest rates, the portion, if any, of a Federal Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Federal Consolidation Loans made on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest 1/8th of 1%. For a discussion of required payments that reduce the return on Federal Consolidation Loans, see "--Fees--Rebate Fees on Federal Consolidation Loans".

Maximum Loan Amounts

   Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Federal Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Federal Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

   Loan Limits For Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans. Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans, including that portion of a Federal Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs that the Secretary of Education determines to be exceptionally expensive.

   Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Federal Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Federal Stafford Loans that a borrower could have outstanding, including that portion of a Federal Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

   Loan Limits For Federal PLUS Loans. For Federal PLUS Loans made on or after July 1, 1993, the amounts of Federal PLUS Loans are limited only by the student's unmet need. Prior to that time Federal PLUS Loans were subject to limits similar to those of Federal SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

   Loan Limits For Federal SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education can borrow an Federal SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and

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

professional students can borrow up to $10,000 per year. Federal SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, Federal SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of Federal SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of Federal SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of Federal SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "--Subsidized Federal Stafford Loans" and "--Unsubsidized Federal Stafford Loans".

Disbursement Requirements

   The Higher Education Act now requires that virtually all Federal Stafford Loans and Federal PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than 30 days after the enrollment period begins.

Repayment

   Repayment Periods. Loans made under the Federal Family Education Loan Program, other than Federal Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding Federal Family Education Loan Program loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Federal Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods that vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Federal Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal of a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Federal Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

   In the case of Federal SLS, PLUS and Consolidation Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an Federal SLS Loan who also has a Stafford Loan may defer repayment of the Federal SLS Loan to coincide with the commencement of repayment of the Subsidized Federal Stafford Loan or Unsubsidized Federal Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

   Each student loan provides for amortization of its outstanding principal balance over a series of regular payments. In most cases, the payment amount does not change over the life of the loan, although graduated and income-sensitive payment schedules are also available to borrowers. Typically, each regular payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar

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

year) since the preceding payment of interest was made. As payments are received in respect of the student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable deferral periods or forbearance periods, the borrower pays a regular installment until the final scheduled distribution date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the student loan.

   Income Sensitive Repayment Schedules. Since 1992, lenders of Federal Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and Federal SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The issuer may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

   Deferment Periods. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan that was disbursed before July 1, 1993, deferments are available:

  . during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

  . during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

  . during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

  . during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization that is exempt from taxation under Section 501(c)(3) of the Code;

  . during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

  . during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

  . during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

  . during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under

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

      the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

  . during a period, not in excess of 6 months, while the borrower is on parental leave; and

  . only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

   For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

  . during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary of Education;

  . during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

  . during a period not in excess of three years for any reason that the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

   Prior to the 1992 changes, only certain of the deferment periods described above were available to Federal PLUS Loan borrowers, and only certain deferment periods were available to Federal Consolidation Loan borrowers. Prior to the 1986 changes, Federal PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the maximum term.

   Forbearance Period. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

   Interest Payments During Grace, Deferment and Forbearance Periods. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

Fees

   Guarantee Fee. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the

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

proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Federal Consolidation Loans. However, borrowers may be charged an insurance fee to cover the costs of increased or extended liability with respect to Federal Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Federal Stafford Loans.

   Origination Fee. An eligible lender is authorized to charge the borrower of a Subsidized Federal Stafford Loan, an Unsubsidized Federal Stafford Loan or Federal PLUS Loan an origination fee in an amount not to exceed 5% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Federal Stafford Loan an or a Federal PLUS Loan origination fee in the amount of 3% of the principal amount of the loan. Those fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. Those fees are not retained by the lender, but must be passed on to the Secretary of Education.

   Lender Origination Fee. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

   Rebate Fee on Federal Consolidation Loans. The holder of any Federal Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to 0.0875% (1.05% per annum) of the principal amount of, and accrued interest on the Federal Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to 0.62%.

Interest Subsidy Payments

   Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Subsidized Federal Stafford Loans and Federal Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Federal Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Subsidized Federal Stafford Loans, except that Federal Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Federal Consolidation Loan that repays Subsidized Federal Stafford Loans or similar subsidized loans made under the direct loan program.

   In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

   The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest that accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

Special Allowance Payments

   The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible holders of qualifying loans. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

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

   Federal Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans. The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

                   Date of Loans           Annualized SAP Rate
             -------------------------  -------------------------
             On or after October 1,     T-Bill Rate less
               1981                     Applicable Interest Rate
                                        + 3.5%
             On or after November 16,   T-Bill Rate less
               1986                     Applicable Interest Rate
                                        + 3.25%
             On or after October 1,     T-Bill Rate less
               1992                     Applicable Interest Rate
                                        + 3.1%
             On or after July 1, 1995   T-Bill Rate less
                                        Applicable Interest Rate
                                        + 2.5%(1)
             On or after July 1, 1998   T-Bill Rate less
                                        Applicable Interest Rate
                                        + 2.8%(2)
             On or after January 1,     3-Month Commercial Paper
               2000                     Rate less Applicable
                                        Interest Rate + 2.34%(3)
--------
(1) Applies to Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans prior to the time such loans enter repayment and during any deferment periods.
(2) Substitute 2.2% in this formula while such loans are in-school, during the grace period, and during any deferment periods.
(3) Substitute 1.74% in this formula while such loans are in-school, during the grace period, and during any deferment periods.

   The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Subsidized Federal Stafford Loans and Unsubsidized Federal Stafford Loans acquired with proceeds of tax-exempt obligations, which rates effectively ensure an overall minimum return of 9.5% on such loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 are not assured of a minimum special allowance payment.

   Federal PLUS and Federal SLS Loans. For Federal PLUS and Federal SLS Loans that bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "--Federal PLUS Loans--Interest Rates for Federal PLUS Loans" and "--Federal SLS Loans--Interest Rates for Federal SLS Loans". Special allowance payments are paid with respect to Federal PLUS Loans made on or after October 1, 1992 only if the rate that would otherwise apply exceeds 10% per annum. For Federal PLUS Loans made after July 1, 1998 and before July 1, 2006, special allowance is paid only if the sum of the 91-day Treasury bill rate determined at an auction held on June 1 of each year plus 3.1% exceeds 9.0%. For PLUS Loans disbursed on or after July 1, 2006 a special allowance shall not be paid during any 12-month period unless the 3-month commercial paper rate plus 2.64 percent exceeds 9.0%.

   Federal Consolidation Loans. The effective formulas for special allowance payment rates for Consolidation Loans are summarized in the following chart.

                   Date of Loans           Annualized SAP Rate
             -------------------------  -------------------------
             On or after October 1,     T-Bill less Applicable
               1998                     Interest Rate + 3.1%
             On or after January 1,     3-month Commercial Paper
               2000                     Rate less Applicable
                                        Interest Rate + 2.64%

Special allowances are payable with respect to a consolidation loan only if the formula described under Annualized SAP Rate exceeds the rate of interest determined for that consolidation loan. The portion, if any, of a Federal Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

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

   The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

   Special allowance payments and interest subsidy payments are reduced by the amount that the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments.

Recent Federal District Court Decision

   On December 10, 2002, the United States District Court for the Eastern District of Virginia in College Loan Corporation v. SLM Corporation, et al., Civil Action No. 02-1377-A, an action by plaintiff for damages and other relief based, inter alia, on defendants' breach of contract and tortious interference with plaintiff's prospective contracts, issued a Memorandum Opinion granting in part defendants' Motion to Dismiss the Complaint. In its opinion, the court, adopting the legal position advanced by the defendant, held that "the HEA [Higher Education Act] preempts state law actions that implement the HEA to satisfy an element of a common law claim between lenders and servicers" and agreed that plaintiff could not "employ the purported violations of the HEA to satisfy elements of its state law [contract and tort] claims."

   This court's decision is not binding on any of the parties to this transaction. However, if followed by other courts, this court's holding could result in a party to a servicing agreement being unable to obtain judicial enforcement of the remedies against the master servicer provided in its servicing agreement if enforcement would require the party to demonstrate that the master servicer had failed to comply with the Higher Education Act. The court's decision might also be read more broadly to prohibit judicial enforcement of provisions in other contracts requiring compliance with the Higher Education Act (for example, provisions requiring such compliance in guarantee agreements with guarantee agencies and loan purchase agreements) commonly used in the Federal Family Education Loan Program. The application of the court's holding to disputes among the parties to the agreements underlying this transaction could adversely affect the sources of payment of the notes. See "SERVICING OF THE STUDENT LOANS" and "DESCRIPTION OF THE GUARANTEE AGENCIES" in this prospectus

                     DESCRIPTION OF THE GUARANTEE AGENCIES

General

   Each FFELP loan is required to be guaranteed as to principal and interest by one of the guarantee agencies described below and reinsured by the United States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some FFELP loans, interest subsidy payments by the United States Department of Education. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

   A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans that it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

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

   Guarantee agencies have two separate funds, a federal reserve fund and an agency operating fund. In general, a guarantee agency's federal reserve fund has been funded principally by administrative cost allowances and other payments made by the Secretary of Education, guarantee fees paid by borrowers, investment income on money in the reserve fund, and a portion of the money collected from borrowers on guaranteed loans that has been retained by the guarantee agency.

   Various changes to the Higher Education Act and practices of guarantee agencies have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. The changes and practices include:

  . the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages on new loans;

  . the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994, and the widespread practice among guarantee agencies of charging no fee or less than the maximum authorized fee;

  . the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

  . the repeal of statutory authority for the payment of fees for supplemental preclaims assistance by the Secretary of Education; and

  . the reduction in permissible retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

   Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

   The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. Those powers include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. Those actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

   The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

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

   Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

   There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

Federal Agreements

   General. A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantees agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

   In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act that entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

   United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively:

  . abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

  . authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

  . added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

  . expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

  .   mandated the additional recall of guarantee agency reserve funds.

Federal Insurance and Reimbursement of Guarantee Agencies

   Effect of Annual Claims Rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly

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

originated and serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a Federal PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

   The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

                    Claims Rate              Federal Payment
             -------------------------  -------------------------
             0% up to and including 5%. 100%
             5% up to and including 9%. 100% of claims up to and
                                        including 5%;
                                        90% of claims over 5%
             Greater than 9% and over.. 100% of claims up to and
                                        including 5%;
                                        90% of claims over 5%, up
                                        to and including 9%;
                                        80% of claims 9% and over

   The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

   The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

   The reduced reinsurance for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

   Reimbursement. The original principal amount of loans guaranteed by a guarantee agency that are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

  . the original principal amount of such loans that have been fully repaid or on which a guarantee payment has been made, and

  . the original amount of such loans for which the first principal installment payment has not become due.

   Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

   Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

   Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium that may not exceed that permitted under the Higher Education Act.

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

   Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments (23% beginning October 1, 2003, or 18.5% in the case of a payment from the proceeds of a consolidation loan) for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

   A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds that may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government that are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

   Rehabilitation of Defaulted Loans. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with each guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

   For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may be rehabilitated only once).

   Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made and administered by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

   Prior to the 1998 Amendments, a Federal Family Education Loan was considered in to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

   The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education,

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

the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, those procedures require:

  .   that completed loan applications be processed;

  . a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

  . the borrower's rights and responsibilities under the loan be explained to him or her;

  .   the promissory note evidencing the loan be executed by the borrower; and

  .   that the loan proceeds be disbursed by the lender in a specified manner.

   After the loan is made, the lender must diligently attempt to contact the borrower to establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

   The 1993 Amendments authorized a program of "direct loans", to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents acting on behalf of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments called for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary of Education's authority to select additional institutions to achieve balanced school representation.

   The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

   It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Guarantee Agencies for the Student Loans

   The FFELP loans acquired by each trust will be guaranteed by one or more guarantee agencies identified in the related prospectus supplement.

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   Under the Higher Education Amendments of 1992, if the United States
Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. We cannot assure you that the United States Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM" in this prospectus.

   Each guarantee agency's guarantee obligations with respect to any student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. Those conditions include, but are not limited to, the following:

  . the origination and servicing of the student loan being performed in accordance with the Federal Family Education Loan Program, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

  . the timely payment to the guarantee agency of the guarantee fee payable on the student loan; and

  . the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the student loan.

   Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the student loan, in the denial of guarantee coverage for certain accrued interest amounts, and/ or in the loss of certain interest subsidy payments and special allowance payments.

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                         DESCRIPTION OF THE INDENTURE

   The notes of each trust will be issued under an indenture of trust among the trust, the related indenture trustee and the related eligible lender trustee. On the closing date, the trust will pledge the student loans and other money received from the net proceeds of the notes to the indenture trustee under the indenture.

   The following is a summary of some of the provisions that will be contained in each indenture. This summary is not comprehensive and reference should be made to the indenture governing the issuance of your notes for a full and complete statement of its provisions.

Parity and Priority of Lien

   The provisions of each indenture generally will be for the equal benefit, protection and security of the registered owners of all of the notes issued thereunder. However, the Class A notes issued under each indenture will have priority over the Class B notes issued thereunder with respect to payments of principal and interest.

Sale of Student Loans Held in Trust Estate

   The student loans held in the trust estate of any trust may be sold or otherwise disposed of by the related indenture trustee free from the lien of the related indenture upon the receipt of confirmation from each rating agency then rating any of the outstanding notes of the trust that its rating(s) of those notes will not be reduced or withdrawn as a result of the sale of such student loans, subject to any further limitations specified in the related prospectus supplement.

Optional Purchase of Student Loans

   The master servicer or another entity specified in the related prospectus supplement, at its option, may purchase or arrange for the purchase of all remaining student loans held in a trust estate as of the end of any collection period if the pool balance of those student loans is 10% or less of the initial pool balance, as defined in the related prospectus supplement. The purchase price will equal the amount required to prepay in full, including all accrued interest, all remaining student loans held in that trust estate as of the end of the preceding collection period; provided, however, that the purchase price shall not be less than the minimum purchase amount specified in the related prospectus supplement. The purchase price will be used to retire the notes issued by the related trust.

Auction of Trust Assets

   Each indenture will provide that the indenture trustee will offer for sale all remaining student loans held in the related trust estate at the end of the collection period when the pool balance of those student loan is 10% or less of the initial pool balance of those student loans. The depositor and its affiliates may offer bids to purchase the student loans; however, the depositor or any of its affiliates may not submit a bid representing greater than the fair market value of the student loans.

Priority of Lien

   The revenues and other money, student loans and other assets pledged under each indenture will be owned by the related trust free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture. Except as otherwise provided in the related indenture, each trust:

  . will not create or voluntarily permit to be created any debt, lien or charge on the student loans held in the related trust estate that would be on a parity with, subordinate to, or prior to the lien of the related indenture;

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  .   will not take any action or fail to take any action that would result in the lien of the related indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

  . will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands that if unpaid might by law be given precedence to or any equality with the related indenture as a lien or charge upon the student loans held in the related trust estate.

Derivative Products and Derivative Payments

   Each trust will be authorized under the related indenture to enter into a derivative product, defined to mean a written contract under which the trust will become obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to the trust on specified payment dates in specified amounts. A trust's obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the related trust estate. No trust will enter into a derivative product unless the related indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes of that trust that the derivative product will not adversely affect its rating(s) of those notes.

   Each indenture will provide that if any payment to a counterparty under a derivative product would result in a deficiency in the amounts required to make payments to the registered owners of the notes issued under that indenture on a distribution date, then the related indenture trustee will delay the making of the payment to the counterparty until the first date on which the payment may be made without causing a deficiency to result.

Representations and Warranties of the Issuer

   Each trust will represent and warrant in the related indenture that:

  . it is duly authorized under the laws of the State of Delaware to create and issue its notes and to execute and deliver the related indenture and any derivative product, and to pledge collateral under the indenture to the payment of its notes and any derivative payments required to be paid by the trust;

  . all necessary action for the creation and issuance of its notes and the execution and delivery of the related indenture and any derivative product has been duly and effectively taken; and

  . its notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the related trust estate.

Further Covenants

   Each trust will covenant to file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest granted by the trust under the indenture.

   Each indenture will provide that upon written request of the related indenture trustee, the related trust will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans held in the related trust estate, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of not less than a majority of the principal amount of the notes outstanding under the related indenture, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred in making any examination.

   Each trust will covenant to cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the related indenture trustee and each rating agency rating any of the notes issued by that trust within 150 days of the close of each fiscal year. The indenture trustee shall not be obligated to review or otherwise analyze those audits.

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   Each trust will covenant to at all times cause the FFELP loans held in the related trust estate to be held by an eligible lender under the Higher Education Act.

   Each trust will covenant in the related indenture to provide or cause to be provided each month to the related indenture trustee for the indenture trustee to forward to each registered owner of notes issued by the trust, a statement setting forth information with respect to its notes and the student loans held in the related trust estate as of the ending of the preceding month, including the following:

  . the amount of principal payments made with respect to each series of notes during the preceding month;

  . the amount of interest payments made with respect to each series of notes during the preceding month;

  . the principal balance of student loans as of the close of business on the last day of the preceding month;

  . the pool balance of student loans as of the close of business on the last day of the preceding month;

  . the pool factor for each series of notes as of the close of business on the last day of the preceding month;

  . the senior parity percentage as of the close of business on the last day of the preceding month;

  . the parity percentage as of the close of business on the last day of the preceding month;

  .   the aggregate outstanding principal amount of each series of notes;

  . the interest rate for each series of notes with respect to each interest payment;

  . the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

  . the aggregate value of the trust estate and the outstanding principal amount of notes as of the close of business on the last day of the preceding month.

   A copy of those reports may be obtained by any noteholder by a written request to the indenture trustee specified in the related prospectus supplement.

   Under each indenture, the related indenture trustee will agree to report to noteholders of the related trust the release, or release and substitution of property subject to the indenture within 90 days of the release, unless the fair value of the property is less than 10% of the principal amount of notes outstanding under that indenture and also will agree to report the character and amount of advances made as indenture trustee, remaining unpaid, the aggregate of which exceeds one-half of 1% of the principal amount of notes outstanding under that indenture.

   Under each indenture, by written request to the related indenture trustee, three or more noteholders of the related trust will have the right to obtain access to the list of all holders of notes under that indenture that is maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes, if reasonable proof is supplied that each of the requestors has owned a note for at least six months. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the related trust.

Enforcement of Servicing Agreement

   Each trust will diligently enforce all terms, covenants and conditions of the servicing agreement, including the prompt payment of all amounts due from the master servicer under the servicing agreement. No trust will permit the release of the obligations of the master servicer under the related servicing agreement except in conjunction with permitted amendments or modifications and no trust will waive any default by the master servicer under the related servicing agreement without the written consent of the related indenture trustee. No trust will consent or agree to or permit any amendment or modification of the related servicing agreement that will in any manner materially adversely affect the rights or security of the registered owners of the notes of that trust.

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Additional Covenants With Respect to the Higher Education Act

   Each trust will verify that the related indenture trustee is, or replace the indenture trustee with, an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

   Each trust will be responsible, directly or through the master servicer, for each of the following actions with respect to the Higher Education Act:

  . Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans held in the related trust estate;

  . Diligently enforcing, and taking all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans held in the related trust estate and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under those student loans;

  . Causing the student loans held in the related trust estate to be serviced by entering into a servicing agreement with the master servicer for the collection of payments made for, and the administration of the accounts of, those student loans;

  . Complying with, and causing all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Higher Education Act, with respect to the student loans held in the related trust estate; and

  . Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the related indenture trustee.

Continued Existence; Successor

   Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. No trust will sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into any corporation or other entity, or permit one or more other corporations or entities to consolidate with or merge with it. Those restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the related indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than the related trust, by proper written instrument for the benefit of the related indenture trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the trust under the indenture and each rating agency then rating any of the outstanding notes of the trust confirms in writing that the transaction will not result in a downgrade of its rating(s) of those notes.

Events of Default

   Under each indenture, each of the following events will be defined as an event of default:

  . default in the due and punctual payment of the principal of or interest on any of the Class A notes issued thereunder when due or failure to make any payment due under any other senior obligations under the indenture when due;

  . if no senior obligations are outstanding under the indenture, default in the due and punctual payment of the principal of or interest on any of the Class B notes issued thereunder when due;

  . default by the related trust in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in the notes issued thereunder, and continuation of such default for a period of 90 days after written notice thereof by the related indenture trustee to the trust; and

  . the occurrence of an event of bankruptcy with respect to the related trust.

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   Failure to pay carryover amounts or interest on carryover amounts shall not constitute an event of default under any indenture.

   Additional events of default may be added to an indenture by any supplemental indenture.

Remedies on Default

   Possession of Trust Estate. Upon the happening of any event of default under an indenture, the related indenture trustee will have the right to take possession of any portion of the related trust estate that may be in the custody of others, and all property comprising the trust estate, and will have the right to hold, use, operate, manage and control those assets. The indenture trustee also will have the right, in the name of the related trust or otherwise, to conduct the business of the trust and collect and receive all charges, income and revenues of the related trust estate. After deducting all expenses incurred and all other proper outlays authorized in the related indenture, and all payments that may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest of the money received by the indenture trustee as follows:

   If the principal of none of the obligations under the indenture shall have become due,

  . first, to the payment of the interest in default on Class A notes outstanding under the indenture and to the payment of all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with the Class A notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, and

  . second, to the payment of the interest in default on Class B notes outstanding under the indenture and to the payment of all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with the Class B notes then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

  . third, to the payment of the interest in default on any borrowings and to the payment of all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with any borrowings, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

  . fourth, to pay all other derivative termination payments under derivative products secured on a parity with the Class A notes then due and not previously paid;

  . fifth, to pay all other derivative termination payments under derivative products secured on a parity with the Class B notes then due and not previously paid; and

  . sixth, to pay all other derivative termination payments under derivative products secured on a parity with any borrowings then due and not previously paid;

   If the principal of any of the obligations under the indenture shall have become due by declaration of acceleration or otherwise,

  . first, to the payment of the interest in default on Class A notes outstanding under the indenture and all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with the Class A notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

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  .   second, to the payment of the principal of all Class A notes outstanding under the indenture then due and all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

  . third, to the payment of the interest in default on Class B notes outstanding under the indenture and all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with the Class B notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

  . fourth, to the payment of the principal of all Class B notes outstanding under the indenture then due and all derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

  . fifth, to the payment of the interest in default on any borrowings and all company derivative payments and certain derivative termination payments set forth in the indenture secured on a parity with such borrowings then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments,

  . sixth, to the payment of the principal of all borrowings then due and any derivative payments and certain derivative termination payments set forth in the indenture on a parity with any borrowings, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

  . seventh, to the payment of all other derivative termination payments secured on a parity with the Class A notes then due and not previously paid;

  . eighth, to the payment of all other derivative termination payments secured on a parity with the Class B notes then due and not previously paid;

  . ninth, to the payment of all other derivative termination payments secured on a parity with any borrowings then due and not previously paid; and

  . tenth, to the payment of interest accrued on the carryover amounts of the Class A auction rate notes, the carryover amounts of the Class A auction rate notes, to pay interest accrued on the carryover amounts of the Class B auction rate notes, and the carryover amounts of the Class B auction rate notes, in that order of priority.

   Sale of Trust Estate. Each indenture will provide that upon the happening of any event of default thereunder and if the principal of all the outstanding notes issued thereunder shall have been declared due and payable, then the related indenture trustee will have the right to sell the related trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee will have the right to proceed to protect and enforce the rights of the indenture trustee or the registered owners of notes issued under the indenture in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee will be required to take any of those actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the indenture.

   Appointment of Receiver. If an event of default occurs under an indenture, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the related indenture trustee or of the registered owners of notes issued under the indenture, then as a matter of right, the related indenture trustee shall be entitled to the appointment of a receiver for the related trust estate.

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   Accelerated Maturity.  If an event of default occurs under an indenture, the related indenture trustee will have the right to declare, or upon the written direction by the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture will be required to declare, the principal of all then outstanding obligations issued under the indenture, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default under an indenture other than a default in making payments when due will require the consent of a majority of the registered owners of each priority of obligations then outstanding under the indenture.

   Direction of Indenture Trustee. If an event of default occurs under an indenture, the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture will have the right to direct and control the related indenture trustee with respect to any proceedings for any sale of any or all of the related trust estate, or for the appointment of a receiver. The registered owners will not have the right to cause the indenture trustee to institute any proceedings that, in the indenture trustee's opinion, would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

   Right to Enforce in Indenture Trustee. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture will be vested exclusively in the related indenture trustee, unless and until the indenture trustee fails to institute an action or suit after

  . the registered owners of at least 25% of the notes outstanding under the indenture shall have previously given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof,

  . the registered owners of at least 25% of the notes outstanding under the indenture shall have made a written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

  . the indenture trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

   In addition, each indenture trustee and the holders of notes issued by each trust will covenant that they will not at any time institute against the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   With respect to each trust, none of the related indenture trustee, the depositor, the seller, the administrator, the master servicer and the related eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of the principal of or interest on the notes issued by the trust or for the agreements of the trust contained in the related indenture.

   Waivers of Events of Default. Each indenture trustee will have the discretion to waive any event of default under the related indenture and rescind any declaration of acceleration of the obligations due under the indenture. Each indenture trustee will be required to waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the related indenture. Each indenture will provide that a waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provisions are made for payment of all arrears of interest or all arrears of payments of principal, and all expenses incurred by the related indenture trustee in connection with such default. Under each indenture, a waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

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The Indenture Trustee

   Acceptance of Trust. Under each indenture, the related indenture trustee will agree to accept the trusts imposed upon it by the indenture, and to perform those trusts, but only upon and subject to the following terms and conditions:

  . Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture. In the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture.

  . In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

  . Before taking any action under the indenture requested by registered owners of notes issued thereunder, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by those registered owners for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the indenture trustee.

   Indenture Trustee May Act Through Agents. Each indenture trustee may execute any of the trusts or powers under the related indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. No indenture trustee will be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by an indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by the related trust.

   Duties of Indenture Trustee. An indenture trustee generally will be under no obligation or duty to perform any act at the request of registered owners of notes issued under the related indenture or to institute or defend any suit to protect the rights of the registered owners of notes issued under the related indenture unless properly indemnified and provided with security to its satisfaction. An indenture trustee will not be required to take notice of any event of default under the related indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners of notes issued under the related indenture or an authorized representative of the related trust.

   However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners of the related notes requesting that action, if any, or the related trust in all other cases, for all fees, costs, expenses, liabilities, outlays, counsel fees and other reasonable disbursements properly incurred, unless such disbursements are adjudicated to have resulted from the negligence or willful misconduct of the indenture trustee.

   If the trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes outstanding thereunder for the payment of the principal thereof and interest thereon from the collection account.

   Compensation of Indenture Trustee. Each trust will pay to the related indenture trustee compensation for all services rendered by it under the related indenture, and also all of its reasonable expenses, charges, and other disbursements.


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   Resignation of Indenture Trustee.  An indenture trustee may resign and be discharged from the trust created by the related indenture by giving to the related trust written notice specifying the date on which such resignation is to take effect. A resignation will take effect on the day specified in such notice only if a successor indenture trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the provisions of the indenture.

   Removal of Indenture Trustee. An indenture trustee may be removed at any time

  . by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under the related indenture;

  . by the related trust for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

  . by the related trust without cause so long as no event of default exists or has existed within the last 30 days.

   In the event an indenture trustee is removed, removal shall not become effective until

  .   a successor indenture trustee shall have been appointed; and

  .   the successor indenture trustee has accepted that appointment.

   Successor Indenture Trustee. If an indenture trustee resigns, is removed, dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of an indenture trustee is taken over by any public officer or officers, a successor indenture trustee may be appointed by the related trust. In this case the trust will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners of the related notes at the address of each registered owner appearing on the note registration books.

   Every successor indenture trustee

  . will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

  .   will have a reported capital and surplus of not less than $50,000,000;

  . will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

  . will be an eligible lender under the Higher Education Act, so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act, with respect to the FFELP loans held in the related trust estate.

   Merger of the Indenture Trustee. Any corporation into which an indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which an indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an indenture trustee, shall be the successor of the indenture trustee under the related indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

Supplemental Indentures

   Supplemental Indentures Not Requiring Consent of Registered Owners. Each trust and the related indenture trustee may, without the consent of or notice to any of the registered owners of any obligations outstanding under the related indenture, enter into any indentures supplemental to the indenture for any of the following purposes:

  .   to cure any ambiguity or formal defect or omission in the indenture;

  . to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

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  .   to subject to the indenture additional revenues, properties or collateral;

  . to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by the Trust Indenture Act of 1939 or similar federal statute that, in the opinion of the indenture trustee or its counsel are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

  . to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture, or any additional or substitute guarantee agency or master servicer;

  . to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the issuer's student loan program in conformance with the Higher Education Act;

  . to make any change as shall be necessary to obtain and maintain for any of the notes issued under the indenture an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the material prejudice of the registered owner of any of the obligations outstanding under the indenture;

  . to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

  . to provide for the issuance of subordinate indebtedness pursuant to the provisions of the indenture, including the creation of appropriate accounts with respect to such subordinate indebtedness;

  . to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

  . to create any additional accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

  . to amend the indenture to allow for any of the notes issued thereunder to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendment to provide for repayment to the provider of the credit support on a parity with any of the notes issued thereunder or related derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

  . to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of any reserve account, so long as such action shall not adversely affect the ratings on any of the notes issued under the indenture;

  . to make any other change upon confirmation by each rating agency then rating any of the notes outstanding under the indenture that such change will not result in its rating(s) of those notes being reduced or withdrawn; or

  . to make any other change that, in the judgment of the indenture trustee, is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

   Supplemental Indentures Requiring Majority Consent of Registered
Owners. Any amendment of an indenture other than those listed above under "--Supplemental Indentures Not Requiring Consent of Registered Owners" and listed below under "--Supplemental Indentures Requiring Consent of Each Registered Owner of an Affected Note and the Counterparty under Each Affected Derivative Product" must be approved by the registered owners of a majority of the principal amount of each class of affected notes then outstanding under the indenture.

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   Supplemental Indentures Requiring Consent of Each Registered Owner of an
Affected Note and the Counterparty under Each Affected Derivative
Product. None of the changes described below may be made in a supplemental indenture without the consent of the registered owner of each affected note and the counterparty under each affected derivative product then outstanding under the related indenture:

  . an extension of the maturity date of the principal of or the interest on any obligation, or

  . a reduction in the principal amount of any obligation or the rate of interest thereon, or

  . a privilege or priority of any obligation under the indenture over any other obligation, or

  . a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

  . the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

Trust Irrevocable

   The trust created by the terms and provisions of each indenture will be irrevocable until the principal of and the interest due on all obligations under the indenture and all related derivative payments are fully paid or provision is made for its payment, as provided in the indenture.

Satisfaction of Indenture

   If the registered owners of the notes and any other obligations issued under an indenture are paid all the principal of and interest due on those notes and other obligations, at the times and in the manner stipulated in the indenture, and if each counterparty on a related derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the related trust instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

   Notes and any other obligations issued under an indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the related indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the related indenture and on said date there shall have been deposited with the related indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

   Any derivative payments will be considered to have been paid and the related derivative product terminated when payment of all derivative payments due and payable to the counterparty thereunder has been made or duly provided for to the satisfaction of the counterparty and the related derivative product has been terminated.

                        FEDERAL INCOME TAX CONSEQUENCES

Certain Federal Income Tax Consequences

   The following discussion is a summary of certain anticipated federal income tax consequences of the purchase, disposition and ownership of the notes by prospective holders. This summary is of a general nature only and does not consider all the possible federal tax consequences of the purchase, ownership or disposition of the notes and is not intended to and does not exhaust all possible aspects of federal income taxation that may be relevant to a holder based on his or her particular circumstances (including, but not limited to, potential application of the alternative minimum tax). Moreover, except as expressly indicated, it addresses purchasers of the notes at the issue price, which is the first price to the public at which a substantial amount of the notes is sold.

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   This summary is based upon the existing provisions of the Internal Revenue
Code of 1986, as amended (the "Code"), existing regulations thereunder, and the current administrative rulings and court decisions, all of which are subject to change. There can be no assurance that any changes in the Code, regulations or court cases will not retroactively change the statements made herein. Moreover, this summary does not take into account or anticipate any changes in the law, whether by legislative, judicial or administrative action, nor does it take into account any state, local or foreign tax consequences or considerations for any potential holders. No rulings on the federal, state or local tax issues considered relevant to the organization or operation of the issuer or an investment in the notes have been sought or obtained by the issuer, the depositor or the master servicer. Also, there are no authorities dealing with similar transactions or having facts comparable to the issuance of the notes. Consequently, the Internal Revenue Service may disagree with certain portions of the following discussion and the opinions expressed herein.

   This discussion is directed solely to holders that hold the notes as capital assets under Code Section 1221 and does not deal with the tax consequences to holders who do not hold the notes as capital assets or who are subject to special tax treatment under the federal income tax laws (including, without limitation, banks, thrifts, insurance companies, estates, trusts, real estate investment trusts and certain tax exempt organizations, dealers in securities or currencies, holders that hold notes or foreign currency as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a note and one or more other investments, or holders that have a "functional currency" other than the U.S. dollar). Except to the extent discussed under "--Non-United States Holders", this summary is not applicable to non-United States persons not subject to U.S. federal income tax on their worldwide income.

   This summary is included for general information only and may not be applicable depending on a holder's particular situation. Prospective holders are strongly urged to consult their tax advisor as to the specific tax consequences to them of the purchase, disposition, or ownership of notes, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

United States Holders

  Characterization of the Notes as Indebtedness

   As used herein, the term "United States Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

  . an individual citizen or resident of the United States;the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

  . a corporation, partnership (unless the IRS provides otherwise by Treasury Regulations) or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust has validly made an election to be treated as a United States person under applicable Treasury Regulations.

   There are no Treasury Regulations, published administrative rulings, or judicial decisions involving the federal income tax characterization of securities with terms substantially similar to the notes. The master servicer, the depositor and the issuer have agreed, and the holders, by accepting the notes, will agree, to treat the notes as indebtedness for federal income tax purposes. The master servicer, the depositor and the issuer intend to treat this transaction as a financing reflecting the notes as indebtedness for tax purposes.

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   Based on the assumptions and representations of the master servicer, the depositor and the issuer contained in this prospectus and the documents described in the following sentence, in the opinion of Squire, Sanders & Dempsey L.L.P., the notes will be characterized as debt for federal income tax purposes. The assumptions and representations upon which the foregoing opinion is based are: (1) the pertinent provisions of the Code, the Treasury Regulations promulgated thereunder and the judicial and administrative rulings and decisions now in effect will remain in effect and will not otherwise be amended, revised, reversed or overruled; (2) the trust agreement, the indenture, the servicing agreements and the other documents contemplated by this transaction and referred to herein are executed and delivered in substantially the form as attached as exhibits to this prospectus (the "transaction documents") and the parties thereto will carry out their respective duties and obligations as set forth therein; (3) there are no changes to the terms of the notes as described in this prospectus; and (4) the master servicer, the depositor, the issuer and the holders will treat the notes as indebtedness for federal income tax purposes. This opinion will not be binding on the courts or the Internal Revenue Service.

  Characterization of the Issuer

   In the opinion of Squire, Sanders & Dempsey L.L.P., based upon certain assumptions and certain representations of the master servicer, the depositor and the issuer contained in this prospectus, the transaction documents and as set forth under "--United States Holders--Characterization of the Notes as Indebtedness", the issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation. Such opinion will not be binding on the courts or the Internal Revenue Service.

  Tax Consequences if the Notes Are Characterized as Equity

   Contrary to the opinion of Squire, Sanders & Dempsey L.L.P., the Internal Revenue Service might assert that the notes do not represent debt for federal income tax purposes, but, rather, the notes should be treated as equity interests of the issuer or the master servicer. If, instead of treating the transaction as creating secured debt in the form of the notes issued, the transaction were treated as creating a partnership among the holders and the master servicer, the resulting partnership would not be subject to federal income tax, unless such partnership were treated as a publicly traded partnership taxable as a corporation. Rather, the master servicer and each holder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deduction and credit. The amount and timing of items of income and deduction of a holder might differ if the notes were held to constitute partnership interests, rather than indebtedness. Furthermore, the distributive share of partnership income of tax-exempt entities (including pension funds) might be "unrelated business taxable income," and the distributive share of partnership income of foreign holders might be subject to United States tax and United States tax return filing and withholding requirements.

   If the holders were treated as partners in a publicly traded partnership, such partnership would be taxable as a corporation, unless 90% of the gross income of the issuer was "qualifying income". The issuer and the depositor have represented that for 2003 and each subsequent taxable year at least 90% of the gross income of the issuer will consist of interest income attributable to loans acquired by the issuer (but not originated by the issuer) and interest or dividend income from investment of certain reserve funds. Based upon the foregoing representation of the issuer and the depositor, the issuer would not be treated as a publicly traded partnership taxable as a corporation.

   If, alternatively, the notes were determined to be equity interests of the issuer and the issuer were classified as a corporation or a publicly traded partnership taxable as a corporation, such entity would be subject to federal income tax at corporate income tax rates on the income it derived from the student loans and other assets, which would substantially reduce the amounts available for payment to the holders. Cash payments to the holders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits and would not be deductible as interest. Moreover, income to foreign holders would be subject to United States

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tax and United States tax return filing and withholding requirements. The foregoing results would also obtain if the notes were determined to be equity interests of the master servicer, because the master servicer is a corporation for federal income tax purposes. The remainder of this discussion assumes that the notes will be treated as debt for federal income tax purposes.

  Payments of Interest

   Interest paid on a note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships that hold notes should consult their tax advisors.

   Although the matter is not free from doubt, it is anticipated that the notes will be treated as having been issued without original issue discount and, in the case of a series of index rate notes or auction rate notes, as providing for stated interest at "qualified floating rates," as this term is defined by applicable Treasury Regulations. A rate of interest is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. In the case of a series of auction rate notes, it is believed that the auction process contemplated by this prospectus will establish, and the resulting auction rate will be, a rate with sufficient indicia of the market cost of borrowing to constitute a qualified floating rate. Likewise, it is believed that the procedures contemplated by this prospectus to derive the stated interest rate of a series of index rate notes will establish a rate with sufficient indicia of the market cost of borrowing to constitute a qualified floating rate. The issuer intends to report interest income in respect of the notes in a manner consistent with this treatment.

   If it were to be determined that a series of auction rate notes or index rate notes do not provide for stated interest at qualified floating rates, such notes would be treated as having been issued with original issue discount. In that event, each holder would be required to include original issue discount in gross income as it accrues on a constant yield to maturity basis in advance of the receipt of any cash attributable to the income, regardless of whether the holder is a cash or accrual basis taxpayer. The issuer anticipates, however, that even if a series of notes were treated as issued with original issue discount under those circumstances, the amount that a holder would be required to include currently in income under this method would not differ materially from the amount of interest on the note otherwise includable in income.

  Original Issue Discount

   General Rules. If the notes were issued at a price less than their stated principal amount or the interest rate of a series of auction rate notes or index rate notes is deemed by the Internal Revenue Service not to be a qualified floating rate as described above, the notes would be deemed to be issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject to the de minimis rules described below. Such original issue discount would equal the difference between the "stated redemption price at maturity" of the note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and holders of notes with original issue discount must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which such discount relates. The remainder of the discussion under this heading "--Original Issue Discount" (and its respective subheadings) assumes solely for purposes of illustration that the notes will be issued with original issue discount.

   The amount of original issue discount required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount for certain debt instruments, such as the notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. No regulatory guidance currently exists under Section l272(a)(6) of the Code. Accordingly, the issuer or other person responsible for computing the amount of original issue discount

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to be reported to a holder each taxable year expects to base its computations on Section 1272(a)(6) of the Code and final Treasury Regulations governing the accrual of original issue discount on debt instruments (the "OID Regulations"). The amount and rate of accrual of original issue discount on a note will be calculated based on:

  .   a single constant yield to maturity; and

  . the prepayment rate of the student loans and the reinvestment rate on amounts held by the issuer pending distribution that was assumed in pricing the note.

Holders should be aware, however, that the OID Regulations do not address directly the treatment of instruments that are subject to Section 1272(a)(6) of the Code, and, accordingly, there can be no assurance that such methodology, which is described more fully below, represents the correct manner of calculating original issue discount on the notes.

   Computation of Original Issue Discount. The amount of original issue discount on a note equals the excess, if any, of the note's "stated redemption price at maturity" over its "issue price". Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("deemed principal payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (1) a single fixed rate or (2) a variable rate that meets certain requirements set out in the OID Regulations (a qualified floating rate being one such variable rate that generally constitutes qualified stated interest). Thus, in the case of any note providing for qualified stated interest, the stated redemption price at maturity generally will equal the total amount of all deemed principal payments due on that note. The issue price of a series of notes generally will equal the initial price at which such series is sold to the public.

   De Minimis Rule. Under a de minimis rule, a note will be considered to have no original issue discount if the amount of original issue discount is less than the product of 0.25% of the note's stated redemption price at maturity and the weighted average maturity of the note. No Treasury Regulations have been issued with respect to computing the weighted average maturity of debt instruments similar to the notes. The weighted average maturity of a note will equal the sum of the amounts obtained by multiplying the number of complete years from the note's issue date until the date payment is made by a fraction, the numerator of which is the amount of each deemed principal payment, and the denominator of which is the note's stated redemption price at maturity. A holder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the note are received or, if earlier, upon disposition of the note, unless the holder makes the election described below under --All Original Issue Discount Election".

   Computation of Daily Portions of Original Issue Discount. A holder must include in gross income the sum, for all days during its taxable year on which it holds the note, of the "daily portions" of the original issue discount on such note, if any. The daily portions of original issue discount with respect to a note will be determined by allocating to each day in any accrual period the note's ratable portion of the excess, if any, of:

   (1) the sum of (a) the present value of all payments under the note yet to be received as of the close of such period and (b) the amount of any deemed principal payments received on the note during such period; over

   (2)  the note's "adjusted issue price" at the beginning of such period.

   The present value of payments yet to be received on a note will be computed by using the note's original yield to maturity (adjusted to take into account the length of the particular accrual period) and taking into account deemed principal payments actually received on the note prior to the close of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price.

   The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the note at the beginning of the preceding period, increased by the amount of original issue discount allocable to that period and decreased by the amount of any deemed principal payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such note.

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   The yield to maturity of a note will be calculated based on:

   (1)  the pricing prepayment assumptions; and

   (2) any contingencies not already taken into account under the pricing prepayment assumptions that, considering all the facts and circumstances as of the issue date, are significantly more likely than not to occur.

   Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the note typically will be subsumed in the pricing prepayment assumptions and thus will be reflected in the note's yield to maturity.

   Optional Redemption. The notes may be subject to optional redemption by the issuer before their final maturities. Under the OID Regulations, the issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the notes is lower than it would be if the notes were not redeemed before their final maturities. If the issuer is presumed to exercise its option to redeem the notes, original issue discount on such notes will be calculated as if the redemption date was the maturity date and the optional redemption price was the stated redemption price at maturity. If the notes are all issued at par or at a discount, the issuer will not be presumed to exercise its option to redeem the notes, because a redemption by the issuer would not lower the yield to maturity of the notes.

   If, however, some notes are issued at a premium, the issuer may be able to lower the yield to maturity of the notes by exercising its redemption option. In determining whether the issuer will be presumed to exercise its option to redeem notes when some of the notes are issued at a premium, such notes that are subject to optional redemption will be taken into account to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the notes were issued at a premium, it will be presumed that the issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the notes, and there can be no assurance that the Internal Revenue Service will agree with the position taken.

   All Original Issue Discount Election. The OID Regulations provide that a holder may elect to include in gross income under the constant yield method used to account for original issue discount all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (see "--United States Holders--Notes Purchased at a Market Discount"), de minimis market discount that accrues on the note and unstated interest (as reduced by any amortizable premium (see "--United States Holders--Notes Purchased at a Premium") or acquisition premium, as described below). To make such an election, the holder of the note must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the note. The statement must identify the instruments to which the election applies. An election is irrevocable unless the holder obtains the consent of the Internal Revenue Service to change the election.

   If an election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount. See "--United States Holders--Notes Purchased at a Market Discount". In addition, if an election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize under the constant yield method the premium on all of the holder's other debt instruments with amortizable premium. See "--United States Holders--Notes Purchased at a Premium".

   Subsequent Holder. A note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a note, immediately after its acquisition, exceeds the sum of all deemed principal payments to be received on the note after the acquisition date, the note will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the note by the amount of amortizable premium. See "--United States Holders--Notes Purchased at a Premium".

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   If the subsequent holder's adjusted basis in the note immediately after the acquisition exceeds the adjusted issue price of the note, but is less than or equal to the sum of the deemed principal payments to be received under the note after the acquisition date, the amount of original issue discount on the note will be reduced by a fraction, the numerator of which is the excess of the note's adjusted basis immediately after its acquisition over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all deemed principal payments to be received on the note after the acquisition date over the adjusted issue price of the note. Alternately, the subsequent holder of a note having original issue discount may make the election described under "--All Original Issue Discount Election" with respect to the note.

   In view of the complexities and uncertainties as to the manner of inclusion in income of original issue discount on the notes, potential holders should consult their own tax advisors to determine the appropriate amount and method of inclusion in income of original issue discount on the notes for federal income tax purposes.

  Anti-Abuse Rule

   The U.S. Treasury Department issued Treasury Regulations containing an anti-abuse rule because it was concerned that taxpayers might be able to structure debt instruments or transactions, or apply the bright-line or mechanical rules of the OID Regulations, in a way that produces unreasonable tax results. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Internal Revenue Service may apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the Treasury Regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

  Notes Purchased at a Premium

   Under the Internal Revenue Code, a United States Holder that purchases a note for an amount in excess of its stated repayment price at maturity may elect to treat such excess as "amortizable bond premium". Under this election, the amount of interest required to be included in the United States Holder's income each year with respect to interest on a note will be reduced by the amount of amortizable bond premium allocable (based on the note's yield to maturity) to that year. If the amortizable bond premium allocable to a year exceeds the amount of interest allocable to that year, the excess would be allowed as a deduction for that year, but only to the extent of the United States Holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next year. A United States Holder who elects to amortize bond premium must reduce its tax basis in the note. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludable from gross income) held by the United
States Holder at the beginning of the first taxable year to which the election applies, or bonds acquired thereafter by the United States Holder. This election may not be revoked without the consent of the Internal Revenue Service.

  Notes Purchased at a Market Discount

   A note will be treated as acquired at a market discount (a "Market Discount Note") if the amount for which a United States Holder purchased the note is less than the note's stated redemption price at maturity or, in the case of a note issued with original issue discount, the note's original issue price plus any accrued original issue discount, unless, in either case, such difference is less than a specified de minimis amount.

   In general, any partial payment of principal or any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. This election applies to

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

all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

   Market discount accrues on a straight-line basis unless the United States Holder elects to accrue such discount on a constant yield to maturity basis. This election applies only to the Market Discount Note with respect to which the election is made and is irrevocable. A United States Holder of a Market Discount Note that does not elect to make a current inclusion of market discount in income generally will be required to defer until the maturity or disposition of the note deductions for payments of interest on borrowings allocable to the note in an amount not exceeding the accrued market discount on such note.

  Purchase, Sale, Exchange and Retirement of the Notes

   A United States Holder's tax basis in a note generally will equal its cost, increased by any market discount and original issue discount included in the United States Holder's income with respect to the note, and reduced by the amount of any amortizable bond premium applied to reduce interest on the note. A United States Holder generally will recognize gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount realized on the sale or retirement of the note and the United States Holder's tax basis in the note. Except to the extent described under "--United States Holders--Notes Purchased at a Market Discount", and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if the note was held for more than one year. In the event that the notes were treated as issued with original issue discount, as discussed under "--United States Holders--Payments of Interest", a portion of any gain or loss recognized on the disposition, exchange or retirement of a note could be characterized as ordinary income or loss, respectively.

Non-United States Holders

   The following is a general discussion of certain United States federal income and estate tax consequences resulting from the beneficial ownership of notes by a person other than a United States Holder or a former United States citizen or resident (either, a "Non-United States Holder").

   Subject to the discussion of backup withholding below, payments of principal or any premium by the issuer or any of its agents (acting in its capacity as agent) to any Non-United States Holder will not be subject to U.S. withholding tax. In the case of payments of interest to any Non-United States Holder, however, U.S. withholding tax will apply unless the Non-United States Holder
(1) does not own (actually or constructively) 10-percent of more of the voting equity interests of the issuer, (2) is not a controlled foreign corporation for United States tax purposes that is related to the issuer (directly or indirectly) through stock ownership, or (3) is not a bank receiving interest in the manner described in Section 881(c)(3)(A) of the Code. Moreover, either (1) the Non-United States Holder must certify on IRS Form W-8BEN to the issuer or its agent under penalties of perjury that it is not a United States person and must provide its name and address, or (2) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business and that also holds the note must certify to the issuer or its agent under penalties of perjury that such statement on IRS Form W-8BEN has been received from the Non-United States Holder by it or by another financial institution and must furnish the interest payor with a copy.

   A Non-United States Holder that does not qualify for exemption from withholding as described above must provide the issuer or its agent with documentation as to his, her, or its identity to avoid the U.S. backup withholding tax on the amount allocable to a Non-United States Holder and be subject instead to the 30% foreign withholding rate, or to reduce further the withholding tax under an applicable tax treaty. The documentation may require that the Non-United States Holder provide a U.S. tax identification number.

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

   Holders that are foreign partnerships for U.S. tax purposes generally must provide on IRS Form W-8IMY (or successor form) and associate with that form appropriate certification or documentation from each partner to avoid U.S. withholding tax on interest income from the notes. Alternatively, to reduce U.S. withholding tax under an applicable tax treaty, holders that are foreign partnerships for U.S. tax purposes generally must provide an IRS Form W-8BEN.

   If a Non-United States Holder is engaged in a trade or business in the United States and interest on a note or notes held by such holder is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above (provided that such holder timely furnishes the required certification to claim such exemption), may be subject to United States federal income tax on such interest in the same manner as if it were a United States Holder. In addition, if the Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a note will be included in the earnings and profits of the holder if the interest is effectively connected with the conduct by the holder of a trade or business in the United States. Such a holder must provide the payor with a properly executed IRS Form W-8ECI (or successor form) to claim an exemption from United States federal withholding tax.

   Any capital gain or market discount realized on the sale, exchange, retirement or other disposition of a note by a Non-United States Holder will not be subject to United States federal income or withholding taxes if (1) the gain is not effectively connected with a United States trade or business of the Non-United States Holder, and (2) in the case of an individual, the Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and certain other conditions are met.

   Holders of notes that are Non-United States Holders should consult their own tax advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the notes.

  United States Estate Tax Considerations

   The notes generally will not be includible in the U.S. taxable estate of a Non-United States Holder unless the individual owns (actually or constructively) 10-percent or more of the voting equity interests of the issuer or the master servicer or, at the time of the individual's death, payments in respect of the notes would have been effectively connected with the conduct by the individual of a trade or business in the United States.

Information Reporting and Backup Withholding

   For each calendar year in which the notes are outstanding, the issuer is required to provide the Internal Revenue Service with certain information, including a holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain United States Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

   If a United States Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under-reports its tax liability, the issuer, its agents or paying agents or a broker may be required to make "backup" withholding of tax on each payment of interest, principal and any premium on the notes. The backup withholding rate for applicable payments made through December 31, 2003 is 30%. As of February 1, 2003, the backup withholding rate is 29%

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

for 2004 and 2005 and 28% for 2006 and thereafter (subject to possible increase after 2010). This backup withholding is not an additional tax and may be credited against the United Stares Holder's federal income tax liability, provided that the United States Holder furnishes the required information to the Internal Revenue Service.

   Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of interest made by the issuer or any of its agents (in their capacity as such) to a Non-United States Holder if such holder has provided the required certification that it is not a United States person (as set forth in the second paragraph under "--Non-United States Holders"), or has otherwise established an exemption (provided that neither the issuer nor its agent has actual knowledge that the holder is a United States person or that the conditions of an exemption are not in fact satisfied).

   Payments of the proceeds from the sale of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) may apply to those payments if the broker is one of the following:

  .   a United States person;

  .   a controlled foreign corporation for United States tax purposes;

  . a foreign person 50-percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United Stares trade or business; or

  .   a foreign partnership with certain connections to the United States.

   Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

   The preceding federal income tax discussion is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under federal, state, local, foreign and other tax laws and the possible effects of changes in those tax laws.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described under "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential holders of the notes should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state. We strongly encourage you to consult your own tax advisors with respect to the various state tax consequences of an investment in the notes.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary duties and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts and annuities described in Section 408 of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the prohibited transaction rules set forth in ERISA. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.

   In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively, "Benefit Plans") and persons who have certain specified relationships with the Benefit Plans ("Parties in Interest" or "Disqualified Persons"), unless an exemption is available. The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if certain entities, including but not limited to the issuer, are or become a Party in Interest or a Disqualified Person with respect to such Benefit Plan. Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502 of ERISA (or Section 4975 of the Code) unless an exemption is available. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers or (v) PTCE 96-23 regarding certain transactions effected by an in-house asset manager. Before purchasing the notes, a plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(l) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

   Certain transactions involving the purchase, holding or transfer of the notes might constitute a prohibited transaction under ERISA and the Code if assets of the trust issuing the notes were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (29 C.F.R. Section 2510.3-101, the "Plan Asset Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code if the notes constitute an "equity interest" and none of the exceptions contained in the Plan Asset Regulation is applicable. An "equity interest" is defined under the Plan Asset Regulation as "any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features." The notes are not expected to be treated as equity interests within the meaning of the Plan Asset Regulation. A Benefit Plan fiduciary considering the purchase of the notes should consult its tax and legal advisors regarding whether the assets of the trust issuing the notes would be considered plan assets under the Plan
Asset Regulation, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences under ERISA.

                             PLAN OF DISTRIBUTION

   The plan of distribution for any series of notes will be described in the related prospectus supplement. We may sell the notes of any series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. We also may sell the notes of any series, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. We intend to sell the notes using these various methods from time to time and may sell the notes using more than one of these methods may sell a particular series of notes using a combination of these methods.

   The distribution of the notes of any series may be effected from time to time in one or more transactions at a fixed price, at prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the market value of those notes.

   In connection with the sale of any series of notes, underwriters may receive compensation from us or from the purchasers of those notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of any series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from, the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The underwriters for any series of notes will be identified, and any compensation received from us will be described, in the related prospectus supplement.

   Under agreements that we may enter into with respect to the sale of any series of notes, the underwriters and agents who participate in the distribution of those notes may be entitled to indemnification by us against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereto.

   We may authorize underwriters or other persons acting as the agents to solicit offers by certain institutions to purchase any series of notes from us pursuant to contracts providing for payment and delivery on a future date, which arrangements, if any, we will describe in the related prospectus supplement. Institutions with which we may make these contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by us. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing those notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

   The underwriters of any series of notes may, from time to time, buy and sell those notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuer, the seller, the depositor, the master servicer, and each series of notes will be passed on by Thompson Hine LLP, unless specified otherwise in the related prospectus supplement.

   Each prospectus supplement will identify the other law firms that will give opinions on additional legal matters.

                                    RATINGS

   The initial ratings for each series of notes will be described in the related prospectus supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes will address the likelihood of the ultimate payment of principal of and interest on the notes under their terms.

   We have furnished and will furnish to the rating agencies information and materials, some of which have not been included in this prospectus. Generally, a rating agency bases its rating on this information and materials, investigations, studies and assumptions obtained by the rating agency. There is no assurance that any rating will apply for any given period of time or that it will not be lowered or withdrawn entirely by the rating agency.

   Each rating is subject to change or withdrawal at any time and any change or withdrawal may affect the market price or marketability of the notes.

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

                   INCORPORATION OF DOCUMENTS BY REFERENCE;
                        WHERE TO FIND MORE INFORMATION

   We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file annual, quarterly and special reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus until the termination of the offering of the notes or if later, and so long as market making transactions of the underwriters with respect to the notes are not exempt from the registration provisions of the Securities Act, the end of any period of such market making transactions.

   You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

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================================================================================

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may not be accurate after the date of this document.

Upon issuance, these notes will not be listed on any stock or other securities exchange. Neither the Securities and Exchange Commission nor any other federal, state or other governmental entity or agency will have passed on the accuracy of this prospectus supplement or approved the notes for sale. The indenture will be qualified under the Trust Indenture Act of 1939.

This prospectus supplement includes cross-references to headings in these materials where you can find further related discussions. The following table of contents provides the pages on which these headings are located.

                               -----------------

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
           Summary................................................  S-1
           Risk Factors........................................... S-18
           Forward-Looking Statements............................. S-20
           Description of the Notes............................... S-21
           Use of Proceeds........................................ S-33
           Acquisition of the Student Loans....................... S-34
           Characteristics of the Student Loans................... S-34
           Regarding the Student Loans............................ S-41
           Description of the Indenture........................... S-44
           Plan of Distribution................................... S-44
           Legal Matters.......................................... S-45
           Ratings................................................ S-45
           Appendix A--Auction Procedures
           Appendix B--Settlement Procedures
           Appendix C--Glossary of Defined Terms

         PROSPECTUS
           Summary................................................    1
           Risk Factors...........................................    5
           Forward-Looking Statements.............................   15
           Description of the Notes...............................   16
           Security and Sources of Payment for the Notes..........   23
           Education Lending Group, Inc.'s Student Loan
            Program...............................................   25
           Servicing of the Student Loans.........................   31
           Description of the Federal Family Education Loan
            Program...............................................   36
           Description of the Guarantee Agencies..................   48
           Description of the Indenture...........................   55
           Federal Income Tax Consequences........................   65
           State Tax Considerations...............................   74
           ERISA Considerations...................................   74
           Plan of Distribution...................................   75
           Legal Matters..........................................   76
           Ratings................................................   76
           Incorporation of Documents by Reference; Where to Find
            More Information......................................   77

================================================================================
================================================================================

                                $1,000,000,000

                          Education Loan Backed Notes

                      Education Funding Capital Trust-II
                                    Issuer

                       Education Funding Capital I, LLC
                                   Depositor

                          Education Lending Group/SM/
                                    Seller

[LOGO] Education (SM)
       LENDING GROUP, INC.

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                             Salomon Smith Barney

                            William R. Hough & Co.

================================================================================